As filed with the Securities and Exchange Commission on April 23, 2001.          Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA CAPITAL FIRST TRUST DEED FUND, LLC
(Exact name of registrant as specified in governing instruments)

4484 South Pecos Road, Las Vegas, Nevada 89121, (702) 734-2400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sherwood N. Cook, Esq. and Troy A. Wallin, Esq. Kummer Kaempfer Bonner & Renshaw 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109, (702) 792-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of proposed sale to the public:  As soon as practicable following effectiveness of this registration statement.

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Limited-Liability Company Units	$100,000,000	$5,000	$100,000,000	$25,000

(1)      Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

          The information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED APRIL 23, 2001

The information in this preliminary prospectus is not complete and may be changed.  USA Capital First Trust Deed Fund, LLC may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities, and it is not seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

USA CAPITAL FIRST TRUST DEED FUND, LLC

20,000 Limited-Liability Company Units

          USA Capital First Trust Deed Fund, LLC is a Nevada limited-liability company.  We invest in loans that are secured by real property, or mortgage loans.  Our manager, USA Capital Realty Advisors, LLC, a Nevada limited-liability company, will select the loans for us.

          We are offering and selling to potential investors in Arizona, California, Florida, Nevada, New York and Texas a minimum of 300 units and a maximum of up to 20,000 units at a price of $5,000 per unit.  Our manager may increase the maximum number of units offered at any time.  This offering includes units to be issued under our distribution reinvestment plan.  There is currently no public market for our limited-liability company units.  In addition, we do not expect a public market to develop.

          Under the terms of this offering, the minimum purchase is $25,000, or five limited-liability company units.  Fractional limited-liability company units may not be purchased.

	Price to Public	Selling Commissions	Proceeds, Before Expenses
Price Per Unit	$ 5,000	$ 0	$ 5,000
Total Minimum	$ 1,500,000	$ 0	$ 1,500,000
Total Maximum	$ 100,000,000	$ 0	$ 100,000,000

          You must purchase a minimum of five units for $25,000.  To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement.  Initially, your money will be placed in an escrow account.  The escrow will end upon the earlier of the sale of a minimum of 300 units or the passage of 90 days after this offering is declared effective by the Securities and Exchange Commission, or the Commission.  If we fail to sell 300 units on or before the passage of 90 days after this offering is declared effective by the Commission, your money will promptly be returned to you from escrow without interest.  If we sell the minimum on or before the passage of 90 days after this offering is declared effective by the Commission, we will continue to sell up to 20,000 units.  The termination date for this offering will be determined by our manager, in its sole discretion, or by vote of investors holding 75% of the outstanding units.

          The limited-liability company units are being offered by affiliated sales representatives of our manager.  The limited-liability company units are not being offered on a “firm commitment” basis.

          You should read the complete discussion of the risk factors beginning on page 7 of this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences that may flow from an investment in our units is not permitted.

___________________, 2001

TABLE OF CONTENTS

SUMMARY
USA Capital First Trust Deed Fund, LLC
Summary Risk Factors
This Offering
Our Manager and its Affiliates
Compensation to our Manager and its Affiliates
Fees Paid by Borrowers
Fees Paid by Us
Conflicts of Interest
Distribution Reinvestment Plan
ERISA Considerations
Limited-Liability Company Units
Operating Agreement
Tax Considerations
Investor Suitability
To Purchase Units
RISK FACTORS
Risks Related to an Investment in USA Capital First Trust Deed Fund
Risks Related to this Offering
Risks Related to Our Industry
Risks Particular to Development and Construction Loans
Risks Related to an Investment in Real Estate
TERMS OF THE OFFERING
Minimum-Maximum Offering
Subscription Agreements; Admission to USA Capital First Trust Deed Fund, LLC
Election to Receive Monthly Cash Distributions
LEVERAGING THE PORTFOLIO
USE OF PROCEEDS
INVESTOR SUITABILITY STANDARDS
INVESTMENT OBJECTIVES AND POLICIES
Investment Guidelines
Use of Proceeds
Loan Repayment
Credit Evaluations
Sale of Loans
Loan Servicing
Restricted Activities
Environmental Issues
MANAGEMENT
Our Management
USA Capital Realty Advisors, LLC
Fiduciary Responsibility of Our Manager
Removal of USA Capital Realty Advisors, LLC as Our Manager
Evaluation and Acquisition
Management of Loan Portfolio
Mortgage Loans
Directors and Executive Officers of USA Commercial Mortgage Company

COMPENSATION TO OUR MANAGER AND ITS AFFILIATES
CONFLICTS OF INTEREST
Loan Brokerage Commissions
Other Funds or Businesses
Lack of Independent Legal Representation
Sale of Defaulted Loans or Real Estate Owned to Affiliates
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
GENERAL INFORMATION
LEGAL PROCEEDINGS
UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SUMMARY OF OPERATING AGREEMENT
Rights and Liabilities of Investors
Capital Contributions
Rights, Powers and Duties of Manager
Profits and Losses
Cash Distributions
Meetings
Accounting and Reports
Amendment of our operating agreement
Withdrawal from USA Capital First Trust Deed Fund
Limitations on Transferability
Term of USA Capital First Trust Deed Fund
Winding Up
Merger with Other Business Entities
FEDERAL INCOME TAX CONSEQUENCES
Classification as a Partnership
Publicly Traded Partnership Rules
Alternative Minimum Tax
Determination of Basis in Units
Taxation of Income
Computation of Gain or Loss on Sale or Redemption of Units
Character of Gain or Loss
Distributions
Limitations on Deductions of Losses
Depreciation
Investment Interest
Property Held Primarily for Sale; Potential Dealer Status
Unrelated Business Taxable Income
Partnership Tax Returns, Tax Information and Audits
USA Capital Realty Advisors, LLC is Tax Matters Partner
Original Issue Discount Rules
Market Discount
Possible Legislative Tax Changes
State and Local Taxes
Allocations Between Transferor and Transferee
ERISA Considerations
Portfolio Income
Distributions to Foreign Investors
CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE

Foreclosure
Other Loan Enforcement Issues
PLAN OF DISTRIBUTION
LEGAL MATTERS
CONSENT AGREEMENT
EXPERTS
AVAILABLE INFORMATION
EXHIBIT A
EXHIBIT B
INDEX TO FINANCIAL STATEMENTS
PART II

SUMMARY

          The following is a summary and does not contain all the information that may be important to you.  Before you invest in our limited-liability company units, or units, you should read this entire prospectus carefully, including the section entitled “Risk Factors,” beginning at page 7, and the Index to Financial Statements, beginning at page F-1.

USA Capital First Trust Deed Fund, LLC

          We were organized on February 16, 2001 as a Nevada limited-liability company.  In this prospectus we refer to USA Capital First Trust Deed Fund, LLC, as “USA Capital First Trust Deed Fund,” “we,” “us” or “our.”

          We will engage in the business of making or purchasing entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments and vacation ownership intervals (e.g., timeshares).  Although the real property securing our loans will be located primarily in the United States, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.

          Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.  We will select our loans pursuant to a set of guidelines that are designed to ensure the sufficiency of the real property as given security for the loans.  We may also refer to loans that are secured by real estate as “mortgage loans,” even though the loans may actually be secured by a deed of trust.  Our primary investment objective is to generate and distribute cash flow from our operations.

          Our offices are located at 4484 South Pecos Road, Las Vegas, Nevada 89121, and our telephone number is (702) 734-2400.  Our manager is USA Capital Realty Advisors, LLC, a Nevada limited-liability company, which was organized on January 18, 2001.  Its offices are located at 4484 South Pecos Road, Las Vegas, Nevada 89121, and its telephone number is (702) 734-2400.

Summary Risk Factors

          Before you invest, you should consider the complete discussion of the risks associated with an investment in our units in the section entitled “Risk Factors,” beginning on page 7 of this prospectus.

The following are some of the significant risks concerning your investment:
•	There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of our units is restricted. Consequently, investors will have a difficult time trying to obtain cash for their units.

•	We rely entirely on our manager for the day-to-day management of our business and the selection of our loans.
•	We will pay USA Capital Realty Advisors, LLC and USA Commercial Mortgage Company, as the manager of USA Investment Partners, LLC, which is the manager of USA Capital Realty Advisors, LLC, substantial fees related to assets under management and our operations.

•	If we do not remain qualified as a partnership for federal income tax purposes, we will be subject to the payment of tax on our income at corporate rates, which will reduce the amount of funds available for payment of distributions to you.

•	If we sell only 300 units, our loan portfolio will not be diversified. Although we expect that no one loan will exceed 25% of our loan portfolio once the maximum number of units have been sold in this offering, if we sell only the minimum number of units, we will only be able to invest in a small amount of mortgage loans.

•	Any borrowing by us under a line of credit will increase the risk of your investment and reduce the amount we have available to distribute to you.
•	Real estate investments are subject to cyclical economic trends, which are out of our control.
•	Our manager has not yet identified the mortgage loans that we will invest in with the proceeds of this offering. As a result, you will not have an opportunity to determine for yourself whether the real properties that are our collateral justify using the proceeds of this offering to make a particular loan.

•	We were formed on February 16, 2001, and at the date of this prospectus, have no significant assets, no operating history and no current sources of financing.

This Offering

          We are offering for sale a minimum of 300 and a maximum of up to 20,000 limited-liability company units at $5,000 per unit.  These units include units issuable under our distribution reinvestment plan.  The minimum initial purchase is five units for $25,000, except to the extent that state suitability standards dictate otherwise.

          You must purchase a minimum of five units for $25,000.  To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement.  Initially, your money will be placed in an escrow account.  The escrow will end upon the earlier of the sale of a minimum of 300 units or the passage of 90 days after this offering is declared effective by the Securities and Exchange Commission, or the Commission.  If we fail to sell 300 units on or before the passage of 90 days after this offering is declared effective by the Commission, your money will be promptly returned to you from escrow without interest.  If we sell the minimum on or before the passage of 90 days after this offering is declared effective by the Commission, we will continue to sell up to 20,000 units.  The termination date for this offering will be determined by our manager, in its sole discretion, or by vote of investors holding 75% of the outstanding units.

Our Manager and its Affiliates

          The following chart shows the ownership structure of the various persons and entities that are affiliated with our manager:

Affiliate Entity Name	Owner Name/Percent Ownership
USA Capital Realty Advisors, LLC	USA Investment Partners, LLC..............................	100%
USA Investment Partners, LLC	USA Commercial Mortgage Company...................	100%
USA Commercial Mortgage Company	Thomas A. Hantges................................................
Joseph D. Milanowski............................................
Jamie Hantges........................................................
Paul S. Hamilton....................................................
	Total ......................................................	46% 38% 11% 5% 100%
USA Commercial Real Estate Group	Thomas A. Hantges................................................ Joseph D. Milanowski............................................ Total ......................................................	60% 40% 100%

Compensation to our Manager and its Affiliates

          Our manager and its affiliates will receive certain fees as selling commissions for performing services in this offering and conducting our operations.  We anticipate that the fees paid by borrowers for USA Commercial Mortgage Company’s selecting, obtaining, processing, making, brokering and extending our mortgage loans will be between 2%-5% of each loan per annum, depending on local market conditions.

          All of the fees paid to our manager and its affiliates will fall within one of the following categories:

•	Loan brokerage fees paid by borrowers (paid to USA Commercial Mortgage Company);
•	Legal fees for loan documentation services paid by borrowers (paid to USA Commercial Mortgage Company);
•	Miscellaneous fees paid to our manager, such as reconveyance fees, demand fees, copy fees and messenger service fees;
•	Asset management and loan servicing fees, which are fees paid to our manager prior to or concurrent with our investing funds in mortgages or our manager’s modification or extension of loans; and
•	Real estate brokerage fees on resales of foreclosed property (paid to USA Commercial Real Estate Group).

Fees Paid by Borrowers

          Loan Brokerage Fees

          The loan brokerage fee will be between 2%-5% of each loan per annum, which is expected to be a competitive fee based upon local market conditions.

          Legal Fees for Documentation Services

          Documentation of some of our loans will be prepared by the general counsel for USA Commercial Mortgage Company, which is the manager of USA Investment Partners, LLC, the manager of our manager.  The borrower under such loans will pay those legal fees.

Miscellaneous Fees

          Miscellaneous fees will be paid to our manager in connection with servicing our loans.  These miscellaneous fees will include the following:

•	Reconveyance fees for preparing and signing reconveyances to release encumbered property in whole or in part from us upon receipt of appropriate payment;
•	Demand fees for preparing demand statements to escrow for whole or partial payoffs of our loans;
•	Copy fees for providing copies of all necessary documents to borrowers, etc.; and
•	Messenger services fees for delivery of loan-related documents to appropriate parties.

          The above list of fees is not inclusive and our manager may charge additional miscellaneous fees to the borrower for any other reasonable fees that are incurred in connection with servicing the loans.

Fees Paid by Us

Asset Management and Loan Servicing Fee for Administering Loans

          The asset management and loan servicing fee is paid to our manager for administering our loans.  This fee is payable monthly and will be up to 1/8th of 1% of all of our assets under management (i.e., up to 1.5% per year).  Assets under management include our total capital, including cash, notes (at book value), real estate owned (at book value), accounts receivable, advances made to protect loan security and any of our other assets valued at fair market value.  The asset management and loan servicing fee will be paid on the 15th day of each calendar month with respect to assets under management as of the last day of the immediately preceding calendar month.

Real Estate Brokerage Fees on Resales of Foreclosed Property

          If we acquire property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker for the sale of such property.  In such case, USA Commercial Real Estate Group will earn a competitive brokerage commission.

Conflicts of Interest

          Our manager will face various conflicts of interest resulting from its activities, including the following:

•	Our manager and USA Commercial Mortgage Company will receive substantial fees for obtaining, processing, making, brokering, managing and selling our mortgage loans, as well as for other services. The terms of these transactions have not been determined by arms-length negotiations. USA Commercial Mortgage Company’s compensation is based on the volume and size of the mortgages selected for us, and our interests may diverge from those of our manager, LLC, USA Investment Partners, LLC, USA Commercial Mortgage Company (doing business as USA Capital) and Messrs. Hantges, Milanowski and Hamilton, the indirect controlling principals of our manager, in deciding whether we should invest in a particular loan.

•	USA Commercial Mortgage Company will be receiving fees from borrowers that would otherwise increase our returns. Because USA Commercial Mortgage Company receives all of these fees, our interests will diverge from those of our manager and its indirect controlling principals, Messrs. Hantges, Milanowski and Hamilton, when our manager determines whether to charge higher interest rates and risk losing fees from the loans.

•	Our manager must allocate its time between our activities and its other activities. These other activities include serving as the manager of other existing funds and may include acting as manager or general partner of, or adviser to, other funds with objectives similar to ours.

Distribution Reinvestment Plan

          Upon subscription for units, you must elect whether to receive monthly cash distributions from us or to allow your earnings to compound for the term of our existence.  If you seek to change how your distributions are handled, our manager must receive, at least five days prior to the effective date of your requested change, a form of distributions notice that is provided as Exhibit A to our operating agreement.  Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to investors who previously compounded earnings in order to ensure that we remain exempt from the plan asset regulations under the Internal Revenue Code of 1986, or the Internal Revenue Code.

                    If you elect to reinvest and compound your distributions, the distributions allocable to you will be applied toward the purchase of fractional units in the amount thereof.  We will retain the reinvested and compounded distributions for investing in further mortgage loans or for other proper purposes.  The distributions from these further loans will be allocated among all investors; however, if you reinvest and compound your distributions, you will be credited with a larger proportionate share of such distributions than investors who receive monthly distributions since the number and proportion of units owned by investors who reinvest and compound distributions (and their capital accounts) will increase over time.

          If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions.  Additionally, solely for tax purposes, you will be deemed to have received and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions or any loan modifications treated as a disposition for tax purposes.  We believe that this characterization will not affect the tax liability of our investors.  However, if the Internal Revenue Service were to disagree, you may have a tax liability with no cash distributions to pay that liability.  We may terminate the distribution reinvestment plan at any time.

ERISA Considerations

          The section of this prospectus entitled “ERISA Considerations” describes the effect that the purchase of units will have on individual retirement accounts, or IRAs, and retirement plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, and the Internal Revenue Code.  ERISA is a federal law that regulates the operation of retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Limited-Liability Company Units

          Your investment will be recorded on our books only.  We will not issue unit certificates.  If you wish to redeem or transfer your units, you must send an executed redemption or transfer form to us.  We will provide the required redemption form to you upon request.

Operating Agreement

          Your relationship with USA Capital First Trust Deed Fund and our manager will be governed by our operating agreement.  Some of the significant features of our operating agreement are as follows:

•	We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to the capital accounts of all of our investors. The number of units you own will be of no significance in this determination.

•	In this prospectus, when we refer to at least a 75% ownership interest in the units, we mean those investors whose hold at least 75% of the outstanding units. The vote of investors holding at least 75% of the outstanding units can bind all of our investors on fundamental matters affecting all investors. If such a vote occurs, you will be bound by the vote of investors holding at least 75% of the outstanding units even if you voted against the investors holding at least 75% of the outstanding units.

•	Thomas A. Hantges, Joseph D. Milanowski, Jamie Hantges and Paul S. Hamilton are the owners of USA Commercial Mortgage Company (doing business as USA Capital), which is the manager of USA Investment Partners, LLC, which is the manager of our manager. Accordingly, Messrs. Hantges, Milanowski and Hamilton may be deemed to have indirect control of the conduct of our business, subject to the rights of the investors holding a 75% ownership interest described above and elsewhere in this prospectus.

                    Our operating agreement is discussed in more detail in the section entitled “Summary of Operating Agreement.”  If any statements in this prospectus differ from our operating agreement, you should rely on our operating agreement.  Our operating agreement is attached hereto as Exhibit A.

Tax Considerations

          We expect that we will be treated as a partnership for federal income tax purposes.  You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in our units.

Investor Suitability

          To invest in our units, you must have either:

•	A net worth, exclusive of home, home furnishings and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or
•	A minimum net worth of at least $150,000.

          As described more fully in the section entitled “Investor Suitability Standards,” some states have more or less stringent requirements than those set forth above.  Additionally, you will have to make additional representations to us before we determine that the investment is suitable for you.

To Purchase Units

          To purchase units you must complete and sign the subscription agreement, which is attached hereto as Exhibit B, and deliver it to us, together with payment for the number of units specified in the subscription agreement.  We reserve the right to accept or reject your subscription in whole or in part.  If we do not accept your subscription or if we do not sell 300 units before the passage of 90 days after this offering is declared effective by the Commission, your purchase payment will be returned to you promptly without interest.

          Upon the sale of the minimum number of units by the prescribed deadline, you will be an owner of our units and an investor in USA Capital First Trust Deed Fund only if we accept your subscription agreement.  Our acceptance of your subscription agreement is effective when we countersign it, for the number of units we set forth next to our signature.  If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired.  Because our units are not certificated, you should not expect a unit certificate from us.

RISK FACTORS

          An investment in our units involves a number of risks.  You should carefully consider the following risks and other information in this prospectus before purchasing our units.

Risks Related to an Investment in USA Capital First Trust Deed Fund

          There is no public market for our units, so investors may be unable to dispose of their investment.

          There is no public market for our units.  Even if a potential buyer could be found, the transferability of units is also restricted by the provisions of the Securities Act, the laws and regulations of the individual states where the units are being offered and sold and by the provisions of our operating agreement.

          Since investors are restricted from transferring their units and will have limited rights to redeem their units or withdraw from USA Capital First Trust Deed Fund, investors should expect to hold their units for an indefinite period of time.

          Any sale or transfer of units also requires the prior written consent of our manager, which may be withheld in its sole discretion.  Furthermore, you will have only limited rights to redeem units or withdraw from USA Capital First Trust Deed Fund or to otherwise obtain the return of your then positive capital account balance.  Therefore, you, as well as all purchasers of units, must be capable of bearing the economic risks of this investment with the understanding that your interest in USA Capital First Trust Deed Fund may not be liquidated by resale. You should expect to hold your units for an indefinite period of time.

          We have no operating history, no significant assets and no current sources of financing, which means that you may not have sufficient information to make an informed investment decision.

          We were organized as a Nevada limited-liability company on February 16, 2001.  As such, as of the date of this prospectus, we have not conducted any business, have no significant assets, no operating history and no current sources of financing.

          Since our manager will make all investment and management decisions, you should only purchase our units if you are comfortable entrusting our manager to make all decisions regarding the projects that will be financed with the proceeds of this offering.

          Except as otherwise set forth in our operating agreement, our manager will have the sole right to make all decisions with respect to our management.  Investors will not have an opportunity to evaluate the specific projects that will be financed with the proceeds of this offering.  You should not purchase units unless you are willing to entrust all aspects of our management to our manager.  Investors cannot elect to replace our manager or terminate our existence unless investors that represent 75% or more of the units so elect.

          Our manager may spend time on other activities, which could have a negative impact on our operations or result in diminished profitability.

          Our manager is not required to devote its full time to our affairs, but only such time as the management of our affairs reasonably requires.  The failure of our manager to allocate sufficient time to manager our affairs may have a negative impact on our operations and, ultimately, our profitability.

                    We may experience a material adverse effect if the construction management firm we propose to use fails to properly perform its duties related to the administration of the loans and the payment of amounts due to subcontractors or material providers.

          Our manager will engage an independent construction management firm to oversee the disbursement of the loan to the borrower as construction progresses.  The construction management firm will be required to process draw requests submitted by the borrower, review supporting documentation, such as invoices, conditional and unconditional lien waivers and architect’s and contractor’s certificates that evidence that the work for which the draw request applies has been completed in accordance with the plans and specifications and in a lien-free manner.  The construction management firm will also make periodic site inspections to review the status of the construction.  If the construction management firm fails to properly perform its duties, subcontractors or material providers may not be paid amounts due to them, which may result in the imposition of mechanics’ liens on the property or loan amounts may be paid for construction work that does not conform to the appropriate plans and specifications.

          Your ability to submit a notice to withdraw from USA Capital First Trust Deed Fund is subject to limitations, and these limitations may result in the denial of your request to withdraw.

          Your ability to have your units redeemed and to withdraw from USA Capital First Trust Deed Fund is subject to limitations.  Some of these limitations include the following:

•	You can only redeem your units after you have held them for one year and upon 30 days written notice thereafter.
•	Withdrawals will only be paid out of the then available funds that are defined in our operating agreement as “distributable amounts from sales or refinancings” and the capital contributions of investors that join us after we receive a notice of withdrawal. We will make no reserve or other provision to provide for a withdrawal. In addition, our manager has discretion as to whether and when a withdrawal or any portion thereof will be made. As such, there may not be adequate funds to cover a withdrawal request or our manager may delay the same.

•	There may not be adequate reserves in the reserve fund, if any, to cover your withdrawal request.
•	Withdrawal requests received by other investors prior to your request may reduce the amount of funds available to cover your withdrawal request.

          If you elect to withdraw from USA Capital First Trust Deed Fund, you will only be entitled to a return of your then positive capital account balance.  The total amount of funds paid to you as an investor upon a notice of withdrawal will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan.  The decision to write down a loan will be made solely at the discretion of our manager, on at least a monthly basis, in such amounts as may be determined in our manager’s exercise of good faith and prudent business judgment.  If you elect to withdraw from USA Capital First Trust Deed Fund during the first 12 months after the date the applicable units are purchased, our manager, in its sole and absolute discretion, may allow you to withdraw on the condition that you pay an early withdrawal fee equal to 5% of your original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.

                    Because the investors have not been represented by independent counsel, investors may be purchasing units according to terms that are not as favorable to them had the investors been represented by counsel.

          Investors in USA Capital First Trust Deed Fund have not been represented by independent counsel in conjunction with the organization of USA Capital First Trust Deed Fund.  In addition, the attorneys who have performed services for us have also represented our manager.

          Since we intend to leverage our portfolio by obtaining a credit line of up to 70% of the fair market value of our outstanding mortgage loans and secured by some or all of our mortgage loans, we may lose some or all of our assets if we are unable to repay this credit line.

          We anticipate that we will obtain a line of credit that we currently intend to use to acquire, operate and develop for resale the real properties on which we have foreclosed.  We may borrow up to 70% of the fair market value of our outstanding mortgage loans at any time to finance these acquisitions.  Should we be unable to repay the indebtedness and make the interest payments on the line of credit, the lender will likely declare us in default and require that we repay all amounts owing under the line of credit.  Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds will reduce our income and the distributions you receive.

          Leveraging a loan entails certain risks to us that would not otherwise be present if we funded all of our loans from our own funds.  For example, to the extent we make loans at fixed interest rates while we borrows funds under the credit facility at short-term variable interest rates, we will be subject to the risk that prevailing interest rates and our associated borrowing costs will rise above the levels earned by us on the fixed rate portion of our loan portfolio, causing losses to us.  Also, we will be required to pledge some or all of our loans as security for the credit facility.  If we should default under the credit facility, we would be at risk of losing some or all of our assets, such as our loans and the underlying real property security.  Such a loss would cause you to lose some or all of your invested capital.

          We will enter into a credit agreement with the third party lender to evidence and secure the credit facility.  The credit agreement will likely provide that the occurrence of various events may cause us to default under the credit agreement, thereby allowing the third party lender to foreclose on our loans that are pledged as security for the credit facility.  These default events may include our failure to observe any of the covenants contained in the credit agreement, the default by us under any other loan agreement to which we are a party and the bankruptcy or insolvency of our manager.  Due to these terms, we will be at risk of losing some or all of our loan portfolio on the occurrence of many events that do not directly relate to our ability to service our loans and some of which are not within our control.

          As we will invest the proceeds of this offering in short-term certificates of deposit, money market funds or other liquid assets prior to using the funds to originate loans, we may receive a lower return from our proceeds and, as a result, may experience a decrease in profitability and in the amount of distributions to you.

          There will be a delay between the time units are sold and the time the proceeds from the sale of units are invested in loans by us.  During these periods, the proceeds of this offering will be invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans.  The length of these delays may adversely affect the overall investment return to investors.  Additionally, our manager will retain a contingency reserve fund to cover our unexpected cash needs.  The contingency reserve fund may be invested in assets whose yield may not be as high as the yield that would result if such reserve funds were invested in loans.  This lesser yield may adversely affect the investment return to our investors.

                    In the event that a property securing one of our loans is subject to a war, earthquake, flood, mudslide, act of God or similar events for which we either cannot obtain insurance or are not economically insurable, we may suffer a loss of principal and interest on a loan.

          Although our manager will arrange for comprehensive title, fire and casualty insurance on improved properties securing our loans and may arrange for earthquake insurance depending upon the relevant circumstances, there are certain types of losses that are either uninsurable or not economically insurable.  These are losses resulting from war, earthquakes, floods, mudslides, acts of God or other similar events.  In the event that the property, including any improvements on the property, securing one of our loans suffers losses resulting from one or more of these uninsured events, we will experience a significant decrease in the value of our security interest and, as a result, may suffer a loss of principal and interest on the loan.

          Since there were no arms-length negotiations for the compensation payable to our manager and its affiliates, the compensation may not be on terms favorable to us or our investors.

          Our manager and its affiliates will supervise the day-to-day management of our operations.  In addition, our manager and its affiliates will receive substantial compensation from us in exchange for various services they have agreed to render to us.  This compensation has been established without the benefit of arms-length negotiation and may not be on terms favorable to us or our investors.

          There are several conflicts of interest involving our manager, such as the incentive to originate loans and the ability to engage in competitive activities, which may adversely impact our financial results.

          The transactions with our manager and its affiliates will result in various conflicts of interest since our manager and its affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us.  In the future, our manager or its affiliates may also sponsor other funds formed to conduct business similar to that of USA Capital First Trust Deed Fund.  As a result, there will be a conflict of interest on the part of our manager as to the loans to be originated by these competing entities.  If our manager elects to have more desirable loans originated by these competing entities rather than us, our financial results will be adversely affected.

          In addition, borrowers will pay our manager loan brokerage commissions ranging from 2% to 5% per loan of the principal amount of each loan per annum.  Since our manager possesses sole discretion as to which loans are appropriate for funding by us, our manager may have an incentive to originate loans in order to receive its commissions.  These loans may be in an amount that is too large, may fail to provide our portfolio with sufficient diversification or may not provide us with the best return possible.

          Because our manager and its officers may not be as familiar with borrowers, properties and the local market conditions with respect to loans secured by properties located outside Nevada, our investors may incur greater risk when loans are made to borrowers and when properties are located outside of Nevada.

          Our manager is based in Las Vegas, Nevada, whereas borrowers and the underlying real property security for our loans may reside or be located both inside and outside of the United States.  Although our manager will obtain and analyze financial information about prospective borrowers, obtain an appraisal of the underlying real property and conduct other investigations as described in this prospectus with respect to the underlying real property, our manager and its officers may not be as familiar with borrowers, property or the local market conditions in areas outside of Nevada.

                    Since investors will be allocated income and may not receive cash distributions with which to pay any associated taxes and since our manager expects that our income will be unrelated business taxable income, our investors may experience additional tax liability and other tax risks as a result of their investment in this offering.

          Before making a decision to invest in our units, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements associated with an investment in our units.  In particular, our investors will be allocated income but may not receive cash distributions related thereto with which to pay any associated income taxes.  Further, if we do not remain qualified as a partnership for federal income tax purposes, we will be subject to the payment of tax on our income at corporate rates, which will reduce the amount of funds available for payment of distributions to you.  Additionally, our manager expects that our income will be unrelated business taxable income.  Unrelated business taxable income, as opposed to certain other forms of income, is taxable to many tax-exempt institutional investors.

          Our business, financial condition and results of operations could be adversely affected if our manager fails to retain its key officers and equity holders.

          Our manager will make all decisions with respect to our management, including the determination as to what loans to make or purchase.  We are dependent to a substantial degree on our manager for these continued services.  Our success depends, in part, upon the continued performance of key officers and equity holders of our manager, including Thomas A. Hantges, Joseph D. Milanowski and Paul Hamilton.  The loss of any one of these persons could have a material adverse impact on our operations and our profitability.

          Due to the discretion of our manager in determining whether, when and in what amounts an under-performing loan will be written down, the investments of all investors may be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio and may decrease the amount that we would pay to an investor who submits a notice of withdrawal.

          The total amount of funds paid to you upon a notice of withdrawal will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan.  The decision to write down a loan will be made in accordance with generally accepted accounting principles, on at least a monthly basis.  Because our manager will exercise discretion over whether, when and in what amounts an under-performing loan will be written down, all investors will be subject to capital account reductions that may not reflect the actual value of our then existing loan portfolio.  Accordingly, withdrawing investors risk that funds paid upon a notice of withdrawal may be less than amounts otherwise payable had there been no under-performing loan write downs.  Withdrawing investors also risk that such under-performing loans will again commence proper performance after complete withdrawal of their funds, in which case such withdrawing investors would not be entitled to subsequently recoup the previous reductions in their capital accounts.

          Since many of our loans provide for payments of interest only during the term and a balloon payment at the end of the term, we run the risk that a weak real estate market will prevent our borrowers from refinancing or selling their properties and, as a result, repaying our loans.

          We are in the business of lending money and, as such, take the risk of defaults by borrowers and other risks faced by lenders.  Most loans will require payments of interest only during the loan term.  Thus, the borrower will have to make a large “balloon” payment of principal that will be due at the end of the loan’s term.  Many borrowers are unable to repay such loans out of their own funds and are compelled to refinance or sell.  Fluctuations in interest rates, the unavailability of mortgage funds or a weak real estate market could adversely affect the ability of borrowers to refinance their loans at maturity or sell their property.

          Leasehold financing may harm our operations if a borrower, who is the owner of the right to develop or use the underlying real property under a long-term ground lease, defaults under the ground lease since the termination of the ground lease would render our security interest worthless and leave us as an unsecured creditor.

          Some of our loans may be secured by first deeds of trust that encumber leasehold interests in real estate that provide the borrower with the right to develop or use the underlying real property under a generally long-term ground lease.  Leasehold loans can be riskier than loans secured by real property because a default under a ground lease would generally give the owner of the real property the right to terminate the ground lease.  If the ground lease is terminated, our security interest would disappear and we would be left as an unsecured creditor of the borrower.  We will attempt to get the owner of the real property in a leasehold loan to agree to provide us with notices of default and the right to cure of defaults under the ground lease so that we may prevent a termination of the ground lease.

          As a result of investing a portion of our funds in loans that are secured by timeshares, our profitability may be adversely impacted since loans on timeshares typically experience higher rates of default or loss than similarly situated loans on residential and commercial properties.

          We may invest a portion of our funds in loans that are secured by vacation ownership interval properties, or timeshares.  Although loans on timeshares will be secured by first deeds of trust on real property, they will be based primarily on the credit-worthiness of the individual consumer.  To the extent that economic factors affect consumer income and spending habits, such as decreased consumer confidence and spending, increased unemployment or other adverse factors, these loans are more likely to go into default.  Although we intend to purchase such loans with full recourse to the developer of the timeshare property, or its affiliates, loans on timeshares may experience higher rates of default or loss than similarly situated loans on residential and commercial properties and developments.

          In the event that a borrower defaults and we are unable to recover from a principal or affiliate of a borrower that guaranteed the loan, we would be less likely to recover the full amount of a delinquent loan, which would affect our profitability.

          In connection with some, but not necessarily all, of our loans, we may obtain guaranties from the principals or affiliates of a borrower.  Upon a borrower default, we may seek to recover repayment of some or all of our loans by enforcing the guaranty against the guarantors.  Depending on local laws, a guarantor may have defenses that would impair our ability to enforce on or recover from the guarantor.  Additionally, the net worth of a guarantor may decline between the date that the loan is funded and the guaranty is given and the date that we seek to enforce a guaranty.  This may impair our ability to recover the full amount of a delinquent loan and force us to write down a loan.

          Since our manager will rely on appraisals to determine the fair market value of the real property securing our loans, any error in the appraisal or subsequent events that adversely affect the fair market value of the real property may render our loans under-secured.

                    Our manager will rely on appraisals to determine the fair market value of real property used to secure loans made by us.  Any real property appraisal supporting a loan will be maintained in our manager’s records for at least five years, and will be made available for inspection and duplication at the request of any investor.  No assurance can be given that such appraisals will in any or all cases, be accurate.  Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.  Such subsequent events may include nationwide, statewide or local economic, demographic, property or other trends, or may include specific local events such as freeway construction or adverse weather conditions.  Neither the appraiser nor our manager will be able to predict with any certainty whether these events will occur after a loan is made.  An overall decline in the real estate market could adversely affect the value of the property securing the loans so that the aggregate outstanding balance of the loan made by us could exceed the value of the property.

          Since many of our initial loans may be secured by properties located in non-geographically diversified areas, a downturn in the economies and real estate markets of the particular geographic areas in which we make or purchase loans would reduce the value of these properties and, in turn, would adversely impact our profitability.

          We contemplate that many of our loans will be secured by properties located primarily in the United States, but we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.  This practice may subject us to the risk that a downturn in the economy in these areas would more greatly affect us than if our lending business were more geographically diversified.  Adverse changes in national economic conditions or in the economic conditions of the regions in which a substantial number of the properties that secure our loans are located would likely have a material adverse impact on real estate values, interest rates and, accordingly, our profitability.

Risks Related to this Offering

          Our manager has not yet determined the loans in which the proceeds of this offering will be invested and the investors will have no means of recourse if they disagree with the investment decisions of our manager.

          Our manager has not yet identified any loans in which the proceeds of this offering will be invested.  Since our manager will have substantial discretion as to the loans to be made by us, our investors will be forced to rely upon the judgment of our manager and will have limited recourse in the event our investors do not agree with the investment decisions of our managers.

          Until we have placed $100 million in units, we will not be subject to any borrower diversification restrictions and, as a result, will be adversely affected if our limited number of borrowers experience financial difficulties or if the economic conditions deteriorate in regions where the properties securing our loans are located.

          Until such time as $100 million in units has been sold, none of our loans, or interests in a fractional loan, will exceed $20 million.  However, we will not be subject to any borrower diversification restrictions.  Thus, while we are still selling units, most or even all of our available funds may be invested in loans made to only a limited number of borrowers.  Once we have sold $100 million in units, we will be subject to the loan diversification requirements described elsewhere in this prospectus.  Until such time, our profitability can be adversely impacted if our limited number of borrowers experience financial difficulties or if the economic conditions change in regions where the properties that secure our loans are located.  Even after $100 million in units have been sold, our profitability may be adversely affected if a borrower or loan that makes up a significant percentage of our loan portfolio goes into default.

                    Since we have not identified any specific loans in which to invest, a substantial period of time may pass before our manager invests the proceeds of this offering, which could delay your receipt of any distributions on your investment.

          We have not identified any specific loans to invest in at this time. Consequently, there may be a substantial period of time before our manager invests the proceeds of this offering, during which you will not receive any distributions on your investment.  We estimate, although we cannot guarantee, that distributions will begin on the later of eight months after you deliver your subscription amount to us, or three to six months after the funds are released from escrow.

Risks Related to Our Industry

          Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender’s advertising and marketing efforts, could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability.

          States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state.  These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the manner in which loans are closed and serviced.  Our manager will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state.  If we fail to comply with all such regulations and rules in any particular state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

          The mortgage lending business is highly competitive and we will compete for the availability of secured loans with our manager, its affiliates and investors unrelated to us and others in the mortgage lending business.

          Due to the nature of our business, our profitability will depend to a large degree upon the future availability of secured loans.  We will compete with our manager, its affiliates and investors unrelated to us, institutional lenders and others engaged in the mortgage lending business, some of whom have greater financial resources and experience than we do.  Mortgage lending is a highly competitive business and institutional or other lenders may have other advantages over us in conducting their business and providing services to potential borrowers.

          If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected.

          Mortgage interest rates are subject to abrupt and substantial fluctuations.  If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but may be unable to do so.  Fluctuations in interest rates can also increase the cost to potential homebuyers to finance their acquisition of homes or units in a project, thus slowing the demand for such homes or units.

          If one of our loans is found to be usurious, we may become subject to penalties and our profitability could be materially impacted.

                    Most states have usury laws that establish maximum interest rates that lenders may charge on loans.  Severe penalties, including loss of interest and treble damages, may be imposed upon lenders who violate these usury laws.  Most, if not all, states with usury laws also have exemptions from these usury laws that allow lenders who qualify for the exemptions to make loans that exceed the maximum usury interest rate without being in violation of the usury laws.  In many states, loans that are arranged by a party who is a licensed real estate broker in that state are exempt from usury restrictions.  Our manager will utilize licensed real estate brokers or otherwise avail itself of other exemptions that our manager believes will keep our loans from being usurious under applicable state laws.  If one of our loans is found to be usurious, it could have a material adverse impact on our profitability.

Risks Particular to Development and Construction Loans

          We may invest a substantial portion of our assets in loans made for the development or construction of residential and commercial property.  The following are risks particular to construction loans that may be made or invested in by us, which could have a material adverse impact on our profitability.

          Increased interest rates, tighter credit, over development of residential homes and adverse economic conditions will most likely result in increased standing inventory for our borrowers who are homebuilders, which, in turn, would adversely affect the ability of these borrowers to repay our loans.

          Periods of high interest rates, tight credit, over development in an area in which a specific project exists, adverse general economic conditions and a drop in home buyer confidence are among the factors that may make the sale of lots or homes in a project difficult.  Standing inventory results in increased interest costs and reduces the amount of capital available to develop additional lots or build additional homes.  The inventory risk may change from time to time and may be more or less severe for lots and homes at varying price levels.  For example, there may be an active market for entry-level homes, but a less active market for more expensive homes.  High inventory can affect the profitability, and in some cases, the viability of the borrower.  In general, any adversity suffered by one of our borrowers may impact the value of that borrower’s property and possibly the borrower’s ability to repay our loan.

          In the event that a borrower fails to obtain the requisite permits or entitlements for a property, the borrower risks increased costs associated with development and a diminished market value for the property, which, in turn, adversely affect the value of our collateral.

          Some projects that we will lend against may not, at the time the loan is made, have the requisite permits or entitlements necessary to complete the project.  These permits and entitlements include zoning approvals, variances, architectural approvals, clearance on environmental impact concerns relating to traffic, open space, school or transit impact, endangered species, wetlands, noise and air quality and compliance with other local, state and federal governmental and quasi-governmental agencies that have jurisdiction over the project.  These local, state and federal governmental and quasi-governmental agencies may include the Army Corps of Engineers, which has jurisdiction over areas that constitute wetlands, the Department of Fish and Game, which has jurisdiction to identify and protect endangered species, local planning commissions, which have jurisdiction over building permits, and community advisory committees, which may not have direct approval power but whose input is important in obtaining entitlements for a development.

                    There is a risk that certain entitlements may not be received, that certain entitlements previously received may be rescinded, that conditions set forth in interim permits may delay the issuance of final permits and that litigation may arise with respect to interim or final permits.  In such a case, the borrower would have to bear the cost of holding land that is not fully entitled and, as a result, bear increased costs and the risk of diminished or a complete loss of market value.  If this were to occur, the value of our collateral could be diminished.  Until such time as the borrower has all final permits for the applicable project and all conditions thereto have been approved by all applicable governmental agencies, the borrower runs the risk of a complete loss of its investment in the applicable project.

          The failure of a borrower to complete a development, or our failure to locate a substitute builder to complete a development, may adversely affect the profitability of the development and result in lower returns to us, if any.

          A borrower could develop financial difficulties that might result in the bankruptcy or inability of the borrower to continue its operations.  In that event, and if the project cannot be sold in bulk at a price acceptable to our manager, we would be required identify and engage a substitute builder to complete the project, which could result in delays in construction, losses associated with such delays and increased expenses.  As a result, a project in such circumstances could be less profitable than expected and could sustain a loss, which could result in lower returns to us, if any.

          The failure of local housing and development authorities to grant approvals related to building on unimproved land, or the imposition of a moratorium on building on unimproved land, would reduce the market value of the projects securing our loans.

          The housing and development industry is subject to extensive and complex regulations.  These regulations affect homebuilding and development by specifying, among other things, the type and quality of building materials that must be used, permitted land uses and levels of density, the installation of services, such as water and waste disposal, the formation of area-wide assessment districts and the attendant costs thereof and the dedication of acreage for open space, parks, schools and other community purposes.  Local authorities may refuse to grant approvals or change the forms of their approvals for building on unimproved land for a variety of reasons, including anti-growth ballot initiatives, environmental controls, such as the protection of endangered species or preservation of the natural terrain and coastlines, or water controls.  In addition, a state or local authority could impose a building moratorium on property owned by a borrower.  The foregoing events could have an adverse effect on property in which we have invested, including the inability to complete construction, delays in construction and loss of market value.  These could have a material adverse impact on our profitability.

          Since the homebuilding market is competitive, our borrowers may have to lower prices in order to maintain the sale of new homes or lots, which, in turn, would adversely affect the ability of our borrowers to repay our loans.

          The residential projects securing our loans will most likely encounter competition from other builders and lot developers who undertake projects in the same vicinity, and it is to be expected that additional competing projects will be developed.  Additional development may result in slower home or lot sales or lower prices than anticipated and reduced appreciation or depreciation of the value of projects securing our loans, adversely affecting the ability of a borrower to repay our loans to the borrower.

                    In the event that the residential or commercial real estate markets are unable to absorb additional homes or retail space, respectively, our borrowers may not receive the projected cash flow from the sale of additional homes or the lease of new retail space and, as a result, may not have sufficient funds to repay their obligations to us.

          With respect to commercial projects such as office buildings or retail properties, adverse changes in general economic or local economic conditions, overbuilding or other factors can adversely affect a borrower’s ability to lease its property.  The ability of a market to absorb new commercial space is commonly referred to as the absorption rate.  If the absorption rate is weak due to any of the factors described in this “Risk Factors” section or for other reasons, or if the rental rate declines below the rental rates that the borrower was anticipating when it commenced construction of its commercial project, a borrower may be unable to sell or refinance the commercial project or may have to refinance or sell the commercial project for less than it had anticipated.  In such cases, the refinance or sales proceeds may not be sufficient to repay our loan to the borrower.

          If our borrowers are charged with unanticipated assessments relating to utilities or infrastructure, or if our borrowers are unable to obtain commitments from municipalities for utilities or infrastructure, our borrowers will achieve a reduced return on their developments and may not have sufficient funds to repay our loans.

          Both residential and commercial projects will need access to and the right to use utilities, particularly water, in order to be viable.  In some areas, water is a scarce commodity and a project cannot be developed unless economical access to water can be provided.  Although our manager intends that we will generally loan money for projects that have obtained “will serve” letters (i.e., written commitments from the applicable utility provider that it will make utilities available to the project), this may not always be the case.  Additionally, there is a risk that utility commitments previously received may be rescinded, that there may be difficulties in fulfilling conditions set forth in interim utility commitments and that litigation may arise with respect to such commitments.  In such a case, the borrower would have to bear the cost of holding property that is not served by needed utilities and, as a result, bear increased costs and the risk of diminished or a complete loss of market value.  If this were to occur, the value of our collateral could be diminished.

          In addition, a project may be assessed to pay for the cost of water treatment plants or providing water service to a location where there are no water facilities available or to pay for the cost of other utility facilities.  Additionally, municipalities are, with increasing frequency, imposing assessments on new developments to offset the impact of such developments on public infrastructure or services, such as schools, traffic, police or fire services, open space and other recreational facilities.  These assessments will increase the property tax burden for the project, and may make the project less attractive to homebuyers or prospective tenants.

          In the event our borrowers are unable to timely complete their developments due to factors that traditionally affect construction, our borrowers may not be able to satisfy their obligations to us in a timely manner, if at all.

          Any number of variables can adversely affect the ability of a developer to complete the construction of a project on time and within budget.  These variables can include, without limitation, inclement weather, such as early or prolonged rainy seasons that delay construction; an increase in the cost of materials or labor used or needed to complete the development and construction on the property; difficulty in obtaining materials needed to complete construction; the unavailability of subcontractors and other labor and material providers or difficulty in scheduling subcontractors or other labor and material providers in order for the construction to proceed in an efficient manner; unforeseen soil conditions or other physical characteristics of the property that hinder or increase the cost of construction; the presence of hazardous materials that need to be remediated and labor difficulties such as strikes.

Risks Related to an Investment in Real Estate

          If the properties that secure our loans contain, or become contaminated with, toxic or hazardous substances, the value and the marketability of our these properties will decrease, the ability of our borrowers to repay our loans will likely decrease and our profitability may decrease.

          The properties that secure our loans may contain, or may become contaminated with, toxic or hazardous substances.  While our manager will make reasonable investigations into whether the properties contain toxic or hazardous substances, these investigations will not guarantee that a property is free of toxic or hazardous substances, nor can they ensure that a property will not become contaminated with toxic or hazardous substances subsequent to the closing of the loan.  In the event that a property securing one of our loans is found to be contaminated, it could adversely impair the value of the property and the ability of the borrower to repay the loan.  If the borrower fails to remove or clean up contaminated property, it is possible that federal, state or local environmental agencies could perform the removal or cleanup, then impose liens upon, and subsequently foreclose on, the property to pay for the costs of such removal or cleanup.  These factors can significantly decrease the value of the property as security for the loan.  Furthermore, even if we do not foreclose on a contaminated property, the mere existence of hazardous substances on such real property security may depress the market value of such real property security such that the loan is no longer adequately secured.

          In addition, this liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an “owner” or “operator” under applicable environmental laws, or extend to a lender post-foreclosure.  As a result, we may incur full recourse liability for the entire cost of any such removal and cleanup, as well as liability to tenants and other users of the affected property, or users of neighboring property.  If we are required to incur such costs or satisfysuch liabilities, this could have a material adverse effect on our profitability.

          In the event we invest in real estate located outside of the United States, we will be faced with the uncertainty of these foreign real estate markets and the uncertainty associated with enforcing obligations and foreclosing on real property.

          We may invest in real estate located outside the United States.  Investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets including, without limitation, laws respecting foreign ownership, the enforceability of loan documents and foreclosure laws.  Moreover, investments in foreign real estate are subject to currency conversion risks.  In addition, income from investment in foreign real estate may be subject to tax by foreign jurisdictions, which would reduce the economic benefit of such investments. Neither we nor our manager has experience in investing in foreign real estate.

          Since real estate investments are relatively illiquid investments, we may not be able to dispose of certain investments in response to changes in economic and other conditions.

          Real estate investments are relatively illiquid.  Our ability to vary our portfolio in response to changes in economic and other conditions will be limited.

TERMS OF THE OFFERING

          This offering is made to a limited number of investors who are qualified to purchase our units. The unit subscription price is $5,000 per unit with a minimum subscription of five units or $25,000.  After having subscribed for the minimum subscription amount of five units for $25,000, investors may, at any time, and from time to time, subscribe to purchase additional units so long as this offering is open.  If an investor elects to compound its monthly distributions, that investor will be entitled to purchase fractional units so long as that investor remains qualified to purchase the units and the units are registered under the Securities Act and applicable state securities statutes or an exemption from such registration is available.  Each unit of investment represents a membership unit in USA Capital First Trust Deed Fund, LLC.

Minimum-Maximum Offering

          Our minimum capitalization is $1,500,000, representing the sale of 300 units.  Our maximum capitalization is $100,000,000, representing the sale of 20,000 units.  Our manager may increase the maximum capitalization at any time without the consent or approval of investors.  This offering may also be terminated at the option of our manager at any time.

          If we fail to sell the minimum of 300 units and receive proceeds of $1,500,000 on or before the passage of 90 days after this offering is declared effective by the Commission, your money will be promptly returned from escrow without interest.  Subscription funds will be placed in a federally or state-insured bank until the minimum of 300 units are sold.

          If we sell the minimum on or before the passage of 90 days after this offering is declared effective by the Commission, we will continue to sell up to 20,000 units.  The termination date for this offering will be determined by our manager, in its sole discretion, or by vote of investors holding 75% of the outstanding units.  Once we have sold the minimum 300 units, we will hold the proceeds from the sale of our units in short-term certificates of deposit, money market funds or other liquid asset accounts until appropriate lending opportunities become available.

Subscription Agreements; Admission to USA Capital First Trust Deed Fund, LLC

          By executing a subscription agreement, you unconditionally and irrevocably agree to purchase the number of units shown thereon on a “when issued basis.”  Accordingly, upon executing a subscription agreement, you are not yet an owner of our units.  Units will be issued when you are admitted to USA Capital First Trust Deed Fund as a member.  Subscription agreements are non-cancelable and irrevocable and subscription funds are non-refundable for any reason, except with the consent of our manager.

          Subscription agreements from prospective investors will be accepted or rejected by our manager within 15 days after receipt.  To facilitate our record keeping, investors will only be admitted to USA Capital First Trust Deed Fund on the first day of each month.  Our manager reserves the right to reject any subscription submitted for any reason, including if our manager believes that suitable loan opportunities are not available.  If accepted, an investor will become a member without any further action by any person and such investor’s entire investment will be deposited into our bank account.  During the period prior to an investor’s admission to USA Capital First Trust Deed Fund as a member, an investor’s subscription is irrevocable, and subscription funds received by our manager will be held by it for the account of each such investor in a non-interest bearing subscription account.  Upon an investor’s admission to USA Capital First Trust Deed Fund, such investor’s subscription funds will be released to us and our units will be issued to such investor at the rate of $5,000 per unit.

          After having subscribed for the minimum subscription amount of five units for $25,000, you may at any time, and from time to time, subscribe to purchase additional units so long as this offering is open.  If you purchase any additional units on a day other than the first day of the month, each item of income, gain, loss, deduction or credit of USA Capital First Trust Deed Fund for such month will be prorated on a per diem basis.

          Our manager reserves the right at any time, in its sole discretion, to cease soliciting for the sale of units and to cease admitting investors to USA Capital First Trust Deed Fund if it believes that suitable loan opportunities are not available, or for any other reason.

Election to Receive Monthly Cash Distributions

          Upon subscription for units, an investor must elect whether to receive monthly cash distributions from USA Capital First Trust Deed Fund or, so long as the units are registered under the Securities Act, or are exempt from registration, to allow his or her distributions to compound for the term of existence of USA Capital First Trust Deed Fund.  If an investor seeks to change how his or her distributions are handled, our manager must receive, at least five days prior to the effective date of the desired change of distribution method, a form of distributions notice, as provided in Exhibit A to our operating agreement.  Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to investors who previously compounded earnings in order to ensure that we remain exempt from the plan asset regulations pursuant to the “significant participation” exemption, or for any other reason.

          Distributions allocable to investors who elect to reinvest and compound their distributions will be applied toward the purchase of fractional units in the amount of such distributions.  We will retain the reinvested and compounded distributions for investing in further mortgage loans or for other proper purposes.  The distributions from these further loans will be allocated among all investors; however, investors who elect to reinvest and compound their distributions will be credited with a larger proportionate share of such distributions than investors who receive monthly distributions since the number and proportion of units owned by investors who reinvest and compound distributions (and their capital accounts) will increase over time.

          If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions.  Additionally, solely for tax purposes, you will be deemed to have received and recontributed to USA Capital First Trust Deed Fund any proceeds we receive from loan repayments, foreclosures or other capital transactions or any loan modifications treated as a disposition for tax purposes.  We believe that this characterization will not affect the tax liability of our investors.  However, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability.  We may end the distribution reinvestment plan at any time.

LEVERAGING THE PORTFOLIO

                    We intend to leverage our loan portfolio by obtaining a revolving credit facility from a third party lender.  The credit facility will be used primarily, but not exclusively, to fund new loan opportunities that arise prior to the maturity of our then-existing loans.  The credit facility may also be used for other purposes.  Our manager is not required to draw on the credit facility in order to fund monthly distributions or investor withdrawals, although it may do so in its sole discretion.  As of the date of this prospectus, we have not entered into a binding loan agreement with any third party lender and there is no assurance that we will ever obtain a revolving credit facility or that such a credit facility, if obtained, would be in place during the entire life of USA Capital First Trust Deed Fund.  If we are unable to obtain a revolving credit facility or are unable to maintain a revolving credit facility for the entire life of USA Capital First Trust Deed Fund, then we will not be able to avail ourselves of the advantages of, and hence subject ourselves to the risks associated with, leveraging the loan portfolio, either during the life of USA Capital First Trust Deed Fund or during those periods that we do not have access to a revolving credit facility.

          Leveraging our loan portfolio will better enable us to keep our funds invested in loans, rather than invested in short-term certificates of deposit, money market funds or other liquid assets that may not yield a return as high as the anticipated return to be earned on our loans.  For example, if an existing loan matures, it may be several months or more before we could reinvest the loan proceeds in a new loan.  During that period, the loan proceeds would be invested in one of the short-term investments described above.  By using the credit facility, we can decrease the time funds are invested in such short-term investments by allowing us to make new loans as loan opportunities arise, rather than waiting for existing loans to pay off or new investor funds to accrue, in order to make such new loans.  By leveraging our loan portfolio, we can also increase our yield.  This increased yield will result if the interest earned by us on our leveraged loans exceeds the interest that must be paid by us on the funds borrowed from a third party lender.  This spread between the interest earned on a leveraged loan and the interest paid on the borrowed funds used to make the loan will accrue to us.

          The credit facility is intended to be repaid primarily from loan payoffs as our then-existing loans mature, although it may also be repaid from new investor funds or distributions that an investor has elected to have compounded and re-invested in USA Capital First Trust Deed Fund.  Any investor who has elected to reinvest and compound his or her distributions will be credited with the purchase of additional units on the effective date of compounding, even if the distributions are used to repay the credit facility.

          We will assign portions or our entire loan portfolio as security for the credit facility.  The total amount outstanding under the credit facility will not at any time exceed 70% of our total loan portfolio.  Borrowing under the credit facility can have possible adverse tax consequences that are explained in greater detail in the section entitled “Federal Income Tax Consequences.”

          Leveraging a loan entails certain risks to us that would not otherwise be present if we funded all of our loans from our own funds.  For example, to the extent we make loans at fixed interest rates while we borrows funds under the credit facility at short-term variable interest rates, we will be subject to the risk that prevailing interest rates, and our associated borrowing costs, will rise above the levels earned by us on the fixed rate portion of our loan portfolio, causing losses to us.  Also, we will be required to pledge some or all of our loans as security for the credit facility.  If we should default under the credit facility, we would be at risk of losing some or all of our assets that we provided as security for the credit facility.  Such a loss would cause our investors to lose some or all of their invested capital.

          We will enter into a credit agreement with the third party lender to evidence and secure this credit facility.  The credit agreement will likely provide that the occurrence of various events may cause us to default under the credit agreement, thereby allowing the third party lender to foreclose on our loans that are pledged as security for this credit facility.  These events may include our failure to observe any of the covenants contained in the credit agreement, the default by us under any other loan agreement to which we are a party, the bankruptcy or insolvency of our manager and other events specified in the credit agreement.  Thus, we are at risk of losing some or all of our loan portfolio on the occurrence of many events that do not directly relate to our ability to service our loans and some of which are not within our control.

USE OF PROCEEDS

          If we sell 300 units in this offering on or before the passage of 90 days after this offering is declared effective by the Commission, we will continue this offering with the goal of raising $100,000,000, which includes units sold pursuant to our distribution reinvestment plan.  Once we have sold 300 units, we cannot assure you that we will receive any further proceeds from this offering.  If we do not sell significantly more than the 300 initial units, we will have to restrict our mortgage loans and intended operations.  If we sell the minimum amount, we anticipate that we would only be able to invest in a small amount of loans.  Additionally, depending on the rates of withdrawal by investors and principal payments on loans by borrowers, our lack of available cash could further restrict withdrawals by investors.

          The following table contains information about the estimated use of the gross proceeds of this offering.  Many of the figures represent our best estimate since we cannot now precisely calculate the figures.

	Minimum Offering (300 units)	Percent of Offering	Maximum Offering (20,000 units)	Percent of Offering
Gross Offering Proceeds	$1,500,000	100.0%	$100,000,000	100.0%
Less Selling Commissions and Expenses	0	0.0%	0	0.0%
Net Offering Proceeds	1,500,000	100.0%	100,000,000	100.0%
Less Cash Reserves	150,000	1.0%	1,000,000	1.0%
Total	$ 1,350,000	99.0%	$ 99,000,000	99.0%

          The estimated use of the gross proceeds of this offering assumes that the affiliated sales representatives of our manager will generate sales of all units.  The selling commissions to these affiliated sales representatives will not exceed 1% of the price of each unit sold.  Since these commissions will be paid out of the proceeds of loan brokerage fees collected from borrowers to USA Commercial Mortgage Company, these commissions are not reflected in the table above.  In addition, the net proceeds from this offering are calculated without including organizational and offering expenses, such as legal and accounting expenses, reproduction costs, selling expenses and filing fees paid to the Commission and state securities regulatory agencies.  Since our manager will pay all such organizational and offering expenses without seeking reimbursement, these expenses are not reflected in the table above.  As for our cash reserves, our manager shall set aside such amounts as it deems appropriate to meet our unexpected cash needs, including such cash needs as may arise if one of our loans goes into default.  Accordingly, our manager may set aside cash reserves in excess of the one percent reflected in the above table.

          Our manager has not set the amount of sales proceeds to be allocated to the various types of mortgage loans in which we will invest, except to the extent described in the section entitled “Investment Objectives and Policies.”  Our manager will review each loan to determine if it meets our investment criteria.  We plan to invest the entirety of our cash available for investments in mortgage loans.  We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

          Pending investment in the mortgage loans, we may invest the proceeds of this offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper.

INVESTOR SUITABILITY STANDARDS

          As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below.  Our units are only suitable for those who desire a relatively long-term investment for which they do not need liquidity for at least one year, in light of the other limitations on redemption and transfer described in this prospectus.

          You must meet one of the investor suitability standards contained in the second or third columns in the table below to purchase units and to participate in our reinvestment plan.  Fiduciaries must also meet one of these conditions.  If the investment is a gift to a minor, the custodian or the donor must meet these conditions.  For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets.  In the subscription agreement, you will have to confirm that you meet these minimum standards.  Our including a state in the chart below is for informational purposes only and is not intended to imply that this offering has been qualified in such state at this time.  We will not sell units in a state in which we have not qualified this offering.

State(s)	Minimum Net Worth / Minimum Gross Income	or	Minimum Net Worth
Arizona, Florida, Nevada, New York and Texas	$45,000 / $45,000		$150,000
California	$30,000 / $30,000		$75,000

          In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber.  In addition to the financial information we require, the representations we require of you state that you:

•	Have received this prospectus;
•	Understand that no federal or state agency has made any finding or determination as to of the fairness for public investment in, nor made any recommendation or endorsement of, the units; and
•	Understand that an investment in USA Capital First Trust Deed Fund will not, in itself, create a qualified retirement plan as described in the Internal Revenue Code and that you must comply with all applicable provisions of the Internal Revenue Code in order to create a qualified retirement plan.

          Each of these representations reflects that we are not indicating any approval by anyone other than our manager, or that an investment will have an effect other than to make you a member of USA Capital First Trust Deed Fund.

          You will also represent that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives.  Specifically, you will represent to us that you:

•	Understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

•	Understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units and that it may not be possible readily to liquidate an investment in the units; and

•	Have investment objectives that correspond to those described elsewhere in this prospectus, i.e., to preserve the capital invested and to receive monthly distributions of cash.

          You will also represent to us that you have the capacity to invest in our units by confirming that:

•	You are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and
•	If you are a trustee, that you are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

          If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.  By executing the subscription agreement, you will not be waiving any rights under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

          Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income.  The units may, therefore, be suitable for:

•	Persons seeking current taxable income;
•	Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;
•	IRAs or Roth IRAs;
•	Simplified Employee Pensions; and
•	Other entities exempt from federal income taxation such as endowment partnerships and foundations and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

          Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law.  In this regard, ERISA provides a comprehensive regulatory scheme for plan assets.  Further, our manager intends to manage our operations so that an investment by a qualified plan will not render our assets as plan assets under ERISA.  The ERISA regulations are also applicable to an IRA.

          Our manager is not permitted to allow any qualified plan to purchase units if our manager has investment discretion over the assets of the qualified plan or if our manager regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets.  This prohibition is designed to prevent a violation of ERISA.  You should obtain the advice of your attorney, tax advisor or business consultant for the legal, tax and business aspects of an investment in USA Capital First Trust Deed Fund before subscribing for units.

INVESTMENT OBJECTIVES AND POLICIES

          We will engage in the business of making or purchasing entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments and vacation ownership intervals located primarily in the United States, but we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.  Our loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.  Our loans will be selected for investment pursuant to the guidelines set forth below, which guidelines are designed to set standards for the quality of the real property security given for the loans.  As described below, our manager can change certain of these guidelines.  Our primary investment objective is to generate and distribute cash flow from our operations.

Investment Guidelines

          1.       Priority of Deeds of Trust.  All of our loans will only be secured by first deeds of trust that encumber the property which the loans are being used to acquire, develop, construct or otherwise finance.  In some states, a mortgage is used to create a security interest in real property, rather than a deed of trust.  For purposes of this prospectus, the terms “deed of trust” and “mortgage” mean both a deed of trust and a mortgage.

          2.       Geographic Area of Lending Activity.  We will make loans secured by real property located primarily in the United States.  However, in the sole discretion of our manager, we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.

          3.       Loan-to-Value Ratios.  The amount of a loan from us will generally not exceed the following percentages, based on the appraised value of the security property as determined by an independent written appraisal at the time the loan is made.  Any real property appraisal supporting a loan will be maintained in our manager’s records for at least five years, and will be made available for inspection and duplication at the request of any investor.

Type of Property/Loan	Maximum Loan-to-Value Ratio (subject to increase by our manager)
Residential Subdivisions (loans to land developers and residential builders	75%
Commercial Property (including but not limited to multi-unit residential property, office buildings, industrial and warehouse facilities, retail stores, shopping centers, motels, self-storage facilities and senior housing)	75%
Vacation Ownership Intervals	75%
Unimproved Land	60%

          These loan-to-value ratios may be increased if, in the sole discretion of our manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained.  It is important to note that our manager does not anticipate obtaining or requiring the borrowers to maintain mortgage insurance.  In addition, the maximum loan-to-value ratio for unimproved land may be increased, in our manager’s discretion, to 75% if the unimproved land is already entitled, a tentative map has been approved for the unimproved land or our manager believes that the borrower is likely to secure key entitlements.

                    Appraisals and loan-to-value ratios may be determined for construction loans upon the assumption that all of the improvements for which the loan is being sought are completed.  Finally, our maximum loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned, which is acquired through foreclosure, or to refinance an existing loan that is in default at the time of maturity.  In such cases, our manager will be free to accept any reasonable financing terms that it deems to be in our best interests, in its sole discretion.

          We will generally receive an appraisal for each property on which we will make a mortgage loan, with the exception that the value for loans on vacation ownership intervals will be based upon the most recent retail sales price of such vacation ownership interval.  Generally, appraisers retained by us will be certified by the American Institute of Real Estate Appraisers.  We may use appraisals from individuals who hold other credentials, such as those who meet the minimum qualifications prescribed by local laws or who commercial lenders in the state in which the property is situated generally use.  Our manager will review each appraisal report.  Any real property appraisal supporting a loan will be maintained in our manager’s records for at least five years, and will be made available for inspection and duplication at the request of any investor.

          4.       Terms of Loans.  Our loans will generally have a term of between one and three years, with the exception that loans for vacation ownership intervals, or timeshares, may have terms of up to eight years.  We may make loans that have a shorter maturity if our manager believes in its sole discretion that the loans represent a sound investment opportunity.  Most loans will require payments of interest only during the loan term, and the borrower will have to make a substantial “balloon payment” at the end of the term.  Many borrowers do not have sufficient funds to make this balloon payment and, consequently, must refinance or sell the underlying property.

          5.       Escrow Conditions.  Our loans will be funded through an escrow account handled by either a qualified title insurance or escrow company or other qualified company performing similar functions.  The escrow agent will be instructed not to disburse any of our funds out of the escrow for purposes of funding the loan until:

•	Satisfactory title insurance coverage has been obtained for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by reason of other causes, such as diminution in the value of the property, over-appraisals and borrower’s defaults.

•	Satisfactory fire and casualty insurance has been obtained for all loans, which insurance will name us as loss payee in an amount equal to the principal amount of our loan. Fire insurance will not be required where a loan is secured by unimproved land.

          6.       Absence of Mortgage Insurance.  Our manager does not intend to arrange for mortgage insurance, which would afford some protection against loss if we foreclosed on a loan and there were insufficient equity in the property to repay all sums owed.

          7.       Loans on Vacation Ownership Intervals.  We may purchase loans on vacation ownership intervals, or timeshares, from the developers of such properties.  The borrowers under such loans are consumers who purchase vacation ownership intervals from the developer or its affiliates.  These loans will be secured by a first deed of trust representing a period of time for which the borrower is entitled to use the secured property.  In addition to the secured property, we will purchase such loans with full recourse to the developer.

                    8.       USA Capital First Trust Deed Fund as Payee.  All loan documents such as notes, deeds of trust and insurance policies, etc. will name us as payee and beneficiary.  Loans will not be written in the name of our manager or any other nominee, although loans that we purchase will originally be written in the name of the original lender or investor.  Such loans will be assigned to us when they are purchased.

          9.       No Loans to our Manager.  No loans will be made by us to our manager or to any of its affiliates, except for any financing extended as part of a sale of real estate owned as a result of foreclosure.

          10.     Purchase of Loans from our Manager or its Affiliates.  Pre-existing loans, or fractional interests of such loans, that are secured by first deeds of trust may be purchased from our manager, its affiliates or other third parties; provided that any such loan is not in default and otherwise satisfies the foregoing lending guidelines.  The purchase price to us for any such loan will be equal to the then-outstanding principal balance of the loan, together with any accrued but unpaid interest, or a proportionate share of the loan balance with respect to the purchase of a fractional loan interest.

          11.     Loan Diversification.  Until such time as $100,000,000 in units has been sold, no one loan, or interest in a loan, will exceed $20,000,000.  Once $100,000,000 in units has been sold:

•	No one loan, or interest in a loan, will exceed 15% of all of our loans outstanding at the time of the loan; and
•	No more than 25% of our loans outstanding at any time will be made to a single borrower, together with any affiliates of such borrower.

          12.     Loan Participations.       We may purchase fractional interests in loans, also known as loan participations, so long as the loan otherwise meets our lending criteria.  With respect to new loans, we may fund such loans by ourselves or we may participate in the funding of such loans with:

•	Another mortgage fund or investment vehicle that we or our affiliates have formed or manage; or
•	Other investors that are clients of USA Commercial Mortgage Company or its affiliates.

          If we participate in funding a new loan with such persons, then we and such persons will have fractional interests in such loan equal to the relative amounts that we have funded.

          13.     Reserve Fund.  A contingency reserve fund will be retained for the purpose of covering our unexpected cash needs.  The amount of this reserve fund will be established by our manager, but in no case will the amount of the reserve fund be less than 1% of the offering proceeds.  This reserve fund may be held in cash, bank accounts, certificates of deposit, money market accounts, short-term bankers acceptances, publicly traded bond funds or other liquid assets.  The yield from investments of reserve funds may not be as high as the yield that would result if such reserve funds were invested in loans.  While portions of the reserve fund may be used by our manager to fund investor redemptions, the principal purpose of the reserve fund will be for other unexpected cash flow needs, not for investor redemptions, and our manager will not be required to use reserve funds to meet requested investor redemptions.

          14.     Leasehold Financing.  We may also make loans that are secured by first deeds of trust that encumber leasehold interests in undeveloped land, residential and commercial developments and vacation ownership intervals, or timeshares.  In leasehold loans, the borrower does not own the land but rather has the right to occupy and develop the land under a long-term ground lease with the owner of the land.  The security for our loans would be the borrower’s leasehold interest in the land, or, in other words, the borrower’s the right to occupy and use the land under the terms of the ground lease, rather than a fee interest in the land.  Loans secured by leasehold interests pose risks that are in addition to the risks associated with loans secured by fee interests in land.

Use of Proceeds

          Depending on the nature of each project, our loans may be used to fund the acquisition of property and pay development costs, costs to construct infrastructure improvements or costs to construct improvements.  Typical development costs include costs to secure permits and entitlements and to resolve land use issues, architects’ and engineers’ fees and expenses, costs to secure utility services and other costs needed to prepare the property for the construction of improvements.  Costs to construct infrastructure improvements generally relate to grading, roads, sewers, sidewalks, lights and utility conduits.  The costs to construct infrastructure or building improvements may include both “hard costs,” such as the cost of materials, supplies and labor, and “soft costs,” such as marketing and promotional costs, legal, accounting and other consultants’ costs, cost of permits and construction management fees.

          Additionally, most of our loans will contain interest reserves such that the loan amount will contain funds sufficient to service the interest due under the loan from loan inception until loan maturity.  Our loans may also be used to provide bridge or interim financing to a homebuilder whose land acquisition loan is maturing and needs financing for an additional period of time in order to complete the entitlement process.  In some instances, our loans may be used by the borrower for purposes unrelated to the development of the property that secures the loan.

Loan Repayment

          Depending on the nature of a loan and the purposes for which the borrower is seeking the loan, a loan may be repaid from the sale, leasing or refinance of the real property that secures such loan or from other sources.  Land development loans, such as loans used to finance the cost of entitling and subdividing land, are generally repaid from the sale of the entitled, subdivided land to other developers or homebuilders.  Construction loans to residential homebuilders are typically repaid from the sale of the completed homes.  In contrast, construction loans to commercial developers are typically repaid either from a sale or refinancing of the project.  Bridge loans can be repaid from the sale or refinancing of the property or from other sources of funds that the borrower has access to.

Credit Evaluations

          Our manager may consider the income level and general creditworthiness of a borrower to determine a borrower’s ability to repay our loan according to its terms, but such considerations are subordinate to a determination that the appraised value of the property, which may be on an “as constructed” basis with respect to a construction loan, is sufficient to satisfy the loan-to-value ratios described above or such other loan-to-value ratios as our manager deems appropriate for any particular loan.  Therefore, we may make loans to borrowers who are in default under other of their obligations for the purposes of debt consolidation or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

          The principal source of repayment of any loan will generally be from the sale or refinancing of the property, not from the borrower’s own resources or from a guarantor, if any.  Some, but not all, USA Capital First Trust Deed Fund loans will also be guaranteed by persons or entities other than the borrower.  Our manager will exercise its business judgment in deciding which of our loans will also be guaranteed.  If a borrower is unable to repay its loan at maturity or if the borrower defaults under the loan, we will foreclose on and subsequently sell the property.  If the sales proceeds are inadequate to repay the loan and costs of foreclosure, we may be precluded from seeking the deficiency from the borrower, either because the loan is a nonrecourse loan or due to the effect of certain legal protections afforded to borrowers generally.  If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor.

Sale of Loans

          We will invest in mortgage loans for investment.  We do not expect to engage in real estate operations in the ordinary course of business except as may be required if we foreclose on a property on which we have invested in a mortgage loan and take over ownership and management of the property.  We do not presently intend to invest in mortgage loans primarily for the purpose of reselling such loans in the ordinary course of business; however, we may occasionally sell mortgage loans, or fractional interests therein, when our manager determines that it appears to be advantageous for us to do so, based upon then current interest rates, the length of time that the loan has been held by us and our overall investment objectives.

Loan Servicing

          It is anticipated that all of our loans will be “serviced” by our manager who will make or manage, potentially through third parties, construction loan disbursements, collection of loan payments, loan enforcement and other loan administrative services.  Our manager will be entitled to contract with third party service providers to assist it with respect to servicing our loans, provided that such third party service providers charge competitive fees for their services.  Our manager will be compensated for such loan servicing activities.

          Borrowers will make monthly loan payments, and will be instructed to mail their checks or money orders to us for deposit into our trust account, or the trust account of a third party servicer, which will be maintained at a financial institution selected by our manager.

          If one of our loans goes into default, the range of responses that our manager may take with respect to the default will vary depending on the nature of the default and the circumstances existing at the time of the default.  These responses can include, without limitation, granting additional cure periods to the borrower, requiring the borrower to contribute additional funds to the project, refraining from funding future phases of construction, replacing the borrower with an independent construction manager to supervise the completion of the project, seeking a receiver to oversee the completion of the project, foreclosing non-judicially under the mortgage or deed of trust or taking such other loan enforcement actions as are typically undertaken by commercial lenders in the state that governs the enforcement action, negotiating and accepting a deed in lieu of foreclosure or commencing legal action against the borrowers or against any guarantors of the loan if our manager determines that such actions are prudent under the circumstances.

          In addition, our manager may forgive debt or modify the economic terms of the loan if it believes such actions are advisable under the circumstances.  These modifications may include amendments to the rate of interest, extensions of the maturity date or the restructuring of payment obligations.

Restricted Activities

          We do not propose to do any of the following:

•	Issue senior securities;
•	Invest in the securities of other issuers for the purpose of exercising control;
•	Underwrite securities of other issuers; or
•	Offer securities in exchange for property, other than cash.

Environmental Issues

          Under current federal and state law, the owner and operator of real property contaminated with toxic or hazardous substances is, in most situations, liable for all costs associated with any remedial action necessary to bring the property into compliance with applicable environmental laws and regulations.  This liability may arise regardless of who caused the contamination or when it was caused.  Under certain circumstances, a mortgage lender who has acquired title through foreclosure may be exempt from such liability.

          The properties that secure our loans may contain, or may become contaminated with, toxic or hazardous substances.  While our manager will make reasonable investigations into whether the properties contain toxic or hazardous substances prior to making or purchasing a loan that is secured by such real property, these investigations will not guarantee that the real property is free of toxic or hazardous substances, nor can they ensure that the real property does not become contaminated with toxic or hazardous substances subsequent to the closing of the loan.  This liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an “owner” or “operator” under applicable environmental laws, or extend to a lender post-foreclosure.

          If any property that secures one of our loans is found to be contaminated, it could adversely impair the value of the property.  For example, the value of the property would be impaired due to the decreased desirability of the property, slower absorption of the property into the market, declining sales prices, lower rental rates or decreased occupancy rates.   In addition, the ability of the borrower to repay the loan would be affected in the event that the borrower would have to pay for the cost to remove or clean up the contamination or in the event that the borrower would be liable to purchasers or tenants of the property or owners or occupants of adjoining property for property damage, bodily injury, lost profits or other consequential damages.  If the borrower fails to remove or clean up contaminated property, it is possible that federal, state and local environmental agencies could perform the removal or cleanup, then impose liens upon, and subsequently foreclose on, the property to pay for the costs of such removal or cleanup.  Furthermore, even if we do not foreclose on a contaminated property, the mere existence of hazardous substances on such real property security may depress the market value of such real property security such that the loan is no longer adequately secured.

          We generally will not participate in the on-site management of any facility on property that secures one of our loans in order to minimize the potential of liability for cleanup of any environmental contamination under applicable federal, state or local laws.  However, where we have taken title to contaminated property due to foreclosure or otherwise, our manager may determine that it is in our best interests to cause the property to be cleaned up.  As a result, we may incur full recourse liability for the entire cost of any such removal and cleanup and liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages.  It is possible that these obligations, collectively, may exceed the value of the property.

          We would also be exposed to risk of lost revenues during any cleanup, and to the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property becomes known.  If we fail to remove the substances or sources and clean up the property, it is possible that federal, state or local environmental agencies could perform such removal and cleanup, and impose and subsequently foreclose liens on the property for the cost thereof.  We may find it difficult or impossible to sell the property prior to or following any such cleanup.  We could be liable to the purchaser thereof if our manager knew or had reason to know that such substances or sources existed.  In such case, we could also be subject to the costs described above.

MANAGEMENT

Our Management

          Our business is managed by USA Capital Realty Advisors, LLC.  The telephone number for our manager’s offices is (702) 734-2400.  Our manager is managed by USA Investment Partners, LLC, which is managed by USA Commercial Mortgage Company, doing business as USA Capital.  USA Commercial Mortgage Company has been licensed as a mortgage broker in the State of Nevada since January 11, 1990, and is owned by Thomas A. Hantges, Jamie Hantges (wife of Thomas A. Hantges), Joseph D. Milanowski and Paul S. Hamilton.

USA Capital Realty Advisors, LLC

          USA Capital Realty Advisors, LLC manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business.  These duties include dealings with investors, accounting, tax and legal matters, communications and filings with regulatory agencies and all other necessary management and operational duties.  Additionally, because Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton own a controlling interest in USA Capital Realty Advisors, LLC, USA Investment Partners, LLC and USA Commercial Mortgage Company, Messrs. Hantges, Milanowski and Hamilton may be deemed to control our activities through USA Capital Realty Advisors, LLC, USA Investment Partners, LLC and USA Commercial Mortgage Company.  As our only manager, USA Capital Realty Advisors, LLC has complete authority and responsibility for managing us regarding the following:

•	Evaluating and choosing the mortgage loans in which we will invest;
•	Originating, servicing and managing our mortgage loan investments; and
•	Managing all of our operations.

          Our investors have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for investors in our operating agreement.  Our manager has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans.  Our manager will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold.  Our books and records are maintained by our manager, subject to audit by independent certified public accountants.

Fiduciary Responsibility of Our Manager

          Under Nevada law, the fiduciary duties of a manager to the limited-liability company and to its members are those of a partner to a partnership and to the partners of a partnership.  Accordingly, a manager is accountable to a limited-liability company as a fiduciary, which means that a manager is required to exercise good faith and integrity with respect to company affairs.  This fiduciary duty is in addition to those other duties and obligations of, and limitations on, our manager that are set forth in our operating agreement.  Pursuant to the terms of our operating agreement, during business hours and with five days’ prior notice, any investor or his legal representative may inspect our financial statements and other books and records as they relate to our internal affairs.

          Our operating agreement provides that our manager will have no liability to us for losses resulting from errors in judgment or other acts or omissions, unless our manager is guilty of intentional misconduct, fraud or knowing violation of the law.  Our operating agreement also provides that we will indemnify our manager against liability and related expenses (including reasonable attorneys’ fees and costs) incurred in dealing with us, investors or third parties, so long as no intentional misconduct, fraud or knowing violation of the law on the part of our manager is involved.  Therefore, investors may have a more limited right of action than they would have absent these provisions in our operating agreement.  A successful indemnification of our manager or any litigation that may arise in connection with our manager’s indemnification could deplete our assets as allowed under Nevada law.  Investors who believe that a breach of our manager’s fiduciary duty has occurred should consult with their own counsel.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our manager pursuant to the above-described provisions of our operating agreement, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Removal of USA Capital Realty Advisors, LLC as Our Manager

          USA Capital Realty Advisors, LLC will cease to be our manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt.  Investors holding at least 75% of our units can remove USA Capital Realty Advisors, LLC as our manager upon written notice by such investors to the effect that our manager is removed effective on the date set forth in such notice.  Concurrently with delivery of such notice or within 90 days thereafter by written notice similarly given, investors holding at least 75% of our units may designate a successor manager.

          Substitution of a new manager will be effective upon written acceptance of the duties and responsibilities of a manager, as set forth in our operating agreement, by the new manager.  Upon effective substitution of a new manager, our operating agreement will remain in full force and effect, except that our manager will have changed, and our operations will be continued by the new manager.

          Our manager may withdraw from USA Capital First Trust Deed Fund at any time upon not less than six months written notice of the same to our investors and with the consent of investors holding at least 75% of our units.  In the event that our manager retires, the investors holding at least 75% of our units must designate a successor manager.  If investors holding at least 75% of our units do not designate and admit a successor manager within the time specified, we will dissolve.  Our manager may assign its interest in us, but our manager may not be changed except as set forth above.

Evaluation and Acquisition

          Our manager will consider prospective loans for us.  In that regard, our manager will evaluate the credit of prospective borrowers, analyze the return to us of potential mortgage loan transactions, review property appraisals and determine which types of transactions appear to be most favorable to us.

Management of Loan Portfolio

          After we acquire mortgage loans, our manager will also manage our mortgage loan portfolio.  Our manager is responsible for:

•	Creating and implementing investment policies in furtherance of those contained in our operating agreement;
•	Preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;
•	Preparing and reviewing reports for securities filings, distribution to our investors or otherwise;
•	Communicating with investors;
•	Supervising and reviewing our bookkeeping, accounting and audits;
•	Supervising and reviewing the preparation of our state and federal tax returns; and
•	Supervising professionals employed by us, including attorneys, accountants and appraisers.

Mortgage Loans

          Our manager will obtain, process, make and invest in, broker and sell, manage and service our mortgage loans.  Its mortgage loan services will also include:

•	Reviewing loans;
•	Recommending changes in loans;
•	Employing and supervising employees who handle the loans;
•	Preparing and reviewing projected performance;
•	Reviewing reserves and working capital; and
•	Collecting and maintaining all loans.

Directors and Executive Officers of USA Commercial Mortgage Company

          The directors and executive officers of USA Commercial Mortgage Company are as follows:

NAME	AGE	TITLE
Thomas A. Hantges	48	Chairman of the Board of Directors and Chief Executive Officer
Joseph D. Milanowski	39	Director, President and Chief Operating Officer
Paul S. Hamilton	30	Senior Investment Advisor

          The directors of USA Commercial Mortgage Company hold office until the next annual meeting of stockholders, or for a period of one year.  USA Commercial Mortgage Company, as the manager of USA Investment Partners, LLC, which is the manager of USA Capital Realty Advisors, LLC, can change the manager of USA Capital Realty Advisors, LLC at any time.  Similarly, Thomas A. Hantges, Joseph D. Milanowski and Paul S. Hamilton can cause a change in the Board of Directors of USA Commercial Mortgage Company by virtue of their controlling ownership interest in USA Commercial Mortgage Company.  The Bylaws of USA Commercial Mortgage Company provide for up to three directors and permit the Board of Directors to fill any vacancy on the Board of Directors.  Officers of USA Commercial Mortgage Company serve at the discretion of the Board of Directors.

          The principal occupation and business experience for each of USA Commercial Mortgage Company’s officers and directors, for at least the last five years, are as follows:

          Thomas A. Hantges.  Since 1997, Mr. Hantges has been Chairman and Chief Executive Officer of USA Commercial Mortgage Company.  Mr. Hantges is a Chartered Financial Analyst.  He has lived in Las Vegas since 1967, obtaining both his BA and MBA from the University of Nevada Las Vegas.  He is the founder of USA Commercial Mortgage Company, a licensed mortgage company that specializes in the placement of trust deed investments on behalf of its investors.  Since 1989, USA Commercial Mortgage Company has funded approximately $700 million dollars in acquisition, development and construction loans on behalf of private investors.  Mr. Hantges has more than 18 years of experience in the financial and securities industries.  Since 1990, Mr. Hantges has developed single-family lots, single-family and multi-family residences and commercial subdivisions in Southern and Northern Nevada.

          Joseph D. Milanowski.  Since 1998, Mr. Milanowski has been President and Chief Operating Officer of USA Commercial Mortgage Company.  Mr. Milanowski is a Chartered Financial Analyst.  He has lived in Las Vegas since 1988 and has been associated with USA Commercial Mortgage Company since 1993.  He is primarily responsible for much of the underwriting and servicing for USA Commercial Mortgage Company.  During his tenure with USA Commercial Mortgage Company and its affiliates, some of his primary responsibilities have included securities research for the gaming industry, real estate investment analysis and investment banking services for various investors.  Mr. Milanowski obtained his BA in Economics from the University of Michigan and his MBA in finance from the University of Arizona.

           Paul S. Hamilton.  Since 1999, Mr. Hamilton has been Senior Investment Advisor of USA Commercial Mortgage Company.  Mr. Hamilton attended the University of Nevada Las Vegas, where he earned a double major in Business and Political Science.  Mr. Hamilton has been associated with USA Commercial Mortgage Company since 1995.  During his tenure with USA Commercial Mortgage Company, Mr. Hamilton has engaged in the acquisition, sale, lease and analysis of commercial real estate projects.  In addition, he is involved in account management and the underwriting of both short-term and permanent loans.

Pending Litigation

          In March 1998, Mr. Hantges was named as a defendant in an action brought by the Commission in the United States District Court for the Southern District of New York. Although in its findings on a motion for a preliminary injunction the court concluded that the Commission had established a substantial likelihood of success in proving that Mr. Hantges had violated the registration requirements of the Securities Act, the court determined that Mr. Hantges was not likely to engage in similar violations of the Securities Act in the future. Accordingly, the preliminary injunction entered by the court against some of the defendants in the action, was not entered against Mr. Hantges. There has been no further action involving Mr. Hantges with respect to this matter.

COMPENSATION TO OUR MANAGER AND ITS AFFILIATES

          Our manager and its affiliates will receive fees and expenses for services relating to this offering and for conducting our operations.  The fees that we and our borrowers pay to our manager and its affiliates are summarized in the table below.

Form of Compensation	Estimated Amount or Method of Compensation
Loan brokerage commissions to USA Commercial Mortgage Company	Anticipated to range between 2%-5% per annum of the principal amount of each loan. Loan brokerage commissions are paid by borrowers out of loan proceeds, either directly to USA Commercial Mortgage Company, or indirectly to us and then to USA Commercial Mortgage Company. Loan brokerage commissions may be paid to USA Commercial Mortgage Company when the loan is funded or may be paid over the term of the loan.

Asset management and loan servicing fee	1/8 of 1% of assets under management, payable monthly to our manager (i.e., up to 1.5% per year).

Legal fees to USA Commercial Mortgage Company	Documentation of some of our loans will be prepared by the general counsel for USA Commercial Mortgage Company, which is the manager of USA Investment Partners, LLC, which is the manager of our manager. The borrower under such loans will pay those legal fees.

Real estate commissions to USA Commercial Real Estate Group upon resale of any property acquired through foreclosure	If we acquire property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker in the sale of such property. In such case, USA Commercial Real Estate Group will earn a competitive commission.

Early withdrawal fee	Our manager, in its sole and absolute discretion, may allow an investor to withdraw from USA Capital First Trust Deed Fund during the first 12 months after the date the applicable units are purchased on the condition that the investor pay an early withdrawal fee equal to 5% of such original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.

Miscellaneous fees	The borrower will pay miscellaneous fees to our manager such as reconveyance fees, demand fees, copy fees and messenger service fees.

          As used in the table above, assets under management means our total capital, including cash, notes, real estate owned, accounts receivable, advances made to protect loan security and any of our other assets, valued at fair market value.  The asset management and loan-servicing fee will be paid on the 15th day of each calendar month with respect to assets under management as of the last day of the immediately preceding month.

          For the minimum offering, we will pay the amounts owing to USA Commercial Mortgage Company upon the breaking of escrow.  Thereafter, we will pay their sales commissions and expenses quarterly in arrears.

          We will pay our manager its fees for services during the operational stage on a monthly basis in arrears.  Our manager will make arrangements with the respective borrowers for our manager’s fees owing from those borrowers.  Our manager anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction.  For loan servicing fees, our manager will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired.  Our manager may elect at any time to defer, without interest thereon, the monthly payment of fees owed by us.  Our manager will make arrangements with borrowers within one month to receive late fees on loan payments.

CONFLICTS OF INTEREST

          The relationships among us, our manager and its affiliates will result in various conflicts of interest.  Our manager and its affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us.  Our manager and its affiliates will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as an investor.  Additionally, our operating agreement contains provisions that limit our ability to enter into transactions with our manager and its affiliates.

          Pursuant to our operating agreement, we may sell existing loans to our manager or its affiliates only if we receive net sales proceeds from such sale in an amount equal to the total unpaid principal balance, accrued interest and other charges owing under such loan.  Our manager is under no obligation to purchase any loans from us or to guarantee any payments under any of our loans.  However, we may purchase existing loans from our manager or its affiliates so long as, at the time of purchase, the borrower is not in default under the loan and no brokerage commissions or other compensation, such as premiums or discounts, are paid to our manager or its affiliates based upon such purchase, other than loan origination fees.

          The paragraphs below describe material conflicts of interest that may arise in the course of the management and operation of our business by our manager.  The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus.  We cannot assure you that other conflicts of interest will not arise in the future.

          The organizational structure of our affiliates is as follows:

Affiliate Entity Name	Owner Name/Percent Ownership
USA Capital Realty Advisors, LLC	USA Investment Partners, LLC	100%
USA Investment Partners, LLC	USA Commercial Mortgage Company	100%
USA Commercial Mortgage Company	Thomas A. Hantges Joseph D. Milanowski Jamie Hantges Paul S. Hamilton Total	46% 38% 11% 5% 100%
USA Commercial Real Estate Group	Thomas A. Hantges Joseph D. Milanowski Total	60% 40% 100%

Loan Brokerage Commissions

          The compensation to our manager and its affiliates was not determined by arm’s length negotiations.  It is anticipated that the loan brokerage commissions charged to borrowers by our manager for most loans will range between 2%-5% per loan of the principal amount of each loan per annum.  Loan brokerage commissions may be paid to USA Commercial Mortgage Company when the loan is funded or may be paid over the term of the loan.  Loan brokerage commissions are paid by borrowers out of loan proceeds, either directly to USA Commercial Mortgage Company, or indirectly to us and then to USA Commercial Mortgage Company.  Any increase in such charges will have a direct, adverse effect upon the interest rates that borrowers will be willing to pay us, thus reducing the overall rate of return to our members.  Conversely, if our manager reduces the loan brokerage commissions charged by it, a higher rate of return might be obtained for us and our investors.

          This conflict of interest will exist in connection with every USA Capital First Trust Deed Fund loan transaction, and investors must rely upon the fiduciary duties of our manager to protect their interests.  We will generally charge borrowers interest at the rate generally prevailing in the geographical areas where the security property is located for loans to comparable borrowers of similar size, duration and security.

Other Funds or Businesses

          The compensation structure applicable to our manager or its affiliates in connection with loans that are originated by it or its affiliates may be different, and depending on the circumstances at a given point in time, may be more lucrative to our manager than the compensation structure applicable to our manager in connection with USA Capital First Trust Deed Fund.  As a result, there may exist a financial incentive for our manager to cause loans to be originated for private investors outside USA Capital First Trust Deed Fund and the investors must rely on the fiduciary duties of our manager to protect their interests under such circumstances.

          In the future, our manager or its affiliates may also sponsor other funds formed to conduct business similar to that of USA Capital First Trust Deed Fund.  If these other funds have funds to invest at the same time as us, there will exist conflicts of interest on the part of our manager as to whether to offer a particular loan opportunity to us or to these other funds.  Our manager will decide which loans are appropriate for funding by us or by such other funds after consideration of all relevant factors, including the size of the loan, portfolio diversification and amount of uninvested funds.  These other funds, or other investors that are clients of USA Commercial Mortgage Company or its affiliates, may also participate with us in making new loans.

          Our manager, its affiliates or other funds sponsored or managed by USA Commercial Mortgage Company or its affiliates, may engage for their own account, or for the account of others, in other business ventures, similar to us or otherwise, and neither we nor any investor will be entitled to any interest therein.

          We will not have independent management and we will rely on our manager for the operation of USA Capital First Trust Deed Fund.  Our manager will devote only so much time to our business as is reasonably required.  Our manager will have conflicts of interest in allocating management time, services and functions between its existing business interests other than us and any future partnerships that it may organize as well as other business ventures in which it may be involved.  Our manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

Lack of Independent Legal Representation

          We have not been represented by independent legal counsel to date.  The use by our manager and us of the same counsel in the preparation of this prospectus and the organization of USA Capital First Trust Deed Fund may result in the lack of independent review.

Sale of Defaulted Loans or Real Estate Owned to Affiliates

                    In the event one of our loans goes into default or we become the owner of any real property by reason of foreclosure on one of our loans, our manager’s first priority will be to arrange the sale of the loan or property for a price that will permit us to recover the full amount of our invested capital plus accrued but unpaid interest and other charges, or as much as can be reasonably obtained in light of current market conditions.  In order to facilitate such a sale, our manager may arrange a sale to persons or entities controlled by or affiliated with our manager, such as to another entity formed by our manager or its affiliates or to other investors who are clients of our manager, USA Commercial Mortgage Company or their affiliates, for the express purpose of acquiring defaulted loans or foreclosure properties from lenders such as us.  Our manager will be subject to conflicts of interest in arranging such sales since it will represent both parties to the transaction.  For example, we and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale.  Our manager’s decision will not be subject to review by any outside parties.

          Our manager has undertaken to resolve these conflicts by setting a purchase price for each defaulted loan or property that is not less than either the independently appraised value of such loan or property, if any, at the time of sale, the amount of the highest third party offer actually received, if any, or the total amount of our investment in the property.  Our investment is deemed to include without limitation the following:

•	The unpaid principal amount of the loan upon which we foreclosed;
•	All unpaid interest accrued to the date of foreclosure;
•	Expenditures made to protect our interest in the property such as payments for insurance and taxes;
•	All costs of foreclosure (including attorneys fees actually incurred to prosecute the foreclosure or to obtain relief from stays in bankruptcy); and
•	Any advances made by or on behalf of us for any of the foregoing.

          A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of us, secured by a deed of trust on the property being sold.  The total loan-to-value ratio for the property may equal the entire purchase price of the property paid by the affiliate, and the note will otherwise contain terms and conditions comparable to those that would be contained in notes executed by third parties.

          If we acquire real property through foreclosure, USA Commercial Real Estate Group may, in some circumstances, serve as the listing broker in the sale of such real property.  In such case, USA Commercial Real Estate Group will earn a competitive brokerage commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

          As discussed in the section entitled “Risk Factors,” we were formed on February 16, 2001, and will not commence business until the minimum number of units is sold.  As such, as of the date of this prospectus, we have no significant assets, no operating history and no current sources of financing.

          During the next 12 months, if we sell at least 300 units, we plan to invest in mortgage loans where our collateral is secured by real property located primarily in the United States.  We may also invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.  Upon the sale of these units and the end of our escrow arrangement, our manager will select mortgage loans for us, and will also assist us by obtaining, processing and managing these loans.  We believe that we will have an adequate number of opportunities to invest in mortgage loans when our escrow ends.

          During the next 12 months, our manager will pay the initial costs we incur, including accounting, legal and administrative expenses and fees.  We therefore do not anticipate needing additional funds to satisfy our cash requirements during this period.  If we are unable to raise the minimum offering amount as described elsewhere in this prospectus, our manager will fully absorb all costs incurred on our behalf.  Assuming we sell the minimum number of units and escrow is broken, our manager will pay for the administrative expenses we incur.

          We do not anticipate hiring any employees, acquiring any fixed assets such as office equipment or furniture or incurring material office expenses during the next 12 months because we will be utilizing our manager’s personnel and office equipment.  We will not pay our manager any overhead or other compensation for providing us with its personnel and equipment.

          We have not committed ourselves to make any acquisitions, and have not entered into any arrangements or other transactions other than for compensation for selling the units.  We do not intend to incur any indebtedness at the commencement of our operations, although we do intend to establish a line of credit for future use.

GENERAL INFORMATION

          We were organized on February 16, 2001 as a Nevada limited-liability company and are governed by the laws of the State of Nevada.  Our governing documents became operative on February 16, 2001, and our existence will terminate on a date chosen by our manager, unless sooner terminated pursuant to our operating agreement.  Our organizers were Thomas A. Hantges and Joseph D. Milanowski, and they currently hold the offices of Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, with USA Commercial Mortgage Company, the manager of USA Investment Partners, LLC, which is the manager of USA Capital Realty Advisors, LLC, our manager.

LEGAL PROCEEDINGS

          There is no litigation currently pending or threatened against us.  However, on March 29, 2001, a complaint was filed in the United States District Court, District of Nevada, in which USA Commercial Mortgage Company, USA Capital Diversified Trust Deed Fund, LLC, Tom Hantges, Joseph Milanowski, and certain other affiliated parties and investors in certain financings involving the plaintiffs were named as defendants.

          In their complaint, the plaintiffs made allegations relating to several loans arranged by USA Commercial Mortgage Company, and the sale of some securities by an affiliate of USA Commercial Mortgage Company.  The plaintiffs allege, among others, violations of the state and federal Racketeer Influenced and Corrupt Organization Acts, state and federal securities fraud, intentional and negligent misrepresentation, breach of contract and implied covenant of good faith and fair dealing, intentional interference with contractual relations and defamation.  The plaintiffs are seeking compensatory, punitive and treble damages, in addition to certain equitable relief and costs.  An answer to the complaint has not been filed; however, USA Commercial Mortgage Company and its affiliates intend to vigorously defend against the allegations.

UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth specified information with respect to the beneficial ownership of our units held by our manager and each person (or group of affiliated persons) who beneficially owns 5% or more of any class of our units.  Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to our units.  The address for USA Capital Realty Advisors, LLC, our manager, is: 4484 South Pecos Road, Las Vegas, Nevada 89121.

Name of Beneficial Owner	Number of Membership Units Owned	Percentage of our Membership Units
		Prior to the Offering	After the Offering (assuming Full Subscription)
USA Capital Realty Advisors, LLC	10 Units	100.00%	0.01%

          Our manager is managed by USA Investment Partners, LLC, which is managed by USA Commercial Mortgage Company.  In turn, USA Commercial Mortgage Company is owned by Thomas A. Hantges – 46%, Jamie Hantges, the wife of Thomas A. Hantges – 11%, Joseph D. Milanowski – 38% and Paul S. Hamilton – 5%.  As a result, Thomas A. Hantges, Jamie Hantges, Joseph D. Milanowski and Paul S. Hamilton indirectly share voting power with respect to the 10 units held by our manager.

SUMMARY OF OPERATING AGREEMENT

          The following is a summary of our operating agreement as of April ____, 2001, and is qualified in its entirety by the terms of our operating agreement itself.  You are urged to read our entire operating agreement, which is attached as Exhibit A to this prospectus.

Rights and Liabilities of Investors

          The rights, duties and powers of investors are governed by our operating agreement and by the Nevada Revised Statutes, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to our operating agreement and the Nevada Revised Statutes.

          Persons who become investors in USA Capital First Trust Deed Fund in the manner set forth in this prospectus will not be responsible for the obligations of USA Capital First Trust Deed Fund and will be liable only to the extent of their agreed upon capital contributions.  Investors may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return.  Any cash distributed to investors may constitute, wholly or in part, return of capital.

          Investors will have no control over our management except that, in some cases with the consent of our manager, members representing at least 75% of our outstanding units may approve or disapprove any of the following matters:

•	Dissolution and termination of us;
•	Merger or consolidation of us with one or more other entities;
•	Amendment of our operating agreement (other than certain amendments for which no approval is required); and
•	Removal of our manager and election of a successor manager.

                    In addition, upon the withdrawal, resignation or removal of our manager, members representing at least 75% of our outstanding units may elect a replacement manager to continue our business.

Capital Contributions

          Our units will be sold in increments of $5,000.  An initial investor may not acquire less than five units.  For purposes of meeting this minimum investment requirement, a person may cumulate units he or she purchases individually with units purchased by his or her spouse.  To purchase units, an investor must deliver to us a subscription agreement in the form attached as Exhibit B, together with his or her cash contribution.  Our manager has contributed the sum of $50,000 to us as our initial member.  Our manager and its affiliates may, but are not obligated to, contribute additional sums to us to meet the minimum subscription of $1,500,000 for this offering or for other reasons.  Our current investors who elect to compound monthly distributions of income from our operations will be entitled to purchase fractional units with such compounded distributions, subject to the restrictions described in our operating agreement.

Rights, Powers and Duties of Manager

          Subject to the right of our investors to vote on specified matters, our manager will have complete charge of our business.  Our manager is not required to devote full time to our affairs but only such time as is required for the conduct of our business.  Our manager acting alone has the power and authority to act for and bind us.

          Our manager is granted a special power of attorney from each investor for the purpose of executing the documents that the investors have expressly agreed to execute and deliver or that are required to be executed, delivered or filed under applicable law.

Profits and Losses

          Profits and losses of USA Capital First Trust Deed Fund accrued during any calendar month will be allocated to our investors as of the last day of such calendar month.  Profits and losses allocable to our investors will be allocated among them in accordance with their respective outstanding capital account balances as of the first day of such month.  New investors will only be admitted to USA Capital First Trust Deed Fund on the first day of each calendar month.

          Upon transfer of units, if permitted under our operating agreement and applicable law, profits and losses will be allocated to the transferee beginning with the next succeeding calendar month.

Cash Distributions

          Upon subscription for units, an investor must elect whether to receive monthly cash distributions from us or to allow his or her distributions to compound for the term of our existence.  The ability to reinvest and compound distributions is dependent upon whether the investor remains qualified to purchase units, and the units are registered under the Securities Act or are exempt from registration, to allow his or her distributions to compound for the term of our existence.  If an investor seeks to change how his or her distributions are handled, our manager must receive, at least five days prior to the effective date of the desired change of distribution method, a form of distributions notice, provided as Exhibit A to our operating agreement.  Notwithstanding the foregoing, our manager reserves the right, at any time, to immediately commence making monthly cash distributions to ERISA plan investors who previously compounded distributions in order to ensure that we remain exempt from the plan asset regulations pursuant to the “significant participation” exemption.

          Distributions allocable to investors who elect to reinvest and compound their earnings will be applied toward the purchase of fractional units in the amount of such distributions.  We will retain the reinvested and compounded distributions for investing in further mortgage loans or other proper purposes.  The distributions from these further loans will be allocated among all investors; however, investors who elect to reinvest and compound distributions will be credited with a larger proportionate share of such distributions than investors who receive monthly distributions since the number and proportion of units owned by investors who reinvest and compound distributions, and their capital accounts, will increase over time.

          If you elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions.  Additionally, solely for tax purposes, you will be deemed to have received and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions or any loan modifications treated as a disposition for tax purposes.  We believe that this characterization will not affect the tax liability of our investors.  However, if the Internal Revenue Service were to unexpectedly disagree, you may have a tax liability with no cash distributions to pay that liability.  We may end the distribution reinvestment plan at any time.

Meetings

          We will hold annual meetings for all investors on a date established by our manager.  Our manager reserves the right to call special meetings of the investors on at least 30 days prior written notice, which notice will state, in addition to the date, time and location of the meeting, the general purpose(s) of the special meeting.  A majority of our outstanding units will constitute a quorum at our meetings.  Investors may vote in person or by proxy with respect to those matters in which investors have, under our operating agreement, approval rights.

Accounting and Reports

          Our manager will cause to be prepared an annual report of our operations, which will be audited by an independent accounting firm, and which will be furnished to our investors within 90 days of the close of the year covered by the report.  Investors will be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year.  During business hours and with five days prior notice, any investor or his legal representative may inspect our financial statements and other books and records as they relate to our internal affairs.

Amendment of our operating agreement

          Our operating agreement may be amended by our manager alone with respect to certain matters described in our operating agreement, or by our investors upon the vote of members holding at least 75% of the outstanding units with respect to all other matters.

Withdrawal from USA Capital First Trust Deed Fund

          An investor has no right to withdraw from USA Capital Trust Deed Fund or to obtain the return of all or any portion of sums paid for the purchase of units, or reinvested earnings with respect thereto, for at least 12 months after the date such units are purchased.  Our manager, in its sole and absolute discretion, may nonetheless allow an investor to withdraw from USA Capital First Trust Deed Fund during the first 12 months after the date the applicable units are purchased on the condition that the investor pay an early withdrawal fee equal to 5% of such original investment amount, with 75% of such early withdrawal fee being paid to our manager and 25% being paid to us.  After 12 months from an investor’s admission to USA Capital Trust Deed Fund and on each anniversary thereafter, investors may withdraw all or part of their capital accounts by providing 30 days advance written notice of such investor’s election to withdraw.

          The total amount of funds paid to you as an investor upon a notice of withdrawal will reflect any write downs determined by our manager to be necessary in the event of an under-performing loan.  The decision to write down a loan will be made solely at the discretion of our manager, on at least a monthly basis, in such amounts as may be determined in our manager’s exercise of good faith and prudent business judgment.  Notwithstanding the foregoing, if a proposed withdrawal would cause an investor’s capital account to fall below $25,000, then the investor must withdraw the investor’s entire capital account from USA Capital Trust Deed Fund.

          Additionally, if an investor has purchased units over time, other than through an election to compound such investor’s accrued earnings, then such investor will not be entitled to withdraw any portion of its capital account that relates to units that have not been held by such investor for at least 12 months, subject to the early withdrawal fee noted above.  In our manager’s discretion, our manager will commence the return of the investor’s capital account to the extent of available funds from “distributable amounts from sales or refinancings,” as defined in our operating agreement, and capital contributions from new members.

          The amount that a withdrawing investor will receive from us is based on the withdrawing investor’s capital account.  A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor’s membership interest.  The fair market value of an investor’s membership interest will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of our loan portfolio is realized by sales of existing loans, which sales are not required to be made.

          We will not establish a reserve from which to fund withdrawals and, accordingly, our capacity to return an investor’s capital account will be restricted to the above described amounts.

          Our manager anticipates funding investor withdrawals from interest and principal payments from fund loans, funds contributed by new investors to USA Capital Trust Deed Fund and draws on our proposed revolving credit facility, to be made in our manager’s sole discretion.  If such amounts are inadequate to return an investor’s capital account, we are not required to liquidate any of our loans prior to maturity for the purpose of liquidating the capital account of a withdrawing investor, and are merely required to continue paying whatever funds are then available to withdrawing investors.

          Investors who seek to withdraw from USA Capital Trust Deed Fund will be allowed to do so, subject to our available funds, on a “first come, first serve” basis, provided that certain investors may have priority upon the death of such investors or if such investors are ERISA plan investors, as described more fully in our operating agreement.  Subject to the foregoing, an investor whose withdrawal notice was received first will be entitled to a return of that investor’s entire capital account before we will return any of the capital account of an investor whose withdrawal notice was received on a later date.  Notwithstanding the foregoing, if USA Capital Trust Deed Fund dissolves, from and after such date all investors will have equal priority as to the return of their capital accounts regardless of when they submitted withdrawal notices.

          Upon our dissolution and termination, a two-year winding-up period is provided for liquidating our loan portfolio and distributing cash to our investors.  Due to high prevailing interest rates or other factors, we could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period.  Investors who complete a withdrawal from USA Capital Trust Deed Fund prior to any such liquidation will not be exposed to this risk.  Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those investors who remain in USA Capital Trust Deed Fund until its termination.

Limitations on Transferability

          Our operating agreement places substantial limitations on the transferability of our units.  Any transferee (including a donee) must be a person or entity that would have been qualified to purchase a unit in this offering.  No unit may be transferred if, in the judgment of our manager, a transfer would jeopardize our tax status as a partnership or cause our termination for federal income tax purposes.

          A transferee may not become a substituted investor without the consent of our manager.  A transferee who does not become a substituted investor will own an economic interest, which entitles him or her only to the share of distributions or return of capital to which the transferor would be entitled.  Economic interest owners will have no voting rights whatsoever or any right to inspect records or receive information from us.

Term of USA Capital First Trust Deed Fund

          The term of USA Capital Trust Deed Fund commenced on February 16, 2001, and will terminate on a date chosen by our manager, in its sole discretion, unless sooner terminated pursuant to our operating agreement.

Winding Up

          Upon our dissolution, our manager will wind up our affairs by halting the issuance or purchase of any new loans and, either by our manager or its successor, liquidating our remaining assets as promptly as is consistent with obtaining the fair current value thereof by the sale to third parties or by collecting loan payments under the terms of the loan.  All funds received by us will be applied and promptly distributed in accordance with the Nevada Revised Statutes and our operating agreement.

          In the event we are dissolved at a time when there are outstanding unfulfilled withdrawal requests, such withdrawal requests will be of no further force or effect and all investors will thereafter be entitled to receive their pro rata portion of all liquidating distributions of USA Capital First Trust Deed Fund in accordance with their respective outstanding capital account balances.

Merger with Other Business Entities

          Our manager, upon the prior written consent of investors representing at least 75% of the units, will have the right to merge us with one or more other business entities, of which our manager may be a sponsor or co-sponsor.

FEDERAL INCOME TAX CONSEQUENCES

          The following is a summary of the anticipated federal income tax aspects of an investment in units.  Because this is a summary, it does not contain all the information that may be important to you.  This summary is based on the Internal Revenue Code in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

          We and our investors may be subject to state and local taxes in states and localities in which the Internal Revenue Service or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

          The Internal Revenue Service may challenge some of the deductions we intend to claim or positions we intend to take for tax purposes.  The Internal Revenue Service has increased its audit efforts with respect to limited partnerships and limited-liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

          Any audit adjustments made by the Internal Revenue Service could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other investors will, directly or indirectly, bear the expense of contesting the adjustments.

          We urge you to consult and rely upon your own tax advisor with respect to your own tax situation, potential changes in applicable laws and regulations and the federal and state consequences arising from an investment in our units.  The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on your investment.  Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor, as individual circumstances may vary.  This federal income tax consequences section of this prospectus only provides the current state of tax laws.  You should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

Classification as a Partnership

          Under treasury regulations issued in December 1996, a domestic limited-liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation.  We are a domestic limited-liability company, and if we complete a minimum offering of 300 units, we will have more than one member.  Our manager will not cause us to make an election to be classified as an association taxable as a corporation.  Based on the foregoing, we intend to be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

          Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

•	The use of the term partnership will be construed to refer also to a limited-liability company classified as a partnership for federal income tax purposes;
•	The use of the term partner will be construed to refer also to a member of a limited-liability company; and
•	The use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited-liability company.

Publicly Traded Partnership Rules

          We intend to be treated as a partnership for federal income tax purposes and not as an association that is taxable as a corporation.

          In 1987, Congress added Section 7704 to the Internal Revenue Code, which taxes certain publicly traded partnerships as corporations.  If we were taxed as a corporation for federal income tax purposes, we would be a separate taxable entity.  In such a case, we, rather than our investors, would be taxed on the income and gains, and would be entitled to claim the losses and deductions, resulting from our operations.  A distribution from us to an investor would be taxable to the investor in the same manner as a distribution from a corporation to a shareholder (i.e., as ordinary income to the extent of our current and accumulated earnings and profits, then as a nontaxable reduction of basis to the extent of the investor’s adjusted tax basis in its units, and finally as gain from the sale or exchange of the investor’s units).  The effect of the foregoing would substantially reduce the after-tax economic return on an investment in us.

          A partnership will be deemed a publicly traded partnership if its interests are traded on an established securities market, or its interests are readily tradable on a secondary market or the substantial equivalent thereof.

          Our manager believes that our units will not be traded on an established securities market and will not be readily tradable on a secondary market (or the substantial equivalent thereof) within the meaning of the treasury regulations.  Accordingly, we believe that we will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code.  If, however, we are classified as a publicly traded partnership, we will be taxed as a corporation, and our income and losses would be subject to different passive loss rules under Section 469 of the Internal Revenue Code, all as discussed below.

Alternative Minimum Tax

          Depending on your own tax situation, an investment in us could create or increase your liability under the alternative minimum tax provisions applicable to corporations or individuals, as the case may be.  We urge you to consult your tax advisor in this regard.

Determination of Basis in Units

          You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units.  Your adjusted basis in your units is the amount you originally paid for the units increased by:

•	Your proportionate share of partnership indebtedness with respect to which no investor is personally liable;
•	Your proportionate share of our taxable income; and
•	Any additional capital contributions made by you;

and decreased by:

•	Your proportionate share of our losses;
•	The amount of cash, and fair value of noncash, distributions to you; and
•	Any decreases in your share of any of partnership nonrecourse liabilities.

          Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash.  Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

Taxation of Income

          Under the laws pertaining to federal income taxation of limited-liability companies that are treated as partnerships, no federal income tax will be paid by us as an entity.  Each individual investor will report on its federal income tax return its distributive share of our income, gains, losses, deductions and credits, whether or not any actual distribution is made to such investor during a taxable year.  Each individual investor may deduct his distributive share of our losses, if any, to the extent of the tax basis in his units at the end of the fiscal year in which the losses occurred.  The characterization of an item of profit or loss will usually be the same for the investor as it is for us.  Since individual investors will be required to include our income in their personal income without regard to whether there are distributions of our income, such investors will become liable for federal and state income taxes on our income even though they have received no cash distributions from us with which to pay such taxes owed.

Computation of Gain or Loss on Sale or Redemption of Units

          If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

Character of Gain or Loss

          Gain on the sale of units that have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income.  We may have unrealized receivables arising from the ordinary income component of market discount bonds.  In addition, if we hold property as a result of foreclosure, which is unsold at the time you sell your units, or hold an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell the property is expected to be an unrealized receivable.

          For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20%, or 10% for individuals in the 15% tax bracket.  The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000, or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer’s capital gain.

Distributions

          To the extent cash distributions do not exceed an investor’s tax basis in its units, they will constitute a return of capital, and each investor will be required to reduce the tax basis of his units by the amount of such distributions and to use such adjusted basis in computing gain or loss, if any, realized upon the sale of units.  Such distributions will not be taxable to investors as ordinary income or capital gain until there is no remaining tax basis, and thereafter, may be taxable as gain from the sale or exchange of the units.  Investors will be taxed each year on their share of our income, even if they elect to have their share of our distributions compounded (i.e., reinvested in us through the purchase of additional units).  Investors who elect to compound will have to pay taxes on their share of our income even though they did not receive any cash from us.

          Distributions to you from us may take the form of either actual cash distributions, or deemed distributions.  A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan.  If you elect to participate in our distribution reinvestment plan, under the terms of our operating agreement, you will be deemed to have received a distribution that is related to our net income and to have recontributed the same amount to us.

          Our operating agreement also provides that a deemed distribution and an equivalent recontribution will result if we reinvest our net proceeds from any capital transactions in new mortgage loans.  Capital transactions are defined in our operating agreement to include payments of principal, foreclosures and prepayments of mortgages, or any other disposition of a mortgage or property.  For this purpose, a disposition of a loan is deemed to occur if “significant modifications” to the loan are made within the meaning of Section 1001 of the Internal Revenue Code and the regulations thereunder.

Limitations on Deductions of Losses

          The ability of an investor to deduct its share of our losses or deductions during any particular year is subject to the basis limitation, the at-risk limitation, the passive loss limitation and the limitation on the deduction of investment interest.

          1.       Basis Limitation

          An investor will not be able to deduct from its taxable income any amount attributable to its share of our losses or deductions that are in excess of the tax basis of its units at the end of our taxable year in which the losses or deductions occur.  Any loss or deduction that is disallowed by reason of the basis limitation may be carried forward and deducted in later tax years to the extent that such investor’s tax basis in their units is increased in such later years (subject to the application of the other limitations discussed below).

          2.       At-Risk Limitation

          An investor (other than corporations that are neither S corporations nor certain closely-held corporations) may not deduct from their taxable income any amount attributable to their share of our losses or deductions that are in excess of the amount for which such investor is considered to be at-risk with respect to such activities at the end of our tax year in which the loss or deduction occurred.  In general, an investor will initially be “at risk” to the extent of the basis in such investor’s units (unless they borrowed amounts on a nonrecourse basis to acquire such units).  This initial at-risk amount generally will be increased by an investor’s share of our income and gains and decreased by such investor’s share of our losses and deductions and the amount of distributions made to such investor.

          Any loss or deduction that may not be deducted by reason of the at-risk limitation generally may be carried forward and deducted in later taxable years to the extent that such investor’s at-risk amount is increased in such later years (subject to application of the other limitations).  Generally, the at-risk limitation is to be applied on an activity-by-activity basis.

          If the amount for which an investor is considered to be at-risk with respect to our activities is reduced below zero (e.g., by distributions), an investor will be required to recognize ordinary income to the extent that such investor’s at-risk amount is reduced below zero.  The amount of ordinary income so recognized, however, cannot exceed the excess of the amount of our losses and deductions previously claimed by an investor over any amounts of ordinary income previously recognized pursuant to the at-risk limitation rules.

          3.       Passive Loss Limitation

          The Tax Reform Act of 1986 strictly limited the use by an investor (other than an investor that is not an S corporation, a certain closely-held corporation, or a personal service corporation) of losses from a passive investment in a business, such as an investment as an investor in us, to offset income from other sources.  Under this limitation, losses from a passive activity can generally be used only to offset income from other passive activities, but cannot be used to offset “portfolio income,” which is defined generally as interest, dividends, royalties and gain derived from the disposition of property other than an interest in a passive activity held for investment (i.e., interest received by us on temporary investments of working capital), or active business income, including, without limitation, earned income.  A passive activity is defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate or any rental activity.  Passive activity losses that cannot currently be used to offset passive activity income can be carried forward indefinitely to offset passive activity income in future years, and may be deducted in full when a taxpayer disposes of its entire interest in such activity.

          Assuming we are engaged in a trade or business, our income or losses allocable to investors, other than interest income and other portfolio income, should be passive activity income or loss that would be aggregated with the other passive activity income and losses (other than income and losses from publicly traded partnerships) of each investor in determining the effect of the passive loss limitation on such investor.  As a result, the ability of an investor to utilize the losses, if any, from us on a current basis will generally depend upon whether such investor has other passive activity income, taking into account all other passive activity income and losses (other than income and losses from publicly traded partnerships), after application of the “at-risk” rules, which are discussed above.  Assuming an investor’s participation in us is considered to be a passive activity, the ability of such investor to offset the income, if any, from us on a current basis will generally depend upon whether such investor has passive activity losses from other sources (other than publicly traded partnerships).

          If we are classified as a “publicly traded partnership” (and not taxed as a corporation), each investor’s share of our income could not be offset by losses of the investor from any other source.  Any loss of ours would be held in suspense at the investor level and could be used only to offset future income from us or upon a complete disposition of an investor’s interest in us.

          4.       Nonbusiness Interest Limitation

          Generally, the “investment interest” of a taxpayer (other than a corporation) may be deducted only to the extent of the taxpayer’s “net investment income.”  Any investment interest that is not deductible solely by reason of this limitation may be carried forward to later tax years and treated as investment interest in such later tax years.  In general, investment interest is any interest paid or accrued on debt incurred or continued to purchase or carry property held for investment, and net investment income includes gross income and gains from property held for investment and is reduced by expenses that are directly connected with the production of such income and gains.

          To the extent that interest is attributable to a passive activity, which may include interest incurred or deemed to have been incurred by an investor to acquire or carry its interests and an investor’s share of interest incurred by a partnership in connection with its operations, it is treated as a passive activity deduction and is subject to limitation under the passive loss limitation discussed above and not under the investment interest limitation.  In addition, the effect of the investment interest limitation on a particular investor will depend on such investor’s specific tax situation.  Accordingly, each investor should consult with its own tax advisor.

Depreciation

          From time to time we may acquire equity or leasehold interests in real property by foreclosure.  The cost of the improvements on any of these owned real properties may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

          Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment.  Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property.  Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

          Net investment income is the excess of investment income over the sum of investment expenses.  Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us.  However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

          Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations.  You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

Property Held Primarily for Sale; Potential Dealer Status

          We have been organized to invest in loans primarily secured by deeds of trust on real property.  However, if we were at any time deemed for federal tax purposes to be holding one or more of our loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss.  The federal income tax rates for ordinary income are higher than those for capital gains.  In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors that are tax-exempt entities.  Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances.  We intend to make and hold our loans for investment purposes only, and to dispose of our loans, by sale or otherwise, at the discretion of our manager and as consistent with our investment objectives.  It is possible that, in so doing, we will be treated as a “dealer” in mortgage loans, and that profits realized from such sales will be considered unrelated business taxable income to otherwise tax-exempt investors in us.

Unrelated Business Taxable Income

          Units may be offered and sold to certain tax-exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this prospectus.  Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business that generates “unrelated business taxable income,” as that term is defined by Section 513 of the Internal Revenue Code.  Under the Internal Revenue Code, tax-exempt purchasers of units will be deemed to be engaged in an unrelated trade or business by reason of interest income earned by us.  Interest income, which will constitute the primary source of our income, does not constitute an item of unrelated business taxable income, except to the extent it is derived from “debt-financed property.”  We will utilize borrowed funds in order to make loans.  Therefore, some portion of the interest earned on our loans will constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes will realize some taxable income by reason of interest income earned by us.

          Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Internal Revenue Code.  Therefore, unrelated business taxable income may also be generated if we operate or sell at a profit any property that has been acquired through foreclosure on a loan made by us, but only if such property is deemed to be held primarily for sale to customers or is acquired from or leased to a person who is related to a tax-exempt investor in us.

          The trustee of any trust that purchases units in us should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

Partnership Tax Returns, Tax Information and Audits

          Our manager will prepare our information income tax returns.  In connection with the preparation of our income tax returns, our manager will prepare and distribute to the investors, not later than ninety days after the close of each fiscal year, all information necessary in the preparation of the investors’ federal income tax returns, including our Schedule K (Form 1065), and each investor’s respective Schedule K-1.  Such information will not be supplied to assignees that are not substitute investors.

          You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns.  You may report an item inconsistently if you file a statement with the Internal Revenue Service identifying the inconsistency.  Otherwise, the Internal Revenue Service may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the United States Tax Court being afforded to you.  Penalties for intentional disregard of the consistency requirements may also be assessed.

          The Internal Revenue Service may audit our tax returns.  Tax audits and adjustments are made at our level in one unified proceeding, the results of which are binding on all investors.  You may, however, protest the additional tax paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

USA Capital Realty Advisors, LLC is Tax Matters Partner

          A limited-liability company that is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the Internal Revenue Service.  USA Capital Realty Advisors, LLC will serve as the tax matters partner to act on our behalf and on behalf of the investors with respect to partnership items, to deal with the Internal Revenue Service and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

          If you own less than 1% of the units, you will not receive notice from the Internal Revenue Service of these administrative proceedings unless you form a group with other investors, having an aggregate interest of 5% or more, and request the notice.

          Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return.  Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

          The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us.  The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms.  Identical concepts will be used for determining our interest deduction on our obligations, if any.

Market Discount

          We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments.  Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment.  If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

          We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us.  The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

Possible Legislative Tax Changes

          In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws.  In addition, the Internal Revenue Service has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation.  It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units or the effective date, which could be retroactive, of any legislation that may derive from any past or future proposal.

          We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

State and Local Taxes

          We currently contemplate investing in or purchasing loans primarily in the United States, but we may invest up to 10% of our loan portfolio in loans secured by real property located outside of the United States.  Nevada does not have an income tax law, and we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any investor’s share of any income derived from our activities in Nevada.

          Other states and localities may impose a tax on our assets or income or on each investor based on his share of any income derived from our activities in those states and localities.

          If you are entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

          The state in which you reside may impose taxes on your share of any income derived from your interest in us.  You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

Allocations Between Transferor and Transferee

          Our operating agreement provides that we will allocate income, gains, losses and deductions between transferors and transferees of units in a manner that complies with Section 706(d) of the Internal Revenue Code and the regulations promulgated thereunder.

ERISA Considerations

          The Employee Retirement Income Security Act of 1974, or ERISA, contains strict fiduciary responsibility rules governing the actions of “fiduciaries” of employee benefit plans.  It is anticipated that some investors will be corporate pension or profit-sharing plans and IRAs or other employee benefit plans that are subject to ERISA.  In any such case, the person making the investment decision concerning the purchase of units will be a “fiduciary” of such plan and will be required to conform to ERISA’s fiduciary responsibility rules.  Persons making investment decisions for employee benefit plans (i.e., “fiduciaries”) must discharge their duties with the care, skill and prudence that a prudent person familiar with such matters would exercise in like circumstances.

          In evaluating whether the purchase of units is a “prudent” investment under this rule, fiduciaries should consider all of the risk factors set forth above.  Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income, as well as the percentage of plan assets that will be invested in us insofar as the diversification requirements of ERISA are concerned.  An investment in us is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in us into cash in order to meet liabilities to plan participants who may be entitled to distributions.

          Due to the complex nature of ERISA, each prospective investor is urged to consult his own tax advisor or pension consultant to determine the application of ERISA to his or her prospective investment.

          In order to avoid application of the U.S. Department of Labor’s plan asset regulations, we will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding units in us.

          Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan’s fiscal year.  Although our manager will provide annually upon the written request of a investor an estimate of the value of the units based upon, among other things, outstanding mortgage investments, it may not be possible to value the units adequately from year to year, because there will be no market for them.

Portfolio Income

          Our primary source of income will be interest, which is ordinarily considered “portfolio income” under the Internal Revenue Code.  Similarly, temporary regulations issued by the Internal Revenue Service in 1988 (Temp. Reg. §1.469-2T(f)(4)(ii)) confirmed that net interest income from an equity-financed lending activity such as USA Capital First Trust Deed Fund will be treated as portfolio income, not as passive income, to investors.  Therefore, investors in us will not be entitled to treat their proportionate share of our income as “passive income,” against which passive losses (such as deductions from unrelated real estate investments) may be offset.

Distributions to Foreign Investors

          Generally, Sections 1441 through 1446 of the Internal Revenue Code will require us to withhold 30% of any distribution of income that is effectively connected with the conduct of a trade or business in the United States and income derived from sources within the United States that is not effectively connected with the conduct of a trade or business within the United States.  Such withholding percentage may be reduced by an existing tax treaty.  Foreign individuals and entities should consult their own tax advisors for additional information on this matter.

CERTAIN LEGAL ASPECTS OF LOANS SECURED BY REAL ESTATE

          Repayment of our loans will be secured by either a mortgage or a deed of trust.  In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan.

          A mortgage has two parties: a borrower called the “mortgagor” and a lender called the “mortgagee.”  The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default.

          A deed of trust has three parties: a borrower-grantor called the “trustor,” a third party grantee called the “trustee,” and a lender-creditor called the “beneficiary.”  The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation.  The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

Foreclosure

          The manner in which our manager will enforce our rights under a mortgage or deed of trust will depend on the laws of the state in which the property is situated.  Depending on local laws, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale.  Local laws will also dictate, among other things, the amount of time and costs associated with a judicial or non-judicial foreclosure sale, whether or not a lender would be entitled to recover from the borrowers a judgment for the resulting shortfall if the proceeds from the sale of the property are not sufficient to pay the debt, or a deficiency judgment, either concurrently with or following a judicial or non-judicial sale, whether there are limits as to the amount of this deficiency judgment and whether the borrower would have a right to redeem the property following a judicial or non-judicial sale.

          A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sales proceeds being applied to satisfy the underlying debt.  A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

          In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following the giving of appropriate notice and the expiration of appropriate cure periods.  It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

          In some states, a lender is allowed to foreclose non-judicially and then seek to recover the deficiency from the borrower.  In other states, a lender is not entitled to recover a deficiency judgment if the lender foreclosures non-judicially; the lender must instead foreclose judicially if it seeks to recover a deficiency judgment.  Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of the successful sales price bid at the foreclosure sale or the fair market value of the property at the time of foreclosure.

          Moreover, some states provide that a borrower or junior lienholder have a right to redeem the property for a period of time following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale.  This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower’s or the junior lienholder’s right of redemption.  Real property that is sold through a non-judicial foreclosure sale is, in many states, not subject to a right of redemption.

          In summary, whether or not a lender would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to a lender against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located.  If a borrower were to default under one of our loans, our manager, as the loan servicer, would evaluate the applicable laws and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

Other Loan Enforcement Issues

          Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

          In some instances, a loan may not only be secured by real property security but also guaranteed by a third party guarantor.  Investors should be aware that, depending on local laws, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty.  For example, in some states if a loan obligation is modified without the guarantor’s consent, the guarantor may be exonerated from part or all of its obligations under the guaranty.  Other states may require that a lender first exhaust all of its remedies against the borrower and real property security and only then can seek any resulting deficiency from the guarantor.  A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

PLAN OF DISTRIBUTION

          Units will be offered and sold by individuals who are licensed to offer and sell our units to potential investors.  Such individuals will receive a commission payable by our manager, which commission will not exceed 1% of each unit sold.  There is no firm commitment to purchase any of our units, and there is no assurance that the maximum amount of this offering will be received.

          We will be reviewing subscription applications as they are received.  We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.  We will place all proceeds from the sale of units in a segregated escrow account until at least 300 units have been sold.

          If we sell 300 units on or before the passage of 90 days after this offering is declared effective by the Commission, the escrow account will be closed and the proceeds, after deduction of applicable escrow fees, together with amounts earned as interest on those proceeds, will be delivered to us.  If we have not sold 300 units on or before the passage of 90 days after this offering is declared effective by the Commission, we will promptly return to all investors the amounts they have paid to buy units, without interest.  We will then stop selling units and the subscription agreements will be cancelled, regardless of whether or not previously accepted.

           If we sell 300 units on or before the passage of 90 days after this offering is declared effective by the Commission, we will continue to sell units to the public until all 20,000 units of the maximum offering amount have been sold.  The maximum offering amount may be increased by our manager in its sole and absolute discretion.  In certain states where the offering will be made, we may not be allowed to extend the offering beyond one year unless we have the permission of the appropriate state agency.

          If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B to this prospectus and which will be provided by the person that offered you the units.  You may obtain additional copies of the subscription agreement from USA Capital Realty Advisors, LLC, whose address is 4484 South Pecos Road, Las Vegas, Nevada 89121, and whose telephone number is (702) 734-2400.

          By submitting the signed subscription agreement with payment for the purchase of units, you:

•	Agree to be bound by our operating agreement;
•	Grant a special and limited power of attorney to our manager; and
•	Represent and warrant that you meet the relevant suitability standards and are eligible to purchase units.

          We do not permit sales to discretionary accounts without prior specific written approval of the owner of the account.

LEGAL MATTERS

          Kummer Kaempfer Bonner & Renshaw will review the legality of our issuance of the units offered under the Securities Act and Nevada law for us.

CONSENT AGREEMENT

          In May 2000, USA Capital Realty Advisors, a Nevada corporation, and USA Commercial Mortgage Company entered into a consent agreement with the Securities Division of the Nevada Secretary of State’s office, in connection with the sale of undivided interests in a promissory note issued by two unaffiliated limited-liability companies.  The staff of the Securities Division of the Nevada Secretary of State’s office believed the sales of the interests in the promissory note violated the registration requirements of the Nevada Uniform Securities Act.  Under the terms of the consent agreement, USA Capital Realty Advisors and USA Commercial Mortgage Company agreed to comply in the future with all provisions of the Nevada Uniform Securities Act and the rules promulgated thereunder, to submit quarterly reports to the Securities Division of the Nevada Secretary of State’s office advising as to the status of the repayment of the principal and interest under the promissory note in question and to pay a fine of $25,000.

EXPERTS

          Beadle, McBride & Reeves LLP have audited our financial statements as of March 29, 2001.  These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part.  We rely on Beadle, McBride & Reeves LLP as experts in auditing and on the Beadle, McBride & Reeves LLP report for the financial statements we include here.

AVAILABLE INFORMATION

          This prospectus does not contain all the information in the Registration Statement on Form S-11 (File No. 333-_________) and accompanying exhibits that we have filed with the Commission under the Securities Act.  Additionally, we will become subject to the reporting requirements of the Exchange Act and, consequently, will file annual, quarterly and current reports and other information with the Commission.  Copies of the Registration Statement on Form S-11 and other reports and information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C.  20549.  Copies can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission also maintains a world wide web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission.  The address of this site is http://www.sec.gov.  You may also obtain information on the operation of the public reference facilities of the Commission at 1-800-732-0330.

          You will also be able to review our current report on Form 8-K that we will file after the end of the distribution period.  This report will contain additional financial statements and information required under the Exchange Act for purchases made after the end of the distribution period involving the use of 10% or more, on a cumulative basis, of the net proceeds of this offering.  We will also provide the information contained in this report to the investors at least once each quarter after the distribution period of this offering has ended.

EXHIBIT A

OPERATING AGREEMENT

OPERATING AGREEMENT

OF

USA CAPITAL FIRST TRUST DEED FUND, LLC

          This Operating Agreement (this “Agreement”) is made and entered into effective as of April _____, 2001, by and among USA Capital Realty Advisors, LLC, a Nevada limited-liability company (the “Manager”), USA Capital Realty Advisors, LLC, a Nevada limited-liability company, as the initial Member (the “Initial Member”) and such other persons as may be added as members pursuant to the terms hereof (“Members”).

ARTICLE I
DEFINITIONS

          Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

          1.1     “Acquisition and Origination Expenses” shall mean expenses including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection, and acquisition of mortgages, whether or not acquired.

          1.2     “Acquisition and Origination Fees” shall mean the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans.  Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

          1.3     “Act” shall have the meaning set forth in Section 5.3.

          1.4     “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

                    (a)      Credit to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to the penultimate sentences in Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                    (b)      Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(ii)(d)(4), (5), and (6).

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          1.5     “Administrator” shall mean the agency or official administering the securities law of the applicable state.

          1.6     “Affiliate(s)” shall mean, with respect to any Person (defined below), (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (iii) any officer, director or general partner of such Person, or (iv) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the voting securities of any Person described in clauses (i) through (iii) of this sentence. “Affiliates” of the Manager include, without limitation, USA Investment Partners, LLC, USA Commercial Mortgage Company (doing business as USA Capital), USA Commercial Real Estate Group, and other entities or funds sponsored by USA Commercial Mortgage Company.

          1.7     “Agreement” shall mean this Operating Agreement, as amended or otherwise modified.

          1.8     “Articles” shall mean the Articles of Organization for the Company, as originally filed with the Nevada Secretary of State and amended from time to time.

          1.9     “Assets Under Management” shall mean all of the Company Property, including, without limitation, cash, notes (at Book Value), real estate owned (at Book Value), accounts receivable, and advances made to protect loan security, valued at fair market value without reduction for Company Liabilities.

          1.10   “Book Adjustments” shall mean adjustments with respect to the Book Value of Company Property for depreciation, depletion, amortization, and gain or loss, as computed in accordance with subsection 1.704-1(b)(2)(iv)(g) of the Regulations.

          1.11   “Book Value” shall mean, with respect to Company Property, the fair market value of the Company Property at the time of its contribution to the Company as adjusted by Book Adjustments; with respect to Company Property that has been Revalued, the fair market value of such Company Property as adjusted by Book Adjustments.

          1.12   “Capital Account” shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

                    (a)      To each Member’s Capital Account there shall be credited such Member’s capital contributions (as provided in Section 5.1), such Member’s distributive share of Profits, and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

                    (b)      To each Member’s Capital Account there shall be debited the amount of cash or the fair market value of Company Property distributed to the Member, such Member’s distributive share of Losses, and any items in the nature of expenses or deductions that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

          If the Gross Asset Value of any item of Company Property is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all members to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the amount of any Writedown and such Losses were allocated pursuant to Section 6.1.

          In the event any interest in the Company is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          The provisions of this Section 1.12 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.  In the event it is necessary to modify the manner in which the Capital Accounts are computed in order to comply with such regulations, the Manager shall make such modifications.  The Manager shall adjust the amounts debited or credited to the Capital Accounts with respect to any property contributed to the Company or distributed to any Member and any liabilities that are secured by such contributed or distributed property or that are assumed by the Company in the event the Manager shall determine that such adjustments are necessary or appropriate pursuant to Regulations Section 1.704-1(b)(2)(iv).  The Manager shall also make appropriate modifications if unanticipated events cause this Agreement not to comply with Regulations Section 1.704-1(b).

          1.13   “Capital Contributions” shall have the meaning set forth in Section 5.7.

          1.14   “Certificate of Dissolution” shall have the meaning set forth in Section 11.2(d).

          1.15   “Code” shall mean the Internal Revenue Code of 1986, as amended, and corresponding portions of any subsequent federal revenue laws.

          1.16   “Company” or “Fund” shall mean USA Capital First Trust Deed Fund, LLC.

          1.17   “Company Counsel” shall have the meaning set forth in Section 14.13(a).

          1.18   “Company Liability” shall mean any enforceable debt or obligation for which the Company is liable or that is secured by any Company Property.

          1.19   “Company Minimum Gain” shall mean an amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains.  The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, but only to the extent a Member is allocated a share of that minimum gain.  For any taxable year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding taxable year with the Company Minimum Gain on the last day of the current taxable year.  Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

          1.20   “Company Nonrecourse Liability” shall mean a Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in Section 1.752-2 of the Regulations) with respect to that liability.

          1.21   “Company Property” shall mean any property or other asset owned by the Company, whether real, personal, tangible or intangible.

          1.22   “Deceased Member” shall have the meaning set forth in Section 10.1(d)(i).

          1.23   “Distributable Amounts From Operations” shall mean an amount of cash equal to the excess of accrued income from operations and investment of Company Property or gain from the sale thereof during any calendar quarter, year, or other period, over the accrued operating expenses, depreciation, and amortization of the Company during such period, including any adjustments for bad debt reserves or deductions or other Reserves that the Manager, in its sole discretion, may deem appropriate; provided, however, that Distributable Amounts From Operations shall not exceed the amount of cash on hand.

          1.24   “Distributable Amounts From Sales or Refinancings” shall mean an amount of cash equal to the proceeds from all sales or other dispositions and all refinancings of Company Property, including proceeds from any line of credit that is secured by Company Property, less any gain from a sale of Company Property; provided, however, that any interest payment with respect to any note or other obligation received by the Company in connection with a sale or other disposition of Company Property shall be included in calculating Distributable Amounts From Operations.  Notwithstanding the preceding sentence, all principal with respect to any note or other obligation received by the Company in connection with a sale or other disposition of Company Property shall be included in the calculation of Distributable Amounts From Sales or Refinancings.

          1.25   “Distributions Notice” shall have the meaning set forth in Section 5.3.

          1.26   “Economic Interest” shall mean the right to receive distributions of cash or Company Property and allocations of income, gain, loss, deduction, credit, and similar items from the Company pursuant to this Agreement and the NRS, but shall not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company or any right to information concerning the business and affairs of the Company.

          1.27   “Economic Interest Owner” shall mean the owner of an Economic Interest who is not a Member.

          1.28   “Effective Date” shall have the meaning set forth in Section 10.1(a).

          1.29   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          1.30   “ERISA Plan Asset Regulations” shall have the meaning set forth in Section 5.2.

          1.31   “ERISA Plan Investors” shall have the meaning set forth in Section 10.1(d)(ii).

          1.32   “Fiscal Year” shall mean a calendar year ending December 31.

          1.33   “Front-End Fees” shall mean the fees and expenses paid by any party for any services rendered to organize the Company or to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition, and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Manager.

          1.34   “Gross Asset Value” shall mean the asset’s adjusted basis for federal income tax purposes, except as follows: The initial Gross Asset Value of any asset contributed by a Member to the Company shall, except as provided elsewhere in this Agreement, be the gross fair market value of such asset as determined by the contributing Member and the Company.  Gross Asset Value may be adjusted pursuant to Code Sections 734 and 754 whenever it is determined by the Manager that such adjustment is appropriate and advantageous; provided, however, that the expenses of making or revoking such election shall be allocated to the Members that benefit therefrom in proportion to their respective benefits or to the Member requesting the same, as the case may be.  The Gross Asset Value of any Company Property shall be adjusted in the case of a Writedown as set forth in Section 1.68.

          1.35   “Holding Period” shall have the meaning set forth in Section 10.1.

          1.36   “Initial Member” shall have the meaning set forth in the introductory paragraph of this Agreement.

          1.37   “Investment in Mortgages” shall mean the amount of Capital Contributions used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

          1.38   “Manager” shall mean USA Capital Realty Advisors, LLC, a Nevada limited-liability company, or any other Person substituted in place thereof pursuant to this Agreement.

          1.39   “Manager Parties” shall have the meaning set forth in Section 3.6.

          1.40   “Member Minimum Gain” shall mean an amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability and then aggregating the separately computed gains.  The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, but only to the extent a Member is allocated a share of that minimum gain.  For any taxable year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding taxable year with the Member Minimum Gain on the last day of the current taxable year.  Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Section 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

          1.41   “Member Nonrecourse Liability” shall mean any Company Liability to the extent that liability is nonrecourse under state law and on which a Member or Related Person bears the economic risk of loss under Section 1.752-2 of the Regulations because, for example, the Member of Related Person is the creditor or a guarantor.

          1.42   “Members” shall mean the Initial Member and the purchasers of Units admitted to the Company as Members, and “Member” shall mean any one of the Members.

          1.43   “Membership Interest” shall mean a Member’s entire interest in the Company and all rights, benefits, and privileges pertaining thereto.

          1.44   “Member’s Share of Company Minimum Gain” shall be computed at the end of any taxable year and shall equal the sum of nonrecourse deductions allocated to that Member (and to that Member’s predecessors in interest) up to that time plus the distributions made to that Member (and to that Member’s predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Member’s (and of that Member’s predecessors in interest) aggregate share of the net decreases in Company Minimum Gain resulting from Revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

          1.45   “Minimum Percentage of Interests” shall mean one or more Percentage Interests of Members, or a specified group of Members that, when taken together, equal at least seventy-five percent (75%) of the aggregate of all Percentage Interests, or of all Percentage Interests held by such specified group of Members, on the last day of the prior calendar month.

          1.46   “Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets; provided, however, that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

          1.47   “NRS” shall mean the Nevada Revised Statutes, as amended or otherwise modified.

          1.48   “Offering” shall mean the offer and sale of Units of the Company made under the Prospectus.

          1.49   “Organization and Offering Expenses” shall mean those expenses incurred in connection with and in preparing the Company for registration and subsequently offering and distributing Units to the public, including sales commissions paid in connection with distribution of Units of the Company and all advertising expenses.

          1.50   “Partially Transferred Unit” shall have the meaning set forth in Section 8.4.

          1.51   “Percentage Interest” shall mean the number of Units held by the Member divided by the number of Units held by all of the Members.

          1.52   “Person” shall mean both natural and legal persons, including any unincorporated association or entity, as the context may require.

          1.53   “Profits” and “Losses” shall mean, for each month of the Fiscal Year or other period, the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with generally accepted accounting principles as reported under the Company’s then method of accounting on the Company’s information tax return filed for federal income tax purposes plus any income described in Section 705(a) of the Code.

          1.54   “Program” shall mean the Company or any limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, corporation formed and operated for the primary purpose of investment in mortgage loans, as the context so requires.

          1.55   “Prospectus” shall mean the Company’s Prospectus dated _____________, 2001, and any supplements, amendments or restatements thereof.

          1.56   “Regulations” shall mean, except where the context indicates otherwise, the permanent, temporary, proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

          1.57   “Reinvestment Unit” shall have the meaning set forth in Section 10.1.

          1.58   “Related Person” shall mean a person having a relationship to a Member that is described in Section 1.752-4(b) of the Regulations.

          1.59   “Reserves” shall mean funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Manager for working capital and to pay taxes, insurance, debt service, or other costs or expenses incident to the ownership of Company Property or the operation of the Company’s business.

          1.60   “Revaluation” shall mean an adjustment to the Book Value of Company Property.

          1.61   “Roll-Up” shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity.  Such term does not include:

                    (a)      a transaction involving securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

                    (b)      a transaction involving the conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     (i)       Members’ voting rights;

     (ii)      the term of existence of the Company;

     (iii)     Manager compensation; or

     (iv)     the Company’s investment objectives.

          1.62   “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust, limited-liability company, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

          1.63   “Rules” shall have the meaning set forth in Section 14.13(a).

          1.64   “Subscription Agreement” shall have the meaning set forth in Section 5.2.

          1.65   “TMP” shall have the meaning set forth in Section 7.5.

          1.66   “Units” shall mean the Membership Interests in the Company issued to Members upon their admission to the Company, pursuant to the Prospectus or pursuant to any subsequent private or public offering of Membership Interests in the Company.

          1.67   “Withdrawal Notice” shall have the meaning set forth in Section 10.1.

          1.68   “Writedown” shall mean a determination by the Manager for any Company Property, which determination shall be verified and approved by the Company’s accountants as being in conformity with generally accepted accounting principles, that the fair market value of such Company Property at the time of such determination is less than the amount actually paid or allocated to the purchase of such Company Property.  Writedown determinations shall be made each calendar month and shall be effective as of the last day of such calendar month.

ARTICLE II
ORGANIZATION OF THE COMPANY

          2.1     Formation.  The parties hereto hereby agree to form a limited-liability company, pursuant to the provisions of Chapter 86 of NRS, as the same may be amended from time to time.

          2.2     Name.  The name of the Company shall be “USA Capital First Trust Deed Fund, LLC.”

          2.3     Place of Business.  The Company’s principal place of business shall be located c/o USA Capital Realty Advisors, LLC, at 4484 South Pecos Road, Las Vegas, Nevada 89121, until changed by designation of the Manager, with notice to all Members.

          2.4     Purpose.  The primary purpose of the Company shall be to make or purchase entire or fractional interests in acquisition, development, construction, bridge, or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments, and vacation ownership intervals (e.g., time shares) located primarily in the United States, and to do any and all things relating or incidental thereto; provided, however, that the Company may invest up to 10% of its loan portfolio in such activities and transactions outside of the United States.

          2.5     Term.  The Company shall be deemed to have been formed and its term shall commence as of the filing of the Articles with the Nevada Secretary of State, and shall continue until terminated pursuant to the provisions of this Agreement or by operation of law.

          2.6     Power of Attorney.  Each of the Members irrevocably constitutes and appoints the Manager, acting by and through any of its agents or executive officers, as such Member’s true and lawful attorney-in-fact, with full power and authority for such Member, and in such Member’s name, place and stead, to execute, acknowledge, publish, and file:

                    (a)      This Agreement, the Articles, and any amendments or cancellation thereof required under the laws of the State of Nevada;

                    (b)      Any certificates, instruments, and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

                    (c)      Any documents that may be required to effect the continuation of the Company, the admission of an additional or substituted Member, the amendment of this Agreement, the dissolution or termination of the Company, or a transfer of Company Property, whether real or personal, following a dissolution or termination of the Company.

          2.7     Nature of Power of Attorney.  The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned or the delivery of an assignment by the undersigned of a Unit; provided, however, that where the assignee thereof has been approved for admission to the Company as a substituted Member under the terms of this Agreement, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

ARTICLE III
THE MANAGER

          3.1     Management by the Manager, Generally.  Subject to any provisions of the Articles and this Agreement relating to actions required to be approved by the Members, if any, the business, property, and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Manager.  In addition to the general management authority provided under this Section 3.1, and without limiting the generality of the foregoing, the Manager shall have all necessary powers to manage and carry out the purposes, business, and affairs of the Company, including, without limitation, the powers to exercise, authorize, and direct the Company’s or the Manager’s officers (if any) to exercise, on behalf and in the name of the Company, all of the powers described in NRS 86.281, including, without limitation, the following powers and authority:

                    (a)      To expend Company funds in furtherance of the business of the Company and to acquire assets from Affiliates of the Company or Manager or other Persons upon such terms and conditions as the Manager deems advisable;

                    (b)      To offer additional Units for sale, to determine the terms of the offering of such Units, including, without limitation, the price thereof and the amount of discounts allowable or commissions to be paid, and the manner of complying with the laws applicable thereto;

                    (c)      To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys, and accountants as the Manager deems reasonable and necessary for any Company purpose;

                    (d)      To effect necessary insurance for the proper protection of the Company, Manager, or Members;

                    (e)      To prosecute, defend, pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands for or against the Company;

                    (f)       To bind the Company in all transactions involving Company Property or the Company’s affairs, including, without limitation, underwriting loans, preparing and executing all loan documents, funding loans, purchasing and selling notes, and extending or restructuring loans;

                    (g)      To enforce loan documents and to manage, lease, develop, and sell property to which the Company becomes the legal and equitable titleholder through foreclosure, deed in lieu of foreclosure, or otherwise;

                    (h)      To amend this Agreement with respect to the matters set forth in Sections 14.4(a) through (g) below;

                    (i)       To determine the accounting method or methods to be used by the Company, which methods may, if allowed by applicable law, be changed at any time upon thirty (30) days written notice to all Members;

                    (j)       To open accounts in the name of the Company in one or more banks, savings and loan associations, money market funds, or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Manager or any Person authorized by the Manager;

                    (k)      To sell from time to time all or any portion of Company Property, or any undivided or beneficial interests therein, all upon such terms and conditions as the Manager shall deem appropriate in its sole business judgment;

                    (l)       To seek and obtain revolving or other credit facilities from third party lenders to allow the Company to leverage Company Property, including, without limitation, to negotiate and enter into loan agreements, security and pledge agreements, and other documents required by a third party lender as a condition to providing the Company with such a credit facility; and

                    (m)     To retain such advisors and professionals, execute all instruments and documents, and do all other things that are, in the sole business judgment of the Manager, necessary or appropriate to effectuate any of the foregoing.

          3.2     Fiduciary Duty.  The Manager shall also have fiduciary responsibility for the safekeeping and use of all Company Property, whether or not in the Company’s possession or control, and the Company shall not employ, or permit another to employ, any Company Property in any manner except for the exclusive benefit of the Company.  The Manager will not allow any Company Property to be commingled with the assets of the Manager or any other Person.  In addition, the Company shall not permit a Member to contract away the fiduciary duty owed to the Member by the Manager under the common law.

          3.3     Limitation on Manager’s Authority.  The Manager has no authority to:

                    (a)      Appoint new Manager(s) without the prior affirmative vote or consent of a Minimum Percentage of Interests;

                    (b)      Voluntarily withdraw as a Manager without the prior affirmative vote or consent of a Minimum Percentage of Interests, unless such Manager’s withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in the effectiveness of the withdrawal as set forth under this Agreement);

                    (c)      Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Minimum Percentage of Interests;

                    (d)      Amend this Agreement without the prior vote or consent of a Minimum Percentage of Interests, except as provided in Section 14.4, herein;

                    (e)      Dissolve or terminate the Company without the prior vote or consent of a Minimum Percentage of Interests;

                    (f)       Make loans to the Manager or an Affiliate of the Manager, except as provided in Section 3.4; and

                    (g)      Pay, directly or indirectly, a commission or fee to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of Distributable Amounts From Operations or Distributable Amounts From Sales or Refinancing.

          3.4     Right to Purchase Receivables and Loans.  As long as the requirements of Article IV are met, and the Company adheres to the investment policies described in the Prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

                    (a)      Purchase from the Company the interest receivable or principal on delinquent mortgage loans held by the Company;

                    (b)      Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to the mortgage loans held by the Company; or

                    (c)      Use its own monies to cover any other costs associated with the mortgage loans held by the Company, such as property taxes, insurance, and legal expenses.

          3.5     Allocation of Time to Company Business.  The Manager shall not be required to devote its full time efforts to the affairs of the Company, but shall devote whatever time, effort, and skill the Manager may deem reasonably necessary for the conduct of the Company’s business. The Manager may engage in any other businesses, including, without limitation, businesses that are related to or competitive with the Company.  Neither the Company nor any Member or any Affiliate thereof shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager or to the income or proceeds derived therefrom.

          3.6     Exculpation and Indemnification.  Neither the Manager, nor its Affiliates, stockholders, officers, directors, employees, or agents (“Manager Parties”), shall have any liability whatsoever to the Company or to any Member for any loss suffered by the Company or any Member that arises out of any action or inaction of the Manager or any Manager Parties, so long as the Manager or such Manager Party, in good faith, determined that such course of conduct was in the best interest of the Company and did not constitute an intentional misconduct, a fraud, or a knowing violation of the law.  The Manager, the Manager Parties, and the employees and agents of the Company shall be entitled to be indemnified and held harmless by the Company, at the expense of the Company, against any loss, expense, claim, or liability (including, without limitation, reasonable attorneys’ fees, which shall be paid as incurred) resulting from the assertion of any claim, or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Company, including, without limitation, claims or legal proceedings brought by a third party or by Members, on their own behalf or as a Company derivative suit, so long as the party to be indemnified made a good faith determination that such course was in the best interests of the Company and did not constitute an intentional misconduct, a fraud, or a knowing violation of the law; provided, however, that any such indemnity shall be paid solely from the assets of the Company.  Nothing herein shall prohibit the Company from paying, in whole or in part, the premiums or other charges for any type of indemnity insurance in which the Manager, Manager Parties, or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or alleged misfeasance or nonfeasance in the performance of their duties or out of any actual or alleged wrongful act against or by the Company including, without limitation, judgments, fines, settlements, and expenses incurred in the defense of actions, proceedings, and appeals therefrom.  The Company shall pay the expenses of the Manager, Manager Parties, and other agents and employees of the Company incurred in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of such Manager, Manager Party, or other agent or employee of the Company to repay the same if it is ultimately determined that such person is not entitled to be so indemnified.

          Notwithstanding the foregoing, any right to indemnification hereunder shall be subject to the following:

                    (a)      The Company shall not provide for indemnification of the Manager or the Manager Party for any liability or loss suffered by the Manager or the Manager Party, nor shall it provide that the Manager or the Manager Party be held harmless for any loss or liability suffered by the Company, unless all of the following additional conditions are met:

                              (i)       The Manager or the Manager Party was acting on behalf of or performing services for the Company;

                              (ii)      Such liability or loss was not the result of negligence or misconduct by the Manager or the Manager Party; and

                              (iii)     Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company, including, without limitation, the sources set forth in NRS 86.461, and not from the Members.

                    (b)      The Manager or the Manager Party that is performing services on behalf of the Company or any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities, or expenses arising from an alleged violation of federal or state securities laws unless the following additional conditions are met:

                              (i)       There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

                              (ii)      Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

                              (iii)     A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made; and

                              (iv)     In the case of subparagraph (c) of this Section 3.6, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided, however, that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

                                         A.      that are specifically set forth in the Company agreement; and

                                         B.       in which plaintiffs claim they were offered or sold Membership Interests.

                    (c)      The Company must not incur the cost of that portion of liability insurance that insures the Manger for any liability as to which the Manager is prohibited from being indemnified under this Section 3.6.

                    (d)      The provision of advancement from Company funds to the Manager or the Manager Party for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

                              (i)       The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

                              (ii)      The legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

                              (iii)     The Manager or the Manager Party undertakes to repay the advanced funds to the Company in cases in which such person is not entitled to indemnification under this Section 3.6.

          3.7     Removal of the Manager; Election of Successor Manager.  The Manager may be removed upon the following terms and conditions:

                    (a)      By the written consent of a Minimum Percentage of Interests.  Members may exercise such right by presenting to the Manager a written notice, which shall be executed by Members representing a Minimum Percentage of Interests, with their signatures acknowledged, to the effect that the Manager is removed effective as of the date set forth in such notice; and

                    (b)      Concurrently with delivery of such notice, or within ninety (90) days thereafter by written notice similarly given, a Minimum Percentage of Interests shall also designate a successor Manager.

          Removal of the Manager and substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager.  Upon an effective substitution, this Agreement shall remain in full force and effect, except for the change in the Manager, and the business of the Company shall be continued by the new Manager.

          3.8     Retirement by the Manager.  The Manager may, subject to Section 3.3(b), withdraw (“retire”) from the Company upon not less than six (6) months written notice to the Members.  In the event that the Manager retires, the Members shall elect a successor Manager within ninety (90) days following the receipt of such notice by a Minimum Percentage of Interests.

          3.9     Accrued Compensation.  If the Manager should be removed as provided in Section 3.7 or should retire as provided in Section 3.8, the Manager shall be entitled to all fees and other compensation earned by it through the effective date of its removal or retirement.

ARTICLE IV
INVESTMENT AND OPERATING POLICIES

          4.1     Commitment of Capital Contributions.  The Manager shall take all reasonable steps to commit at least eighty-six and one-half percent (86.5%) of the Capital Contributions to Investments in Mortgages (including up to three percent (3.0%) of the Capital Contributions established as reserves).  The Company may invest in or purchase Investments in Mortgages of such duration, on such real property, and with such additional security as the Manager, in its sole discretion, shall determine, subject to the investment policies set forth in Section 4.2.  These Investments in Mortgages may be senior to other mortgage loans on the real property, all in the sole discretion of the Manager.

          4.2     Investment Policy.  In making Investments in Mortgages, the Manager shall follow the investment policies set forth in the Prospectus.

ARTICLE V
THE MEMBERS – CAPITAL CONTRIBUTIONS

          5.1     Initial Capital Contributions of Members.  Each Member shall initially contribute an amount equal to twenty-five thousand dollars ($25,000), which represents five (5) Units, plus five thousand dollars ($5,000) for each additional Unit subscribed for, to the Company’s capital.  The Company’s total initial capitalization shall be a maximum of $100,000,000 and a minimum of $1,500,000; provided, however, that the Manager reserves the right to issue additional Units, which will increase the Company’s capital in excess of $100,000,000, from time to time without approval from the Members.  The Company shall not begin doing business until it receives a minimum capitalization equal to $1,500,000.

          5.2     Admission to Company; Subscription Account.  To purchase Units a Person must deliver to the Company an executed Subscription Agreement (“Subscription Agreement”), together with a cash contribution, as required by the Manager.  Generally, subscription funds shall be considered for transfer to the Company on a first-in, first-out basis; however, the Manager reserves the right to admit non-ERISA Plan Investors before ERISA Plan Investors in order for the Company to remain exempt from the application of Title 29 of the Code of Federal Regulations Part 2510 relating to the definition of plan assets for purposes of ERISA (the “ERISA Plan Asset Regulations”).

          5.3     Election to Compound Earnings or Receive Cash Distributions.  Upon subscription for Units, a subscribing Person must elect whether to receive their pro rata share of Distributable Amounts From Operations from the Company on a monthly basis or to allow such Person’s pro rata share thereof to compound in the event such Person’s Subscription Agreement for Units is accepted by the Company.  Thereafter, by providing to the Manager a Distributions Notice, substantially in the form attached hereto as Exhibit A, at least five (5) days prior to the effective date of the desired change of distribution method (a “Distributions Notice”), a Member may elect to either receive their pro rata share of Distributable Amounts From Operations or (if the Member previously had elected to receive such distributions) not to receive their pro rata share of Distributable Amounts From Operations on a monthly basis and to compound the same; provided, however, that such Member shall continue to meet the investor suitability requirements set forth in the Prospectus and the Subscription Agreement; and such additional Units must be registered under the Securities Act of 1933, as amended (the “Act”), or be exempt from registration; and provided further, that such Member shall have received the most current version of the Prospectus.  It shall be the responsibility of each Member to promptly notify the Company if such Member no longer meets the suitability requirements set forth in the Prospectus and the Subscription Agreement.  Notwithstanding the foregoing, the Manager shall, at any time, have the right to immediately commence making monthly distributions of Distributable Amounts From Operations to any ERISA plan Member that previously elected to compound such distributions if such action is, in the Manager’s sole business judgment, reasonably necessary for the Company to remain exempt from the application of the ERISA Plan Asset Regulations.  Distributable Amounts From Operations allocable to Members who elect to compound the same will be retained by the Company for purposes of making or investing in additional mortgage loans or for other proper Company purposes, and the amount thereof shall be reflected accordingly in their respective Capital Accounts.

          5.4     No Participation in Management.  Except as expressly provided herein, the Members shall take no part in the conduct or control of the Company’s business and shall have no right or authority to act for or bind the Company.  Economic Interest Owners shall have no voting rights whatsoever.

          5.5     Rights and Powers of Members.  Members shall only have the right to vote upon the following matters; provided, however, that a Minimum Percentage of Interests is required to approve such matters:

                    (a)      Dissolution and termination of the Company;

                    (b)      Amendment of this Agreement; provided, however, that the Manager shall also approve such amendment, and provided further, that this Subsection (b) shall not apply to any amendment by the Manager made pursuant to Section 14.4 below, with respect to which matters the Manager alone may act to amend this Agreement without the vote of the Members;

                    (c)      Sale of all or substantially all of the Asses or merger or consolidation of the Company pursuant to Section 11.3 below; and

                    (d)      Removal of the Manager and election of a successor Manager pursuant to the terms and conditions set forth in Sections 3.7 and 3.8 above.

          5.6     Meetings.  The Manger or Members holding a Percentage Interest greater than ten percent (10%) may call a meeting of the Company.  If the Members representing the requisite Percentage Interest present to the Manager a statement requesting a meeting or the Manager calls the meeting, the Manager shall provide each Member with at least thirty (30) days advance written notice of each meeting to be held, which shall include the date, time, location, and the general purpose(s) thereof.  A majority of the Membership Interests shall constitute a quorum at Company meetings.  Members may vote in person or by proxy with respect to those matters in which Members have, under this Agreement, approval rights; provided, however, that a Minimum Percentage Interest of all the Membership Interests shall be required for any Member action at such meeting.

          5.7     Limited Liability of Members.  Units are non-assessable, and no Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any of the losses thereof beyond the amount of such Member’s agreed upon capital contributions (“Capital Contributions”) to the Company and such Member’s share of any undistributed net Profits of the Company; provided, however, that each Member shall remain liable to return to the Company any distribution that such Member is obligated to return pursuant to the NRS.  Upon dissolution and termination of the Company, no Member shall be liable to pay to the Company or any other Member the amount of any deficit remaining in such Member’s Capital Account.

          5.8     Access to Books and Records.  The Members and their designated representatives shall have access to all books and records of the Company during the Company’s normal business hours.  An alphabetical list of the names and addresses of all Members together with the number of Units held by each Member, shall be maintained as a part of the books and records of the Company.  The Company shall make the list available upon the written request of any Member or his representative for such stated purpose, including, without limitation, matters relating to Members’ voting rights under federal proxy law.  A copy of the Members list shall be mailed to any Member requesting it within ten (10) business days of the request, although the Company may charge a reasonable fee for such copy.  The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

          If the Manager neglects or refuses to exhibit, produce, or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting such list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the list and for the actual damages, if any, suffered by such Member due to such refusal or neglect.  However, the Company need not exhibit, produce, or mail a copy of the Member list if the actual purpose or reason for the request therefore is to secure a list or other information for the purpose of selling the list, or copies thereof, or other commercial purpose other than in the interest of the Person as a Member.  The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose.  The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

          5.9     Fractional Units.  A Member may purchase fractional Units only with such Member’s pro rata share of Distributable Amounts From Operations if such Member has made a proper election to do so and receives the consent of the Manager, which may be withheld in the Manager’s sole discretion, as provided in Section 5.3 above.  Such amounts shall be applied, immediately prior to the first day of the succeeding calendar month to purchase fractional Unit(s) with a value to be determined by dividing the amount of such Member’s pro rata share of such distribution by $5,000.  For example, if a Member is entitled to receive a $2,500 distribution and has an election to compound in effect, then such Member, if the Manager so consents, will be deemed to have purchased, immediately prior to the first day of the succeeding calendar month, one-half (1/2) of a Unit ($2,500 divided by $5,000).

ARTICLE VI
PROFITS AND LOSSES: CASH DISTRIBUTIONS

          6.1     Losses.  After giving effect to the allocations set for in Section 6.6 below, Losses shall be allocated at the end of each calendar month to and among the Members in accordance with their respective Capital Accounts as of the first day of such calendar month; provided, however, that Losses shall not be allocated to a Member pursuant to this Section 6.1 to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit at the end of such calendar month.

          6.2     Profits.  After giving effect to the allocations set for in Section 6.6 below, Profits shall be allocated at the end of each calendar month to and among the Members in the following order of priority:

                    (a)      First, to all of the Members in the same proportions as their aggregate unrecouped Losses, if any, that have been previously allocated to them pursuant to Section 6.1 above, until all such Losses have been fully recouped;

                    (b)      Thereafter, to the Members in accordance with their respective Capital Account balances as of the first day of such calendar month.

          6.3     Distributable Amounts From Operations.  A Member’s share of Distributable Amounts From Operations shall be distributed to such Member only if such Member has elected to receive such amounts during the term of the Company in accordance with Section 5.3.  Such distributable amounts shall be distributed to such Member as soon as practicable after the end of each calendar month or shall be retained by the Company and remain in their respective Capital Accounts, as the case may be.  The aggregate Distributable Amounts From Operations as of the close of business on the last day of each calendar month shall be allocated, as soon as practicable, to and among the Members in accordance with their respective Capital Accounts as of the first day of such calendar month.

          6.4     Distributable Amounts From Sales or Refinancings.  Distributable Amounts From Sales or Refinancings may be, in the Manager’s sole discretion, distributed to the Members or retained by the Company for other uses as set forth in this Agreement.  Notwithstanding the Company’s retention of Distributable Amounts From Sales or Refinancings, such amounts shall be deemed to have been distributed to and received by the Members upon the Company’s receipt thereof.  Immediately thereafter, each Member shall be deemed to have re-contributed such amounts to the Company.  The Company may use Distributable Amounts From Sales or Refinancings for any Company purpose. Distributions of Amounts From Sales or Refinancings shall be made in accordance with the allocations provided for in Section 6.3 above.

          6.5     Distributions Upon Dissolution.  Upon dissolution and termination of the Company, all Distributable Amounts from Operations and Distributable Amounts From Sales or Refinancings shall be distributed to Members in accordance with the provisions of Article XI below.

          6.6     Special Allocation Rules.

                    (a)      Company Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain for a taxable year, each Member shall be allocated items of income and gain for that taxable year equal to that Member’s share of the net decrease in Company Minimum Gain.  A Member’s share of the net decrease in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g).  This Section 6.6(a) is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                    (b)      Member Minimum Gain Chargeback.  If during a taxable year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (“partner minimum gain,” as determined under Section 1.704-2(i) of the Regulations) as of the beginning of that taxable year shall be allocated items of income and gain for that taxable year (and if necessary, for succeeding taxable years) equal to that Member’s share of the net decrease in the Member Minimum Gain.  A Member’s share of the net decrease in Member Minimum Gain is determined in a manner consistent with the provisions of Section 1.704-2(i) of the Regulations.  This Section 6.6(b) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                    (c)      Qualified Income Offset.  In the event any Member, in such capacity, unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4) (regarding depletion deductions), 1.704-1(b)(2)(ii)(d)(5) (regarding certain mandatory allocations under Regulations regarding family partnerships, the so-called varying interest rules or certain in-kind distributions), or 1.704-1(b)(2)(ii)(d)(6) (regarding certain distributions, to the extent they exceed certain expected offsetting increases in a Member’s Capital Account), items of Company income and gain shall be specially allocated to such Members in an amount and a manner sufficient to eliminate, as quickly as possible, the Adjusted Capital Account Deficit of the Member created by such adjustments, allocations, or distributions.  Any special allocations of items of income or gain pursuant to this subsection shall be taken into account in computing subsequent allocations of Profits pursuant to this Article VI so that the net amount of any items so allocated and the Profits, Losses, or other items so allocated to each Member pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to this Article VI as if such unexpected adjustments, allocations, or distributions had not occurred.

                    (d)      Section 704(c) Allocations.  In accordance with Section 704(c) of the Code and the applicable Regulations issued thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.  In the event the Gross Asset Value of any Company Property is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflect the purpose of this Agreement.  Allocations made pursuant to this subsection (d) are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                    (e)      Compliance with Regulations; Other Allocations.  This Section 6.6 is intended to comply with certain requirements of the Regulations.  The Manager shall make such other special allocations as are required in order to comply with any mandatory provision of the Regulations or to reflect a Member’s Economic Interest in the Company determined with reference to such Member’s right to receive distributions from the Company and such Member’s obligation to pay its expenses and liabilities.

          6.7     Interests that Vary During the Year.  The Manager shall make pro rata allocations of loss, income, and expense deductions to an additional Member, a substitute Member, or an Economic Interest Owner for that portion of the Company’s tax year in which an additional Member, a substitute Member, or Economic Interest Owner held an Economic Interest in accordance with the provisions of Section 706(d) of the Code and the Regulations.

ARTICLE VII
ACCOUNTING AND REPORTS

          7.1     Books and Records.  The Manager shall cause the Company to keep the following books and records, which shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, the requesting Member or such Member’s duly authorized representatives, during reasonable business hours and upon at least five (5) business days prior written notice to the Manager:

                    (a)      A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account and Percentage Interest of each Member and Economic Interest Owner;

                    (b)      A current list of the full name and business or residence address of each Manager;

                    (c)      A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

                    (d)      Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

                    (e)      A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

                    (f)       Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years; and

                    (g)      The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years.

          7.2     Annual Financial Reports and Returns.  The Manager shall cause to be prepared and distributed to each Member at least annually, at the Company’s expense, audited financial statements in accordance with generally accepted accounting principals and accompanied by a report thereon containing an opinion of an independent certified public accountant.  The financial statements shall include:

                    (a)      an audited balance sheet, statement of income or loss, statement of Members’ equity, and a statement of cash flow;

                    (b)      a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation, and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and respective services performed; and

                    (c)      a report identifying distributions of (i) Distributable Amounts From Operations during that year, (ii) Distributable Amounts From Operations for prior years that had been held as reserves, (iii) Distributable Amounts From Sales or Refinancings, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members.  Copies of the foregoing financial statements and reports shall be distributed to each Member within ninety (90) days after the close of each Fiscal Year.

Additionally, within ninety (90) days after the end of each Fiscal Year, the Manager shall cause the Company to distribute such other information that the Members may need for the preparation of their respective federal income tax returns.

          7.3     Quarterly Reports.  If the Company is registered under Section 12(g) of the Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss, and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report.  Copies of the statement and other pertinent information shall be distributed to each Member within sixty (60) days after the close of each quarter.

          7.4     Suitability Requirements.  The Manager, at Company expense, shall maintain for a period of at least four (4) years a record of the documentation set forth in the Prospectus.

          7.5     Tax Matters Partner.  In the event the Company is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes or for the refund of overpayments of federal taxes arising out of a Member’s distributive share of Profits, the Manager shall act as the Tax Matters Partner (the “TMP”) and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder.  The Members agree to perform all acts necessary under Section 6231 of the Code and Regulations thereunder to designate the Manager as the TMP.

ARTICLE VIII
TRANSFER OF COMPANY INTERESTS

          8.1     Restrictions on Transfers.  Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall apply to any and all sales, assignments, or transfers of Units or Economic Interests, as the case may be, and any such sale, assignment, or transfer in violation of this Agreement shall be void ab initio:

                    (a)      No Member shall make any transfer or assignment of all or any part of its Units without the prior written consent of the Manager, which consent may be withheld in the sole discretion of the Manager;

                    (b)      No Economic Interest Owner shall make any transfer or assignment of all or any part of its Economic Interests without the prior written consent of the Manager, which consent shall not be unreasonably withheld; and

                    (c)      No Member or Economic Interest Owner shall be entitled to sell, assign, transfer, or convey any part of its Units or Economic Interests, as the case may be, if in the opinion of the Manager or the Company’s then counsel, such sale, assignment, transfer, or conveyance would cause a termination of the Company under Code Section 708 or cause the Company to be a “publicly traded partnership” as defined in Code Section 7704.

          8.2     Transfer of Units and Substitution.  No assignee of all or any portion of a Unit shall have the right to become a substituted Member in place of the assignor unless the following conditions are satisfied:

                    (c)      The assignor shall designate such intention in the instrument of assignment;

                    (d)      The written consent of the Manager to such substitution shall be obtained, which consent may be withheld in the sole discretion of the Manager;

                    (e)      The instrument of assignment shall be in a form and substance satisfactory to the Manager;

                    (f)       The assignor and assignee named therein shall execute and acknowledge such other instruments as the Manager may deem necessary to effectuate such substitution, including, without limitation, a power of attorney consistent with provisions more fully described in this Agreement;

                    (g)      The assignee shall accept, adopt, and approve all of the terms and provisions of this Agreement in writing;

                    (h)      The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses (including reasonable attorneys’ fees) connected with such substitution; and

                    (i)       The Company shall have received, if requested, a legal opinion, that is in form and substance satisfactory to the Manager’s counsel that such transfer will not violate the registration provisions of the Act, which opinion shall be furnished at the assignor’s expense.

          Any assignment permitted under this Section 8.2 shall become effective as of the end of business on the last day of the month in which the conditions described in this Section 8.2 are satisfied.

          8.3     Notice to California Residents.

          IT IS UNLAWFUL TO CONSUMAMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

          8.4     Repurchase of Membership Rights Upon Transfer of Economic Interest.  Upon and contemporaneously with any transfer, assignment, conveyance, or sale (whether arising out of an attempted charge upon the Member’s Unit(s) by judicial process, a foreclosure by a creditor of such Member, or otherwise) of a Member’s Economic Interest that does not at the same time transfer the balance of the rights associated with the Unit(s) transferred (i.e., the rights of the Member to vote or otherwise participate in the management of the business, property and affairs of the Company) (the “Partially Transferred Unit”), the Company shall purchase from the Member, and the Member shall sell to Company, for a purchase price equal to one dollar ($1.00) per Partially Transferred Unit, all remaining rights thereto and interests therein that are retained by the Member.  Such purchase and sale shall not, however, result in the release of the Member from any liability to the Company as a Member or as set forth in this Agreement.  Each Member acknowledges and agrees that the right of the Company to purchase such remaining rights and interests is not unreasonable under the circumstances existing as of the date hereof.

          For example, if a Member who holds two (2) Units assigns the Economic Interests pertaining to one (1) Unit in accordance with this Article VIII, and if the transferee is not, for any reason, admitted as a substituted Member, such transferee shall hold the Economic Interest of the one (1) Unit so transferred as an Economic Interest Owner and the transferring Member shall sell the balance of the rights associated with the Partially Transferred Unit to the Company for an amount equal to one dollar ($1.00) (i.e., $1.00 per Partially Transferred Unit).  The transferring Member shall retain the remaining one (1) whole Unit.

ARTICLE IX
ROLL-UPS

          9.1     Roll-Up Transactions.  In connection with a proposed Roll-Up, an appraisal of all Company Property shall be obtained from a competent, independent expert.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for such offering.  Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Act, and any comparable provision under state law for any material misrepresentation or material omissions in the appraisal.  Company Property shall be appraised on a consistent basis.  The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Company Property as of the date immediately prior to the announcement of the proposed Roll-Up.  The appraisal shall assume an orderly liquidation of the Company Property over a twelve (12) month period.  The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Company and the Members.  A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with a proposed Roll-Up.

          In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up shall offer to Members who vote “no” on the proposal the choice of:

                    (a)      accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

                    (b)      one of the following:

                              (i)       remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously; or

                              (ii)      receiving cash in an amount equal to the Members’ pro-rata share of the appraised value of the net Company Property.

                    (c)      The Company shall not participate in any proposed Roll-Up that would result in Members having democracy rights in the Roll-Up Entity that are less than those provided for under this Agreement.  If the Roll-Up Entity is a corporation, the voting rights of Members shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

                    (d)      The Company shall not participate in any proposed Roll-Up that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity).  The Company shall not participate in any proposed Roll-Up that would limit the ability of a Member to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Member.

                    (e)      The Company shall not participate in any proposed Roll-Up in which the Members’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

                    (f)       The Company shall not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Company if the Roll-Up is not approved by the Members.

ARTICLE X
WITHDRAWAL FROM THE COMPANY

          10.1   Withdrawal by Members other than Manager.  Except for monthly distributions of Distributable Amounts From Operations pursuant to Section 6.3 above and subject to Sections 10.1(d) and 10.1(e) below, no Member shall have the right to withdraw from the Company or to otherwise obtain the return of all or any portion of such Member’s Capital Account balance prior to the expiration of the twelve (12) month period following the date the Units to which such Member’s Withdrawal Notice relates were originally purchased (the “Holding Period”) and without giving at least thirty (30) days advance written notice (a “Withdrawal Notice”) to the Manager.

          For purposes of this Section 10.1, any Unit or fractional Unit that is issued pursuant to Sections 5.3 and 5.9 (“Reinvestment Unit”) shall be deemed to have been purchased on the same date the Unit to which the Reinvestment Unit is attributable was purchased; provided, however, that a separate Holding Period shall apply to each Unit other than a Reinvestment Unit that is acquired by a Member after the date of such Member’s initial Capital Contribution.

          A Member may withdraw, or partially withdraw, from the Company only upon the following terms:

                    (a)      A Member may withdraw all or part of such Member’s Capital Account from the Company by providing a Withdrawal Notice, substantially in the form attached hereto as Exhibit B, to the Manager.  On the expiration of the later of the thirty (30) day period following the Manager’s receipt of the Withdrawal Notice or the last day of the calendar month in which such thirty (30) day period expires (the “Effective Date”), the Manager may, to the extent Distributable Amounts From Sales or Refinancings and the Capital Contributions of Members admitted after the applicable Effective Date that are then available, commence to return the Member’s Capital Account.

                    (b)      Commencing with the end of the calendar month in which such Withdrawal Notice is given, any Distributable Amounts From Operations (or portion thereof) allocable to the withdrawing Member shall also be distributed to such withdrawing Member in the manner set forth in Section 6.3 above.

                    (c)      The Manager shall, in its sole discretion, have consented to such withdrawal.

                    (d)      Notwithstanding any provision in this Section 10.1 to the contrary, in certain situations, as discussed herein, the Company may give priority to the return of the Capital Accounts of certain withdrawing Members and may return such Capital Accounts as follows:

                              (i)       First, upon the death of the sole beneficiary of a corporate pension or profit-sharing plan, Individual Retirement Account, or other employee benefit plan subject to ERISA or upon the death of an individual Member (the “Deceased Member”), the return of such Deceased Member’s Capital Account shall have priority over the return of other withdrawing Members.  If the administrator, executor, or other personal representative of the estate of a Deceased Member gives the Manager a Withdrawal Notice, the Company shall, within thirty (30) days thereafter, commence to return the entire Capital Account of the Deceased Member, from Distributable Amounts From Sales or Refinancings and the Capital Contributions of Members admitted after the applicable Effective Date, subject to the availability thereof.

                              (ii)      Second, the Manager, in its sole discretion, shall have the right, at any given time, to immediately return all or a portion of the Capital Account of one or more ERISA plan investors (the “ERISA Plan Investors”) in order to ensure that the Company remains exempt from the ERISA Plan Asset Regulations.  The return of such ERISA Plan Investors’ Capital Accounts pursuant to this Section 10.1(d)(ii) shall have priority over the return of all other withdrawing Members’ Capital Accounts, including, without limitation, those of Deceased Members.

                    (e)      The withdrawal and return of a Member’s Capital Account is subject to the following limitations:

                              (i)       Except with respect to withdrawals pursuant to Section 10.1(c), a Member may withdraw prior to the expiration of the applicable Holding Period with the consent of the Manager, which may be withheld in the Manger’s sole discretion; provided, however, that the withdrawing Member shall be assessed an early withdrawal fee equal to five percent (5%) of the initial Capital Contribution attributable to the Units to which the Withdrawal Notice relates, with 75% of such early withdrawal fee being paid to the Manager and 25% being paid to the Company.

                              (ii)      The Company will not establish a reserve from which to fund withdrawals, and the Company’s capacity to return a Member’s Capital Account shall be restricted to the availability of Distributable Amounts From Sales or Refinancings and the Capital Contributions of Members admitted after the applicable Effective Date at such time.  The Company is not required to liquidate any Company Property in order to fund withdrawals;

                              (iii)     At the sole discretion of the Manager, the Company may first apply available Distributable Amounts From Sales or Refinancings and the Capital Contributions of Members admitted after the applicable Effective Date to return all or a portion of the Capital Accounts of ERISA Plan Investors;

                              (iv)     The Company may then apply available Distributable Amounts From Sales or Refinancings and the Capital Contributions of Members admitted after the applicable Effective Date to return the Capital Accounts of Deceased Members;

                              (v)      If Distributable Amounts From Sales or Refinancings and the Capital Contributions of Members admitted after the applicable Effective Date are, at that time, inadequate to return a Member’s Capital Account, the Company shall not be required to liquidate any mortgage loans prior to maturity for the purpose of liquidating the Capital Account of a withdrawing Member, but may pay whatever Distributable Amounts From Sales or Refinancings are available to withdrawing Members in order of withdrawal requests received.  If Withdrawal Notices in excess of these limitations are received by the Manager, the priority of distributions among Members (but not Deceased Members and ERISA Plan Investors, who shall have first priority) shall be determined by the chronological order in which their respective Withdrawal Notices are actually received by the Company; and

                              (vi)     If a requested withdrawal would cause a Member’s positive Capital Account balance to fall below $25,000, then the Member must withdraw its entire Capital Account.

                    (f)       Notwithstanding the foregoing, until the portion of the withdrawing Member’s Capital Account to which the Withdrawal Notice relates is fully distributed, such Capital Account shall remain subject to the adjustments set forth in Section 1.4 above.  Any increase or reduction in said Capital Account, or portion thereof, by reason of an allocation of Profits or Losses, as the case may be, shall increase or reduce, as the case may be, all subsequent withdrawal payments proportionately.

                    (g)      If the Company dissolves pursuant to Section 11.1 below at a time when any Members who have previously given Withdrawal Notices have not yet received a full return of their respective Capital Accounts, then in such event the winding up provisions of Section 11.2 below shall apply and the distribution provisions of Subsection 11.2(c) shall be controlling, such that liquidation payments shall thereafter be made proportionately to all Members pursuant to Subsection 11.2(c) and no further payments shall be made pursuant to this Article X.

                    (h)      In making allocations and distributions pursuant to Sections 6.3, 6.4, or 6.5, the number of Units held by a withdrawing Member shall equal the sum of the number of Units held by such Member before submitting a Withdrawal Notice multiplied by the ratio produced by such withdrawing Member’s current Capital Account balance over such withdrawing Member’s Capital Account balance as of the Effective Date; provided, however, that the Manager shall make any adjustments necessary to account for allocations of Profit or Loss and distributions of Distributable Amounts From Operations that the Manager, in its sole discretion, deems appropriate.

          10.2   Withdrawal By Manager.  The Manager that is also a Member may not withdraw from the Company while serving as Manager.

ARTICLE XI
DISSOLUTION OF THE COMPANY;
MERGER OF THE COMPANY

          11.1   Events Causing Dissolution.  The Company shall dissolve upon occurrence of and of the following events:

                    (a)      The election of the Manager, in its sole discretion, to dissolve the Company;

                    (b)      The affirmative vote of a Minimum Percentage of Interests; or

                    (c)      The failure of a Minimum Percentage of Interests to elect a new Manager within ninety (90) days after the removal of the existing Manager as provided in Section 3.7(b), or notice of retirement of the existing Manager as provided in Section 3.8.

          11.2   Winding Up.  Upon the occurrence of an event of dissolution, the Company shall not immediately be terminated, but shall continue until its affairs have been wound up.  Upon dissolution of the Company, the Manager will wind up the Company’s affairs as follows:

                    (a)      The Company shall not make or purchase any new loans or conduct any new business;

                    (b)      Except as may be agreed upon by the Manager and a Minimum Percentage of Interests in connection with a merger or consolidation described in Section 11.3, the Manager shall liquidate the Company Property as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties (including, without limitation, the Manager or Affiliates of the Manager) or by servicing the Company’s outstanding loans in accordance with their terms; provided, however, that the Manager shall liquidate all Company Property for the best price reasonably obtainable in order to completely wind up the Company’s affairs within two (2) years after an event of dissolution occurs;

                    (c)      Except as may be agreed upon by the Manager and a Minimum Percentage of Interests in connection with a merger or consolidation described in Section 11.3, all sums of cash held by the Company as of the date or event dissolution occurs (including, without limitation, liquid assets that shall be converted to cash), together with all sums of cash received by the Company during the winding up process from any source whatsoever, and any remaining Company Property shall be applied and promptly distributed to the Members in proportion to the positive balances in their respective Capital Accounts, but only after all Company Liabilities have been paid or otherwise adequately provided for; and

                    (d)      Upon the completion of the liquidation of the Company and distribution of liquidation proceeds, the Manager shall cause to be filed a Certificate of Dissolution as required by the NRS (“Certificate of Dissolution”) and shall furnish to each of the Members a statement setting forth the receipts and disbursements of the Company during such liquidation, the amount of proceeds from such liquidation distributed, and the amount of proceeds paid or distributed to Members.

          11.3   Merger or Consolidation of the Company.  The Company may be merged or consolidated with one or more other entities, which may be Affiliates of the Company; provided, however, that the principal terms of any such merger or consolidation are first approved by the Manager and by the affirmative vote of a Minimum Percentage of Interests.  In any such merger or consolidation, the Company may be either a disappearing or surviving entity.

ARTICLE XII
TRANSACTIONS BETWEEN THE COMPANY,
THE MANAGER AND AFFILIATES

          12.1   Loan Brokerage Commission.  USA Commercial Mortgage Company, an Affiliate or its successors or assigns, will receive a brokerage or origination fee for loans made by the Company in an amount not to exceed five percent (5%) of the principal amount of each loan per annum.  Such fee may be lower depending on market conditions.  Loan brokerage commissions will be paid to USA Commercial Mortgage Company either at the time the loan is funded or over the life of the loan.  Loan brokerage commissions are underwritten in, and thus will be paid from, Company loans.

          12.2   Asset Management Fee and Loan Servicing.  The Manager may act as servicing agent with respect to all Company loans and may manage all of the Company’s Property.  In consideration for such collection and management efforts, the Manager shall be entitled to receive a monthly loan servicing and asset management fee equal to one-eighth (1/8th) of one percent (1%) of the Assets Under Management as of the last day of each calendar month, which shall be payable on or before the fifteenth (15th) day of the following calendar month.

          12.3   Sale of Real Estate to the Manager or its Affiliates.  In the event the Company becomes the owner of any real property by foreclosure on a Company loan, the Company may sell such property to the Manager or an Affiliate of the Manager; provided, however, that the purchase price must be not less than:  (i) the amount of the highest third-party offer received, if any; (ii) the independently appraised value of such property at the time of sale; or (iii) the total amount of the Company’s “investment” in the property.  The Company’s “investment” shall include, without limitation, the unpaid principal amount of the Company’s loan, unpaid interest accrued through the date of foreclosure, expenditures made to protect the Company’s interest in the property (such as payments for insurance and taxes), costs of foreclosure (including attorneys’ fees actually incurred to prosecute the foreclosure or to obtain relief from the automatic stay in bankruptcy), and any advances made by the Manager on behalf of the Company for any of the foregoing.

          A portion of the purchase price may be paid by the Affiliate of the Manager executing a promissory note in favor of the Company, secured by a deed of trust on the property being sold.  The note may be in the amount of the entire purchase price of the property to be paid by the Affiliate or any portion thereof, and the note shall contain terms and conditions comparable to those that would be contained in notes executed by third parties.

          If the Company acquires property through foreclosure, USA Commercial Real Estate Group or an Affiliate of the Manager may serve as the listing broker in the sale of such property. USA Commercial Real Estate Group or such Affiliate would earn a reasonable brokerage commission, not to exceed six percent (6%), or the applicable percentage set forth in the NASAA Guidelines.

          12.4   Legal Fees.  Documentation of some of the Company’s loans may be prepared by the general counsel for USA Commercial Mortgage Company, which is the sole stockholder of USA Investment Partners, LLC, which is the manager of the Manager.  These legal fees will be paid by the borrower under such loans.

          12.5   Sale of Loans to Manager or Affiliates.  The Company may sell existing loans to the Manager or its Affiliates, only if the Company receives net sales proceeds from such sale in an amount equal to the total unpaid balance of principal, accrued interest, and other charges owing under such loan.  Notwithstanding the foregoing, the Manager shall be under no obligation to purchase any loans from the Company or to guarantee any payments under any Company loan.

          12.6   Purchase of Loans from Manager or Affiliates.  The Company may purchase existing loans from the Manager or its Affiliates; provided, however, that the following conditions are met:

                    (a)      At the time of purchase the borrower shall not be default under the loan; and

                    (b)      No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the Manager or its Affiliates by any person by reason of such purchase (except loan origination fees).

          12.7   Loan Participations with Affiliates.  Some of the Company’s loans may be funded or purchased in participation with other entities or funds that have been sponsored by USA Commercial Mortgage Company, other Affiliates of the Manager, or with other investors who are clients of USA Commercial Mortgage Company or other Affiliates of the Manager.

          12.8   Change in Manager.  If USA Capital Realty Advisors, LLC ceases to be the Manager or is replaced as the Manager, then the affiliated parties specifically identified in this Article XII may change.  Such affiliated parties would be replaced by Affiliates of the new Manager for purposes of this Agreement.

ARTICLE XIII
ARBITRATION

          13.1   Arbitration.  As among the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement may be resolved through arbitration, and such arbitration shall be governed by the rules of the American Arbitration Association.

          13.2   Demand for Arbitration.  If a dispute should arise under this Agreement, any Member may, within sixty (60) days from the date such dispute arises, make a demand for arbitration by filing a demand in writing with the other.

          13.3   Appointment of Arbitrators.  The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three arbitrators.  Each party to the Arbitration shall have the right to appoint one arbitrator by sending written notice to the other party within five (5) days after demand for arbitration is given.  The third arbitrator shall be chosen by the two arbitrators appointed by the parties to the Arbitration.  Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) may, in their sole discretion, proceed ex-parte.

          13.4   Hearing.  Arbitration shall take place in Las Vegas, Nevada, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s).  The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so selected.  At the hearing, any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s).  Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

          13.5   Arbitration Award.  If there is only one arbitrator, the arbitrator’s decision shall be binding and conclusive on the parties to the arbitration, and if there are three arbitrators, the decision of any two shall be binding and conclusive.  The submission of a dispute to the arbitrator(s) and the rendering of a decision shall be a condition precedent to any right of legal action on the dispute.  A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of Nevada law.

          13.6   New Arbitrators.  If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

          13.7   Costs of Arbitration.  The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

ARTICLE XIV
MISCELLANEOUS

          14.1   Covenant to Sign Documents.  Without limiting the power of attorney granted by Sections 2.6 and 2.7 above, each Member covenants, for such Member and such Member’s successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents, and other writings that may be necessary or expedient in the creation of the Company and the achievement of its purposes, including, without limitation, all such filings, records, or publications necessary or appropriate in the judgment of the Manager to comply with the applicable laws of any jurisdiction in which the Company shall conduct its business.

          14.2   Notices.  Except as otherwise expressly provided for in this Agreement, all notices that any Member may desire or may be required to give the Company or any other Member shall be in writing and shall be deemed actually received when delivered personally or three (3) days following deposit in the United States mail, first-class postage prepaid, addressed to the Member’s address as shown in the books of the Company pursuant to written notification to the Manager.  Notices to the Manager or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter changed as provided herein.

          14.3   Right to Engage in Competing Business.  Nothing contained herein shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing, or managing any other venture of any kind.  No other Member shall have the right of participation therein and each Member waives any right he may have against the Manager and any other Member for using information received as a consequence of participation in the Company or the management of the Company.

          14.4   Amendment.  This Agreement is subject to amendment by the affirmative vote of a Minimum Percentage of Interests and the written consent of the Manager.  Notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement without the vote or consent of a Minimum Percentage of Interests or any of the Members, when:

                    (a)      There is a change in the name of the Company or the amount of the contribution of any Member;

                    (b)      A Person is substituted as a Member;

                    (c)      An additional Member is admitted;

                    (d)      A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

                    (e)      There is a change in the character of the business of the Company;

                    (f)       There is a false or erroneous statement in this Agreement; or

                    (g)      A change in this Agreement is required in order to accurately represent the understanding among the Members.

          14.5   Governing Law.  This Agreement shall be governed by and shall be interpreted and enforced in accordance with the procedural and substantive laws of the State of Nevada.

          14.6   Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

          14.7   Representations and Warranties of the Members.  Each Member hereby acknowledges that the Company is relying on the representations and warranties set forth in such Member’s Subscription Agreement with respect to such Member’s suitability in issuing Units to such Member.  Each Member shall indemnify and hold harmless the Company against all damages, losses, or expenses incurred by the Company with respect to a breach of any such representation or warranty if such Member fails to notify the Company as to such Member’s lack of continued suitability and shall defend the Company in any action or proceeding with respect to such breach.

          14.8   Waiver.  No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other breach or default.

          14.9   Severability.  If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

          14.10 Captions.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference only, and in no way define, limit, extend, or describe the scope of this Agreement.

          14.11 Number and Gender.  Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.  In the event there is more than one Manager, any consent or action required or permitted to be given or made by a Manager may be given or made by any Manager.

          14.12 Counterparts.  This Agreement may be executed in counterparts, any or all of which may be signed by the Manager on behalf of the Members as their attorney-in-fact.

          14.13 Legal Representation.

                    (a)      Counsel to the Company may also be counsel to the Manager or any Affiliate of the Manager.  The Manager may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules (“Rules”).  The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units (“Company Counsel”) is not involved in the underwriting, documentation or routine servicing of loans made or acquired by the Company.  Each Member acknowledges that Company Counsel does not and will not represent any Member, and that, in the absence of a clear and explicit written agreement, Company Counsel shall owe no duties directly to any Member.  Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Members and the Company, or between any Members or the Company, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

                    (b)      Each Member further acknowledges that Company Counsel has represented only the interests of the Manager and not the other Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

          14.14 Waiver of Action for Partition.  Each Member irrevocably waives during the term of the Company any right that he may have to maintain any action for partition with respect to the Company Property.

          14.15 Execution of Additional Instruments.  Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary to comply with any laws, rules, or regulations.

          14.16 Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive the right or use of any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

          14.17 Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

          14.18 Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

          14.19 Attorneys’ Fees.  In the event any party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, other than an arbitration proceeding pursuant to Article XIII above, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys’ fees by the other party, such fees to be set by the court and not by a jury and to be included in any judgment entered in such proceeding.

                    IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

MANAGER:	USA CAPITAL REALTY ADVISORS, LLC,
a Nevada limited-liability company

By:
Its:

INITIAL MEMBER:	USA CAPITAL REALTY ADVISORS, LLC,
a Nevada limited-liability company

By:
Its:

MEMBERS:	USA CAPITAL REALTY ADVISORS, LLC,
a Nevada limited-liability company

By:
Attorney-In-Fact for the persons listed
on Schedule A attached hereto

SCHEDULE A

LIST OF MEMBERS/UNIT OWNERSHIP
(AS OF MARCH 29, 2001)

MEMBER	NUMBER OF UNITS	CAPITAL CONTRIBUTION
USA Capital Realty Advisors, LLC	10	$50,000
4484 South Pecos Road Las Vegas, Nevada 89121

EXHIBIT A

FORM OF DISTRIBUTIONS NOTICE

USA Capital Realty Advisors, LLC
4484 South Pecos Road
Las Vegas, Nevada 89121

Ladies/Gentlemen:

                    I am an investor in USA Capital First Trust Deed Fund, LLC (the “Fund”).  By checking in the space below, I am exercising my election to change how my future Fund distributions are treated.

____	My Fund distributions are currently paid to me on a monthly basis. I hereby elect to have all future Fund distributions compounded (i.e., reinvested in the Fund through the purchase of additional unit(s), rather than distributed to me on a monthly basis). I acknowledge that I have received and reviewed the most current prospectus for the Fund.

____	My Fund distributions are currently compounded (i.e., reinvested in the Fund through the purchase of additional unit(s)). I hereby elect to have all future Fund distributions paid to me on a monthly basis. All future Fund distributions should be mailed to me at the address given below.

          This election is subject to all of the terms and conditions set forth in the prospectus and the operating agreement for the Fund.

                              _______________________
                              [Name of investor]

                              _______________________                         _______________
                              [Signature of investor]                                     [Date]

                              _______________________

                              _______________________

                              [Current address of investor]

EXHIBIT B

FORM OF WITHDRAWAL NOTICE

USA Capital Realty Advisors, LLC
4484 South Pecos Road
Las Vegas, Nevada 89121

Ladies/Gentlemen:

I am an investor in USA Capital First Trust Deed Fund (the “Fund”).  I hereby elect to withdraw the following amount of my investment in the Fund:

____________________    [specify dollar amount that you seek to withdraw; if  your proposed withdrawal would cause your capital account to fall below $25,000, then you must withdraw your entire interest in the Fund]

          I understand that this withdrawal election is subject to all of the terms and conditions contained in the prospectus and the operating agreement for the Fund.  I understand that the Fund does not maintain reserves to fund Investor withdrawals and that my request for withdrawal will be subject to available Distributable Amounts from Sales or Refinancings, as defined in the operating agreement.  I acknowledge that under the prospectus and the operating agreement, certain types of investors seeking withdrawal from the Fund may have priority over my withdrawal request.  I understand that the total amount of funds paid to me upon this withdrawal election will reflect any write downs determined by the Fund to be necessary in the event of an underperforming Fund loan.  I acknowledge that a decision to write down a loan of the Fund will be made in accordance with generally accepted accounting principles on at least a monthly basis.  Finally, I understand that if this withdrawal election is made within 12 months of the original investment date of the funds that I am electing to withdraw, the Fund has no obligation to accept this withdrawal election, and the Fund, in its sole and absolute discretion, may nonetheless consent to my withdrawal of the applicable funds on the condition that I pay an early withdrawal fee equal to 5% of such original investment amount, with 75% of such early withdrawal fee being paid to USA Capital Realty Advisors, LLC, as manager of the Fund, and 25% being paid to the Fund.  All withdrawal payments should be mailed to me at the address given below.

                              _______________________
                              [Name of investor]

                              _______________________                         _______________
                              [Signature of investor]                                     [Date]

                              _______________________

                              _______________________
                              [Current address of investor]

EXHIBIT B

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

USA CAPITAL FIRST TRUST DEED FUND, LLC,
a Nevada limited-liability company

                    The undersigned hereby applies to become a member (“Member”) of USA CAPITAL FIRST TRUST DEED FUND, LLC, a Nevada limited-liability company (the “Company”), and subscribes to purchase the number of limited-liability company membership units in the Company (the “Units”) herein indicated in accordance with the terms and conditions of the operating agreement (the “Operating Agreement”), which is attached as Exhibit A to the prospectus dated _______________, 2001, as amended or supplemented from time to time (the “Prospectus”).

                    1. REPRESENTATIONS AND WARRANTIES.  The undersigned represents and warrants to the Company and its manager, USA Capital Realty Advisors, LLC, a Nevada limited-liability company, its successors and assigns (the “Manager”) as follows:

                              (a) I have received, read and fully understand the Prospectus, and in making this investment, I am relying only on the information provided therein.  I have not relied on any statements or representations inconsistent with those contained in the Prospectus.

                              (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the Prospectus under “Investor Suitability Standards” as they pertain to the state of my primary residence and domicile.

                              (c) I am aware that this subscription may be rejected in whole or in part by the Manager in its sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in the Prospectus in the section entitled “Risks Factors”; and that there will be no public market for the Units, and, accordingly, it may not be possible for me to readily liquidate my investment in the Company.

                              (d) I understand that the Units may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, and that any transfer is subject to numerous other restrictions described in the Prospectus and in the Operating Agreement.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

                              (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity and authority to enter into a contractual relationship with the Company.  If acting in a representative or fiduciary capacity for a corporation, fund or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, fund, trust, person or entity.

                              (f) I am buying the Units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity, and not as an agent for another.

                              (g) I acknowledge and agree that counsel representing the Company, the Manager and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the Members in any respect.

                              (h) If I am buying the Units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the Units, and such person or entity is aware of my purchase of the Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Company.

                              (i) I understand that an investment in the Units will not, in itself, create a retirement plan as described in the Internal Revenue Code of 1986, as amended (the “Code”), and that, to create a retirement plan, I must comply with all applicable provisions of the Code.

                    By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

                    2. POWER OF ATTORNEY.  I hereby irrevocably constitute and appoint the Manager as my true and lawful attorney-in-fact, with full power and authority for me, and in my name, place and stead, to execute, acknowledge, verify, deliver, record, publish and file on my behalf the following:

                              (a) The Operating Agreement and the articles of organization of the Company and any amendments thereto or cancellations thereof required under the laws of the State of Nevada;

                              (b) Any other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

                              (c) Any documents that may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company.

                    This power of attorney is a special power of attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Company or the Manager shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Manager or, after listing more than one Member, including the undersigned, by a single signature of the Manager acting as attorney in fact for all of them, and (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Units in the Company, except that where the assignee thereof has been approved by the Manager for admission to the Company and a substituted Member, this power of attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

                    3. ACCEPTANCE.  This subscription agreement and power of attorney (this “Agreement”) will be accepted or rejected by the Manager within fifteen (15) days of its receipt by the Company.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units specified below, for the purchase price of Five Thousand Dollars (US$5,000) per Unit.  The Manager will return a countersigned copy of this Agreement to accepted subscribers, which copy (together with the cancelled check) of this Agreement will be evidence of my purchase of the Units.

                    4. PAYMENT OF SUBSCRIPTION PRICE.  The full purchase price for the Units is Five Thousand Dollars (US$5,000) per Unit, payable in cash concurrently with delivery of this Agreement.  I understand that my subscription funds will not bear interest until I am admitted to the Company as a Member.

                    5. INDEMNIFICATION. THE UNDERSIGNED AGREES TO INDEMNIFY, DEFEND (BY COUNSEL REASONABLY ACCEPTABLE TO THE INDEMNIFIED PARTY) AND HOLD THE COMPANY, THE MANAGER, MEMBERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES, WHICH SHALL BE PAID AS INCURRED) THAT ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

                    6. INVESTOR INFORMATION.  (Please print or type.)

Name and Address of Investor or Beneficial Owner:

          ________________________________________

          ________________________________________

          ________________________________________

          _________________, ___________  __________
          City                                   State            Zip Code

          (     )                                   (     )
          Telephone (Home)            Telephone (Office)

                    Please complete the following, as applicable.  (Investments by more than one of the following entities, even if related to each other or controlled by the same person, require completion of a separate Subscription Agreement and Power of Attorney.)

Identifying Information		Treatment of Monthly Income [1]
Individual:
Name	__________________________________	Compounded	__________________________________
		or Distributed	__________________________________
Address	__________________________________
__________________________________
_____________________, ____________
Soc.Sec.No.	__________________________________
Individual Retirement Account (“IRA”):
Trustee	__________________________________	Compounded	__________________________________
	__________________________________	or Distributed	__________________________________
Address	__________________________________
__________________________________
_____________________, ____________
Acct.No.	__________________________________	Tax I.D. No.	__________________________________
Pension or Profit Sharing Trust (“ERISA Plan”):
Trustee	__________________________________	Compounded	__________________________________
	__________________________________	or Distributed	__________________________________
Address	__________________________________
__________________________________
_____________________, ____________
Acct.No.	__________________________________	Tax I.D. No.	__________________________________
Corporation, Trust or Other:
Trustee	__________________________________	Compounded	__________________________________
	__________________________________	or Distributed	__________________________________
Address	__________________________________
__________________________________
_____________________, ____________
Acct.No.	__________________________________	Tax I.D. No..	__________________________________
[1]	The election whether to receive monthly cash distributions or to allow earnings to compound is irrevocable and no changes by the investor will be allowed for the first year after an investor’s admission to the Company. Thereafter, an investor may, on an annual basis and subject to the terms and conditions contained in the Offering Circular and Operating Agreement, elect to change how distributions are treated. Investors have the right to withdraw from the Company, subject to certain limitations. (See discussion in the Prospectus under “Summary of Operating Agreement” and “Withdrawal from USA Capital First Trust Deed Fund.”)

Number of Units to be purchased (minimum of five (5) Units):		____________
Total purchase price ($5,000 per Unit):	$	____________

          Make check payable to “USA Capital First Trust Deed Fund, LLC” and return the same with this Subscription Agreement and Power of Attorney to: c/o USA Capital Realty Advisors, LLC, 4484 South Pecos Road, Las Vegas, Nevada 89121.

          IN WITNESS WHEREOF, the undersigned hereby agrees to become a Member in USA CAPITAL FIRST TRUST DEED FUND, LLC, a Nevada limited-liability company, upon the terms and conditions set forth in the Operating Agreement.

Dated: This _____ day of __________________, 20___

(Signature of Investor or	(Signature of Investor or
Beneficial Owner)	Beneficial Owner)

(Signature of Trustee, if any)	(Signature of Trustee, if any)

FOR IRA OR ERISA PLANS, BOTH TRUSTEE AND BENEFICIAL OWNER(S) MUST SIGN.

ACCEPTANCE

          The foregoing Subscription Agreement and Power of Attorney is hereby accepted by USA Capital First Trust Deed Fund, LLC.

Dated:  _________________________, 20___

USA Capital First Trust Deed Fund, LLC,

a Nevada limited-liability company

By:     USA Commercial Mortgage Company,
          the manager of USA Investment Partners, LLC,
          the manager of USA Capital Realty Advisors, LLC,
          its manager

          By: _____________________________

          Its:  _____________________________

APPENDIX A

STATE REGULATIONS
(“BLUE SKY” LAW)

          Various states have established suitability standards for individual investors and subsequent transferees different from or in addition to those set by the Company.  These requirements are set forth below:

STATE	SUITABILITY STANDARDS	OTHER REQUIREMENTS
AZ FL NV NY TX	Investors must have either:
(i)         a minimum net worth (without including an investor’s home, home furnishings and automobiles) of $45,000 and an annual gross income of at least $45,000; or
(ii)        minimum net worth (exclusive of home, furnishings and automobiles) of $150,000; or
	(iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.	None.

CA	Investors must have either:
(i)         a minimum net worth (without including an investor’s home, home furnishings and automobiles) of $30,000 and an annual gross income of at least $30,000; or
(ii)        minimum net worth (exclusive of home, furnishings and automobiles) of $75,000; or
(iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.	The following may appear on certificates issued to California residents:
It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants
Balance Sheet
Notes to Balance Sheet

REPORT OF INDEPENDENT ACCOUNTANTS

To Management
USA Capital First Trust Deed Fund, LLC
Las Vegas, Nevada:

We have audited the accompanying balance sheet of USA Capital First Trust Deed Fund, LLC (a company in the development stage) as of March 29, 2001. The balance sheet is the responsibility of the management of USA Capital First Trust Deed Fund, LLC.  Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of USA Capital First Trust Deed Fund, LLC as of March 29, 2001 in conformity with generally accepted accounting principles.

          Beadle McBride & Reeves LLP

Las Vegas, Nevada
April 6, 2001

USA CAPITAL FIRST TRUST DEED FUND, LLC
(A Development Stage Company)

BALANCE SHEET

March 29, 2001
ASSETS:

Current assets:
Cash	$ 50,000
Total current assets	50,000

Other assets:
Organization costs	2,500
Deferred registration costs	48,068
Total other assets	50,568

Total Assets	$ 100,568

LIABILITIES AND MEMBERS’ EQUITY:

Members’ equity	$ 100,568

Total Liabilities and Members’ Equity	$ 100,568

See Notes to Balance Sheet.

USA CAPITAL FIRST TRUST DEED FUND, LLC
(A Development Stage Company)

NOTES TO BALANCE SHEET

Note 1.  Nature of Business and Summary of Significant Accounting Policies

The summary of significant accounting policies is presented to assist in the understanding of the balance sheet.  The balance sheet and notes are representations of management.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the balance sheet.

Nature of Business

USA Capital First Trust Deed Fund, LLC (a development stage company) was organized February 16, 2001 as a Nevada limited liability company. The Company has been organized for the purpose of making or purchasing entire or fractional interests in acquisition, development, construction, bridge or interim loans secured by first deeds of trust on undeveloped land, residential and commercial developments and vacation ownership intervals (e.g., timeshares) located in the United States.  Additionally, the Company may invest up to 10% of its loan portfolio in loans collateralized by real property located outside of the United States.  The loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company.

Estimates

The preparation of the balance sheet in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of footnote information at the date of the balance sheet.  Actual results could differ from those estimates.

Summary of accounting policies

Income Taxes

Under the laws pertaining to federal income taxation, limited liability companies are treated as partnerships.  Accordingly, no federal income tax is paid by the Company.  Each individual member reports on his/her federal income tax return his/her distributive share of the Company’s income, gains losses, deductions and credits, regardless of whether or not any actual distribution is made during the year.

Organization Costs

Organization costs will be amortized over a five-year period.

Fair value of financial instruments

At March 29, 2001, there are no financial instruments.

USA CAPITAL FIRST TRUST DEED FUND, LLC
(A Development Stage Company)

NOTES TO BALANCE SHEET

Note 2. Organization and Deferred Registration Costs

The Company's organizing member, USA Capital Realty Advisors, LLC, is paying all syndication, offering, and organization costs.  Offering costs represents the costs associated with the preparation of an offering circular and related costs thereto with the intent of raising capital for the commencement of operations of the Company.  As of March 29, 2001, approximately $50,000 of such expenses were incurred.  If the offering is successful, the deferred registration costs will be charged against the member’s equity of USA Capital Realty Advisors, LLC.  If the offering is not successful, the deferred registration costs will be charged to expense.

Note 3. Initial Capitalization

In addition to the payment of organization and deferred registration costs, USA Capital Realty Advisors, LLC, invested $50,000 in capital.

Note 4. Related Party Transactions

As mentioned in Note 2, USA Capital Realty Advisors, LLC  is responsible for funding these costs. These costs are being contributed by the managing member as additional capital without any additional ownership interest in the Fund.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

          The expenses incurred, and estimated to be incurred, in connection with this offering are as follows:

Securities and Exchange Commission Registration Fee	$ 25,000
Blue Sky Fees	30,000
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	200,000
Printing Fees and Expenses	30,000
Mailing	20,000
Miscellaneous	30,000
Total	$ 350,000

Item 32.  Sales to Special Parties

          Not applicable.

Item 33.  Recent Sales of Unregistered Securities

          In March 2001, we issued 10 limited-liability company units to USA Capital Realty Advisors, LLC, our manager.  The transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34.  Indemnification of Directors and Officers

          Indemnification of our manager and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section 3.6 of our operating agreement, which is included as Exhibit A to the prospectus.

Item 35.  Treatment of Proceeds from Stock Being Registered

          Not applicable.

Item 36.  Financial Statements and Exhibits

          a.       Financial Statements:

          See “Index to Financial Statements” and the financial statements appearing thereafter in Part I of this registration statement.

          b.       Exhibits:

          See exhibits listed on the Exhibit Index following the signature page of the Form S-11 which is incorporated herein by reference.

Item 37.  Undertakings

          The undersigned registrant hereby undertakes:

          (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)       to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

          (ii)      to reflect in any such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)      That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3)      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on April 20, 2001.

USA Capital First Trust Deed Fund, LLC
By:	USA Capital Realty Advisors, LLC, its sole manager

	By:	USA Investment Partners, LLC, its sole manager

		By:	USA Commercial Mortgage Company, its sole manager

By: /s/ Thomas A. Hantges
Thomas A. Hantges
Chief Executive Officer

POWER OF ATTORNEY

          Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas A. Hantges and Joseph D. Milanowski, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and  purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Thomas A. Hantges Thomas A. Hantges	Director and Chief Executive Officer (Principal Executive Officer) of USA Commercial Mortgage Company, the Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	April 20, 2001

/s/ Joseph D. Milanowski Joseph D. Milanowski
	Director, President and Chief Operating Officer (Principal Accounting Officer) of USA Commercial Mortgage Company, the Manager of USA Investment Partners, LLC, the Manager of USA Capital Realty Advisors, LLC	April 20, 2001

EXHIBIT INDEX

Exhibit Number	Exhibit Name	Page
3.1	Articles of Organization	___
3.2	Operating Agreement (included as Exhibit A to the prospectus)	–
4.1	Subscription Agreement and Power of Attorney (included as Exhibit B to the prospectus)	–
5.1	Opinion of Kummer Kaempfer Bonner & Renshaw, with respect to the legality of the units	**
8.1	Opinion of Beadle, McBride & Reeves LLP, with respect to federal income tax matters	**
23.1	Consent of Kummer Kaempfer Bonner & Renshaw (contained in Exhibit 5.1)	**
23.2	Consent of Beadle, McBride & Reeves LLP (contained in Exhibit 8.1)	**

**	= To be filed by amendment.